Exhibit 10.11

EXECUTION VERSION

AQUA VENTURES HOLDINGS CURAÇAO N.V.

$35,000,000

CREDIT AGREEMENT

Dated as of June 18, 2015

CITIBANK, N.A.,

as Administrative Agent

i

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

SCHEDULES

Schedule 1	Agent’s Account; Lending Offices; Notices
Schedule 2	Commitments
Schedule 3	Liens
Schedule 4	Unrestricted Subsidiaries
Schedule 5	Litigation
Schedule 6	Capital Structure
Schedule 7	Liabilities
Schedule 8	Indebtedness
Schedule 9	Burdensome Agreements
Schedule 10	Equity Holders

EXHIBITS

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Guaranty
Exhibit D	Form of Notice of Borrowing
Exhibit E-1	U.S. Tax Compliance Certificate of Foreign Lender
Exhibit E-2	U.S. Tax Compliance Certificate of Foreign Lender
Exhibit E-3	U.S. Tax Compliance Certificate of Foreign Lender
Exhibit E-4	U.S. Tax Compliance Certificate of Foreign Lender

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”), dated as of June 18, 2015, is made among Aqua Ventures Holdings Curaçao N.V., a Curaçao limited liability company having its corporate seat in Curaçao and its registered office at Emancipatie Boulevard 31, and registered in the Commercial Register of the Chamber of Commerce of Curaçao under number 131676 (the “Borrower”), the Guarantors listed on the signature pages of this Agreement, the financial institutions listed on the signature pages of this Agreement under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”) and Citibank, N.A. as administrative agent for the Lenders hereunder (in such capacity, the “Agent”).

The Borrower has requested the Lenders to make term loans to the Borrower in an aggregate principal amount of up to $35,000,000.  The Lenders are severally willing to make such loans to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

Accordingly, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01          Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Acquisition” means the acquisition by the Buyer of the Target pursuant to the Acquisition Documents.

“Acquisition Documents” means the Purchase Agreement and each related document executed in connection therewith, including any related financing documents or amendments to financing documents (whether entered into on the date of the Purchase Agreement or thereafter in accordance with the Purchase Agreement).

“Act” has the meaning set forth in Section 13.23.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” has the meaning set forth in the recital of parties to this Agreement.

“Agent Parties” has the meaning set forth in Section 13.02(d)(ii).

“Agent’s Account” means the account of the Agent set forth on Schedule 1 or such other account as the Agent from time to time shall designate in a written notice to the Borrower and the Lenders.

“Agreement” has the meaning set forth in the recitals to this Agreement.

“Applicable Amount” means the sum (such sum and each of the following components to be calculated in each quarterly Compliance Certificate) of (A) $47,300,000 as set forth in the Compliance Certificate delivered pursuant to Section 7.01(d)(iv), plus (B) the proceeds of equity investments in the Parent Guarantor after the Closing Date (excluding proceeds of equity investments that are included in a Cure Amount), plus (C) the Applicable Percentage of the difference (if positive) for each fiscal year after the Closing Date between (x) Holdco Cash Flow for such fiscal year and (y) total interest expense and fees of the Borrower under the Facility for such fiscal year, minus (D) the amount of any payments made under performance guarantees permitted by Section 10.01(i) of the obligations of any Unrestricted Subsidiary, minus (E) the amount of any Investments made under clause (h) of Section 10.06 with the Applicable Amount; provided that (i) to the extent that any Unrestricted Subsidiary is designated as a Restricted Subsidiary after the Closing Date, any amounts previously invested in such Subsidiary in reliance on clause (h) of Section 10.06 shall be added back to the above as applicable, without duplication, and (ii) if any Event of Default exists at the time of such Investment or would result from any such Investment, the Applicable Amount shall not include amounts under sub-clause (C) and only 50% of amounts under sub-clause (A).

“Applicable Margin” means, as of any date, a percentage per annum determined by reference to the applicable Consolidated Leverage Ratio applicable on such date as set forth below:

Level	Consolidated Leverage Ratio	Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Base Rate Loans
I	< 3.75	7.50%	6.50%
II	>= 3.75 but < 4.25	8.00%	7.00%
III	> =4.25	8.50%	7.50%

The Applicable Margin for each (i) Base Rate Loan shall be determined by reference to the Consolidated Leverage Ratio in effect from time to time (based on the most recent financial statements (and the related Compliance Certificate) received by the Administrative Agent in accordance with Section 9.01(a) or (b)), and (ii) Eurodollar Rate Loan shall be determined by reference to the Consolidated Leverage Ratio in effect on the first day of each Interest Period for such Loan (based on the most recent financial statements (and the related Compliance Certificate) received by the Administrative Agent in accordance with Section 9.01(a) or (b)); provided, however, that no adjustment in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 9.01(a) or (b) and the related Compliance Certificate demonstrating such Consolidated Leverage Ratio; provided, further that if the required financial statements or the Compliance Certificate are not delivered within the time periods specified in Section 9.01, then until the date that is three Business Days after the date on which such financial statements are delivered, the Applicable Margin shall be the highest percentage set forth in the applicable column of the grid.  The Applicable Margin on the Closing Date until the date on which the financial statements and Compliance Certificate for the first fiscal quarter following the Closing Date are required to be delivered by Section 9.01 shall be Level II.

“Applicable Percentage” means 50% (provided that with respect to each fiscal year ending after the Closing Date for which the Borrower has delivered financial statements pursuant to Section 9.01(a) or (b), the Applicable Percentage shall be 75% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 3.5 to 1.00 but greater than or equal to 2.5 to 1.00, and be 100% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 2.5 to 1.00).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required hereby), and accepted by the Agent, in substantially the form of Exhibit A or any other form approved by the Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“AVH” means AquaVenture Holdings LLC, a Delaware limited liability company.

“AVH Note” means the Intercompany Note dated June 4, 2015 issued by the Borrower to AVH.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate for such day (the “Citibank Base Rate”) and (b) the Federal Funds Rate in effect on such day plus ½ of 1%.  Any change in the Base Rate due to a change in the Citibank Base Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Citibank Base Rate or the Federal Funds Rate, respectively.  Each change in the Citibank Base Rate shall be effective from and including the date such change is publicly announced as being effective.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the definition of “Base Rate”.

“Borrower” has the meaning set forth in the recital of parties to this Agreement.

“Borrowing” means a borrowing consisting of simultaneous Loans, made at any one time by the Borrower from the Lenders pursuant to Article II.

“Business Day” means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in New York, New York and, if such day relates to any Loan, means any such day that is also a London Banking Day.

“Buyer” means AquaVenture Water Corporation, a British Virgin Islands business company with registration number 1449524.

“BVI Holdco” means AquaVenture Capital Limited, a British Virgin Island limited liability company.

“Capital Lease” means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease in respect of which such Person is liable as lessee.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following that occurs after the date hereof:

(a)           (i) before an IPO and if no Restructuring Parent is organized, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Permitted Holders or a “group” that includes only Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of more than 50% of the equity securities of the Parent Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Parent Guarantor on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right) (collectively, “Voting Stock”) or (ii) before an IPO and if a Restructuring Parent is organized, (x) any “person” or “group”, other than the Permitted Holders or a “group” that includes only Permitted Holders, shall become the “beneficial owner” of more than 50% of the Voting Stock of the Restructuring Parent or (y) the Restructuring Parent shall cease to own, directly or indirectly, 100% of the equity securities of the Parent Guarantor; or

(b)           (i) after an IPO and if no Restructuring Parent is organized, any “person” or “group”, other than the Permitted Holders or a “group” that includes only Permitted Holders, shall become the “beneficial owner” of more than 35% of the Voting Stock of the Parent Guarantor or (ii) after an IPO and if a Restructuring Parent is organized, (x) any “person” or “group”, other than the Permitted Holders or a “group” that includes only Permitted Holders, shall become the “beneficial owner” of more than 35% of the Voting Stock of the Restructuring Parent or (y) the Restructuring Parent shall cease to own, directly or indirectly, 100% of the equity securities of the Parent Guarantor; or

(c)           during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent Guarantor cease to be individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(d)           the Parent Guarantor shall cease to own, directly or indirectly, 100% of the equity securities of any other Holdco Guarantor or the Borrower.

For the avoidance of doubt, a “Change of Control” under clause (a) or (b) shall not be deemed to have occurred upon consummation of a Permitted Restructuring Change that results in the Parent Guarantor becoming a direct or indirect wholly owned Subsidiary of one or more Restructuring Parents so long as the ownership of the topmost Restructuring Parent does not result in a “Change of Control” under clause (a) or (b).  For the purposes of the definition of “Change of Control”, no Person who is a director, manager or officer of a Permitted Holder shall be, or shall be deemed to be, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of the Voting Stock of the Parent Guarantor or Restructuring Parent (as applicable) held by any Permitted Holder of which such Person is a director, manager or officer.

“Closing Date” means the date on which all conditions precedent set forth in Section 7.01 are satisfied or waived in accordance with Section 13.01.

“Collateral” means the property described in the Collateral Documents, and all other property now existing or hereafter acquired which may at any time be or become subject to a Lien in favor of the Agent or the Lenders pursuant to the Collateral Documents or otherwise, securing the payment and performance of the Obligations.

“Collateral Documents” means each agreement pursuant to which any Credit Party or any other Person provides a Lien on any of its assets in favor of the Lenders or the Agent for the benefit of the Lenders to secure the Obligations and all financing statements, assignments, acknowledgments and other filings, documents and agreements made or delivered pursuant thereto.

“Commitment” means the Term A Loan Commitment and the Delayed Draw Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.)

“Competitor” means any Person that is primarily engaged in business operations that are substantially similar to the Permitted Business or having the primary business of supplying or leasing water coolers.

“Compliance Certificate” means a certificate of a Responsible Officer of the Borrower, in substantially the form of Exhibit B, with such changes thereto as the Agent or any Lender may from time to time reasonably request.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Parent Guarantor on a consolidated basis but excluding Unrestricted Subsidiaries and Joint Ventures, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Parent Guarantor and the Restricted Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) reasonable fees and expenses of the Parent Guarantor and the Restricted Subsidiaries incurred in connection with this Agreement, each of the other Loan Documents and the Acquisition, (v) reasonable fees and expenses of the Parent Guarantor and the Restricted Subsidiaries incurred in connection with consummated Permitted Acquisitions and unconsummated acquisitions (provided that no more than $5,000,000 shall be added back in any fiscal year), (vi) employee severance costs and recruiting expenses of the Parent Guarantor and the Restricted Subsidiaries in an aggregate amount not to exceed $1,000,000 in any fiscal year, (vii) expenses of the Parent Guarantor and the Restricted Subsidiaries to the extent such expenses are paid by insurance policies or third parties (and such expenses would otherwise be included as expenses in the calculation of Consolidated Net Income and not otherwise added back to Consolidated EBITDA), (viii) proceeds of business interruption insurance (to the extent not otherwise included in Consolidated EBITDA), (ix) reasonable costs and expenses of the Parent Guarantor and the Restricted Subsidiaries in connection with an IPO, in an aggregate amount not to exceed $3,000,000, (x) non-cash charges or expenses in connection with stock or equity compensation or deferred compensation, (xi) non-cash charges or expenses in connection with asset retirement obligations or the write off of inventory or fixed assets (provided that to the extent such Person elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), (xii) all non-cash losses, charges or expenditures due to the application of FASB ASC 350 regarding impairment of good will and other general intangibles, (xiii) other non-recurring expenses of the Parent Guarantor and the Restricted Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (xiv) cash amounts actually received by the Borrower, a Holdco Guarantor or a Restricted Subsidiary from, or amounts reimbursed by, any Unrestricted Subsidiary or Joint Venture (including, without duplication, cash amounts actually received within fifteen (15) days following the end of such period), and (xv) the aggregate amount invoiced during such period in accordance with water sale agreements to the extent that such invoiced amounts are treated as deferred revenue under GAAP and are not otherwise included in calculating Consolidated Net Income for such period and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Parent Guarantor and the Restricted Subsidiaries for such period, (ii) all non-cash gains increasing Consolidated Net Income for such period, and (iii) the aggregate amount that was recognized in prior periods in accordance with (a)(xv) above.

“Consolidated Interest Expense” means, for any period, interest expense (including that attributable to Capital Leases) of the Parent Guarantor on a consolidated basis but excluding

Unrestricted Subsidiaries and Joint Ventures, including all commissions, discounts and other fees and charges owed with respect to standby letters of credit, as determined in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income of the Parent Guarantor on a consolidated basis but excluding Unrestricted Subsidiaries and Joint Ventures for such period (excluding extraordinary gains and extraordinary losses), as determined in accordance with GAAP.

“Consolidated Leverage Ratio” means, at any date of determination, with respect to the Parent Guarantor on a consolidated basis but excluding Unrestricted Subsidiaries and Joint Ventures, the ratio of (a) the difference of (i) the aggregate principal amount of all Indebtedness of the Parent Guarantor and the Restricted Subsidiaries outstanding at such date, in the amount that would be reflected on a balance sheet prepared at such date determined in accordance with GAAP minus (ii) the amount of cash of the Parent Guarantor and the Restricted Subsidiaries on deposit in debt service reserve accounts or similar accounts on such date which is dedicated to payment of such Indebtedness and which is subject to restrictions against access by the Parent Guarantor and the Restricted Subsidiaries minus (iii) Net Cash Proceeds at such date which have not yet been reinvested but for which the Borrower has notified the Lenders will be reinvested as permitted pursuant to Section 4.03(b), or which are not Net Cash Proceeds pursuant to the last sentence of Section 4.03(b) to (b) Consolidated EBITDA for the most recently completed Reference Period prior to such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Parties” means the Borrower and the Guarantors.

“Cure Amount” has the meaning set forth in Section 10.13(c).

“Cure Event” has the meaning set forth in Section 10.13(c).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an Event of Default or an event or condition which with notice or lapse of time or both would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 6.06(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent demonstrable error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 6.06(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Delayed Draw Term Loan Commitment” means, when used with reference to any Lender at the time any determination thereof is to be made, the amount set forth opposite the name of such Lender on Schedule 2 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto under the column “Delayed Draw Term Loan Commitment,” as from time to time reduced pursuant to Section 4.01.

“Delayed Draw Term Loan Commitment Expiration Date” means March 18, 2016.

“Delayed Draw Term Loans” has the meaning set forth in Section 2.01(b).

“Disqualified Institution” means (a) persons identified in writing by the Borrower to the Agent prior to the Closing Date as a disqualified institution or (b) a Competitor.

“Disqualified Stock” means any equity interest that, by its terms (or by the terms of any security or other equity interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other equity interests that would constitute Disqualified Stock, in each case, prior to the date that is six months after the Maturity Date.

“Dollars” and the sign “$” each means lawful money of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.09(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.09(b)(iii)).

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent Guarantor within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a “reportable event” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan; (b) the withdrawal of the Parent Guarantor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent Guarantor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon  the Parent Guarantor or any ERISA Affiliate.

“ERISA Funding Rules” means the rules regarding minimum required contributions (including any installment payment thereof) to Pension Plans, as set forth in Section 412 of the Internal Revenue Code and Section 302 of ERISA, with respect to Plan Years ending prior to the effective date of the Pension Protection Act of 2006, and thereafter, as set forth in Sections 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Eurodollar Rate” means, for each Interest Period, the higher of (a) one percent per annum and (b) an interest rate per annum equal to the ICE Benchmark Administration LIBOR Rate (“ICE LIBOR”) appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Screen, or any successor to or substitute for such Screen, providing rate quotations comparable to those currently provided on such page of such Screen, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the

London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period; provided that in the event that such rate is not available at such time for any reason, then “ICE LIBOR” for such Interest Period shall be the rate at which deposits in Dollars for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the definition of “Eurodollar Rate”.

“Event of Default” has the meaning set forth in Section 11.01.

“Excluded Swap Obligations” means with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty Obligation of such Guarantor with respect to, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time such Guaranty Obligation of such Guarantor, or the grant by such Guarantor of such Lien, becomes effective with respect to such Swap Obligation.  If such a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty Obligation or Lien is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.08) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 6.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 6.03(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Expense and Indemnity Letter” means the Expense and Indemnity Letter between the Borrower and Citigroup Global Markets Inc. dated as of April 14, 2015.

“Facility” means the Commitments and the Loans made thereunder.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%), as determined by the Agent, equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for any day of determination (or if such day of determination is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter between the Borrower and the Agent dated as of the date hereof.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the U.S. as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means (a) each of the Holdco Guarantors, (b) the Subsidiary Guarantors and (c) any other Person at any time providing a Guaranty in favor of the Agent and the Lenders with respect to the Obligations.

“Guarantor Documents” means each Guaranty and all other documents, agreements and instruments delivered to the Agent and the Lenders under or in connection with such Guaranty.

“Guaranty” means (a) a Guaranty in substantially the form of Exhibit C, executed by the Holdco Guarantors and the Subsidiary Guarantors in favor of the Agent and the Lenders with respect to the Obligations, and (b) any other guaranty at any time made by any other Guarantor in favor of the Agent and the Lenders with respect to the Obligations, whether by execution of a joinder to any Guaranty described in the foregoing clause (a) or otherwise.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any (a) obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (ii) to advance or provide funds (A) for the payment or discharge of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) in connection with any synthetic lease or other similar off balance sheet lease transaction, or (v) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, and (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Substances” means any explosive or radioactive substances or wastes and any toxic or hazardous substances, materials, wastes, contaminants or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances defined or listed as “hazardous substances,” “hazardous materials,” “hazardous wastes” or “toxic substances” (or similarly identified), regulated under or forming the basis for liability under any applicable Environmental Law.

“Holdco Cash Flow” means, for any period, the sum of (a) cash flow from operations of the Parent Guarantor on a consolidated basis but excluding Unrestricted Subsidiaries and Joint Ventures other than for cash amounts actually received by the Borrower, a Holdco Guarantor or a Restricted Subsidiary from any Unrestricted Subsidiary or Joint Venture, as determined in accordance with GAAP less (b) any portion of such consolidated cash flow not able to be distributed to the Borrower or a Holdco Guarantor (with any such restrictions on distributions to be noted in the Compliance Certificate for such period), less (c) any portion of such consolidated cash flow not generated in the ordinary course of business, less (d) any payment or repayment by the Parent Guarantor or any Restricted Subsidiary of Indebtedness other than the Facility during such period, less (e) all distributions made by the Parent Guarantor during such period, less (f)

capitalized interest of the Parent Guarantor or any Restricted Subsidiary during such period (to the extent paid in cash and not otherwise included in the calculation of consolidated cash flow from operations), plus (g) interest and fees payable under the Facility during such period (to the extent included in consolidated cash flow from operations), less (h) capital expenditures of the Parent Guarantor or any Restricted Subsidiary to the extent used to maintain existing properties.  The calculation of Holdco Cash Flow shall be made in accordance with Exhibit B.

“Holdco Interest Coverage Ratio” means, for any Reference Period, the ratio of (a) Holdco Cash Flow for such Reference Period to (b) the total interest expense and fees of the Borrower under the Facility for such Reference Period.

“Holdco Guarantors” means each of the Parent Guarantor, Seven Seas and BVI Holdco.

“Indebtedness” means, for any Person:  (a) all indebtedness or other obligations of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services other than (i) trade payables incurred in the ordinary course of business and not past due for more than 91 days after the date on which each such trade payable was created and (ii) any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person in accordance with GAAP; (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations under Capital Leases and Synthetic Lease Obligations other than water purchase agreements and other similar contractual agreements that are treated as Capital Leases on the balance sheet of such Person in accordance with GAAP; (f) all reimbursement or other obligations of such Person under or in respect of letters of credit and bankers acceptances, and all net obligations in respect of Swap Contracts in an amount equal to the Swap Termination Values thereof; (g) all reimbursement or other obligations of such Person in respect of any bank guaranties, shipside bonds, surety bonds and similar instruments issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (h) all Guaranty Obligations; (i) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Stock; and (j) all indebtedness of another Person secured by any Lien upon or in property owned by the Person for whom Indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person; provided that if such Person has not assumed or become liable for the payment of such obligation, the amount of such Indebtedness shall be limited to the lesser of (i) the principal amount of the obligations being secured and (ii) the fair market value of the encumbered property.  For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 13.04(b)

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under Debtor Relief Laws.

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement dated as of June 18, 2015 among the Credit Parties, certain Restricted Subsidiaries and the Agent.

“Interest Payment Date” has the meaning set forth in Section 3.01(c).

“Interest Period” means the period determined in accordance with Section 3.01(b) applicable thereto.

“Intermediate Parent” means an entity that is wholly owned, directly or indirectly, by the Parent Guarantor that owns, directly or indirectly, 100% of the Borrower.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“IPO” means an initial public offering of the Parent Guarantor or Restructuring Parent.

“IRS” means the Internal Revenue Service, or any successor thereto.

“Investments” has the meaning set forth in Section 10.06.

“Joint Venture” means a Person in which the Parent Guarantor or any of the Restricted Subsidiaries has made an Investment permitted by Section 10.06 and such Person is not a Subsidiary of the Parent Guarantor.

“Lender” and “Lenders” each has the meaning set forth in the recital of parties to this Agreement.

“Lending Office” has the meaning set forth in Section 2.04.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement in the nature of a security interest (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Fee Letter, the Intercompany Subordination Agreement, any Guaranty, any Guarantor Documents, any Subordination Agreement and all other certificates, documents, agreements and instruments delivered to the Agent and the Lenders under or in connection with this Agreement and the Facility.

“Loans” means Term A Loans, Delayed Draw Term Loans or any combination of the foregoing, as the context may require.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Loss Event” means with respect to any asset of the Parent Guarantor or its Restricted Subsidiaries any of the following:  (i) any loss, destruction or damage of such asset; (ii) any pending or threatened institution of any proceedings for the condemnation or seizure of such asset or of any right of eminent domain; or (iii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such asset, or confiscation of such asset or requisition of the use of such asset.

“Majority Lenders” means, at any time, Lenders holding greater than 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Lenders having at least 50% of the aggregate Commitments; provided that the Commitments of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

“Material Adverse Effect” means any event, matter, condition or circumstance which (a) has or would reasonably be expected to have a material adverse effect on the business, properties, results of operations or financial condition of the Credit Party and their Restricted Subsidiaries taken as a whole, (b) would materially impair the ability of the Credit Parties, taken as a whole, to perform or observe their obligations under or in respect of the Loan Documents, or (c) adversely affects the legality, validity, binding effect or enforceability of any of the Loan Documents or the perfection or priority of any Lien granted to the Lenders or the Agent for the benefit of the Lenders under any of the Collateral Documents.

“Material Contract” with respect to any Person, means each contract to which such Person is a party that is material to the business, condition (financial or otherwise), operations, performance or properties of such Person.

“Maturity Date” means June 18, 2019.

“Maximum Delayed Draw Term Loan Amount” has the meaning set forth in Section 2.01(b).

“Maximum Rate” has the meaning set forth in Section 3.05.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Parent Guarantor or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Parent Guarantor or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Net Cash Proceeds” means, when used in respect of any sale of assets of a Person or any Loss Event, the cash proceeds (including any such proceeds actually received from deferred payments), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be reserved for indemnification, adjustment of purchase price or similar obligations pursuant to the agreements governing such asset sale, amounts required to be applied to the repayment of indebtedness secured by a Lien permitted under the Loan Documents on any asset that is the subject of such asset sale or Loss Event and other customary fees and expenses actually incurred in connection therewith and net of taxes paid (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any tax distributions payable by the Parent Guarantor pursuant to Section 3.4 of the Operating Agreement in connection with income attributable to such sale of assets.

“New Topco” means a new entity that is organized under the laws of a Permitted Jurisdiction, which after giving effect to the relevant Permitted Restructuring Changes owns, directly or indirectly (through one or more of its wholly owned Subsidiaries), all of the assets of AVH immediately prior to giving effect to the Permitted Restructuring Changes (including 100% of the equity securities of the Borrower) (provided that cash may be retained by AVH to pay for taxes, fees and expenses of AVH in amounts permitted pursuant to the definition of Permitted Restructuring Changes).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 13.01 and (b) has been approved by the Majority Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-U.S. Credit Party” means a Credit Party who is not organization under the laws of the jurisdiction of the United States or any State thereof.

“Notes” has the meaning set forth in Section 2.05(a).

“Notice of Borrowing” has the meaning set forth in Section 2.02(a).

“Obligations” means the indebtedness, liabilities and other obligations of the Credit Parties to the Agent or any Lender under or in connection with the Loan Documents, including all Loans, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by the Borrower to the Agent or any Lender hereunder or in connection herewith, whether now or hereafter existing or arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined; provided, however, that the definition of “Obligations” shall not create any guarantee by any Guarantor of (or grant of Lien by any

Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“O&M Agreements” means the O&M Novation and the O&M Direct Novation (each, as defined in the Purchase Agreement as in effect on the date hereof).

“Operating Agreement” means the Parent Guarantor’s Fourth Amended and Restated Limited Liability Company Agreement (as amended, restated, amended and restated, or modified or supplemented from time to time, in accordance with this Agreement).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutional documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the articles of formation and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the applicable Governmental Authority in the jurisdiction of its formation, in each case as amended from time to time.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.08).

“Parent Guarantor” means AVH, except that from and after the occurrence of any Permitted Restructuring Changes described in either clause (c) or (d) of the definition thereof, the “Parent Guarantor” shall instead be New Topco.

“Participant” has the meaning set forth in Section 13.09(d).

“Participant Register” has the meaning set forth in Section 13.09(d).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Parent Guarantor and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Acquisition” means the purchase or acquisition (whether in one or a series of related transactions) by any Person of (a) more than 50% of the equity interests with ordinary voting power of another Person or (b) all or substantially all of the property of another Person or division or line of business or business unit of another Person, whether or not involving a merger or consolidation with such Person; provided that (i) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result from such purchase or acquisition, (ii) at the time thereof and after giving effect thereto, the Borrower is in compliance with Section 10.13 on a pro forma basis, (iii) not less than five Business Days prior to the consummation of such proposed acquisition, the Borrower shall deliver to the Agent, a certificate of a Responsible Officer of the Borrower setting forth in reasonable detail calculations demonstrating compliance with the conditions set forth in clause (ii) above and (iv) such acquisition or purchase is consummated on a non-hostile basis.

“Permitted Business” means the development, construction, operation, maintenance, ownership and marketing of desalination, waste water treatment and water reuse projects.

“Permitted Cash Equivalent Investments” means (i) securities issued by, or directly, unconditionally and fully guaranteed or insured by, the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person, (ii) securities issued by, or directly, unconditionally and fully guaranteed or insured by, any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any foreign government in which a Credit Party or any Restricted Subsidiary operates maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iii) time deposits, certificates of deposit or bankers’ acceptances of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia or any United States branch of a foreign bank having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933) or, in the case of any Person that is not organized under the laws of the United States or any State thereof, a local branch of a foreign bank meeting these qualifications in the jurisdiction in which such Person operates, with maturities of not more than one year from the date of acquisition by such Person, (iv) commercial paper issued by any Person rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv), and (vi) demand deposit accounts maintained in the ordinary course of business.

“Permitted Holders” means (i) Element Partners and its Affiliates, and investment partnerships or funds affiliated with, or managed by, Element Partners and its Affiliates (including, as of the date hereof, Element Partners II, L.P., Element Partners II Intrafund, L.P., Element Partners II-A, L.P., DFJ Element, L.P. and DFJ Element Intrafund, L.P.), (ii) Virgin Green Fund and its Affiliates, and investment partnerships or funds affiliated with, or managed by, Virgin Green Fund and its Affiliates (including, as of the date hereof, Virgin Green Fund I, L.P.), (iii) Virgin Group Holdings Limited and its Affiliates, (iv) Douglas R. Brown and investment partnerships or funds affiliated with, or managed by, Douglas R. Brown (including, as of the date hereof, DRB Pure Water Solutions LLC, DRB Pure Water Solutions II LLC, DRB Pure Water Solutions III LLC and DRB Pure Water Solutions IV LLC), (v) whenever the Permitted Holders described in clauses (i) through (iv), inclusive, of this definition of Permitted Holders own, directly or indirectly, more than 50% of the Voting Stock of Quench USA Holdings LLC, Quench USA Holdings LLC, and (vi) whenever the Permitted Holders described in clauses (i) through (v), inclusive, of this definition of Permitted Holders own, directly or indirectly, more than 50% of the Voting Stock of AVH, AVH.

“Permitted Jurisdiction” means any of the United States of America or any State thereof, the District of Columbia, the Netherlands, Ireland, Switzerland, Curaçao, the Cayman Islands or any other jurisdiction reasonably acceptable to the Agent (such acceptance not to be unreasonably withheld, delayed or conditioned).

“Permitted Liens” means:

(a)                                  Liens in favor of the Lenders or the Agent to secure the Obligations;

(b)                                 Liens on assets of the Restricted Subsidiaries (other than Collateral) securing Indebtedness permitted pursuant to Section 10.01.

(c)                                  the existing Liens listed in Schedule 3 or incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by such existing Liens; provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase unless permitted by Section 10.01;

(d)                                 Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP;

(e)                                  Liens of materialmen, mechanics, warehousemen, carriers or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings which are adequately reserved for in accordance with GAAP and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture of title thereto;

(f)                                    Liens consisting of deposits or pledges to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases (other than Capital Leases), public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA);

(g)                                 easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto;

(h)                                 statutory landlord’s Liens under leases to which the Borrower or any of its Restricted Subsidiaries is a party;

(i)                                     Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access, and (ii) such deposit account is not intended to provide collateral to the depository institution;

(j)                                    Liens (including judgment Liens) arising in connection with legal proceedings not constituting an Event of Default under Section 11.01(h);

(k)                                 Liens securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Parent Guarantor or a Restricted Subsidiary;

(l)                                     the filing of precautionary UCC financing statements;

(m)                               grants of technology licenses in the ordinary course of business; and

(n)                                 Liens on the equity interests in an Unrestricted Subsidiary, Joint Venture or a Project Subsidiary securing Indebtedness of such Unrestricted Subsidiary, Joint Venture or Project Subsidiary permitted hereby.

“Permitted Restructuring Changes” means any of the following: (a) the redomiciliation of AVH under the laws of any Permitted Jurisdiction, (b) the merger of AVH with a direct or indirect wholly owned Subsidiary of AVH organized in a Permitted Jurisdiction, with AVH being the surviving entity of such merger, (c) the merger of AVH with New Topco or a direct or indirect wholly owned Subsidiary of New Topco organized in a Permitted Jurisdiction, with New Topco or such wholly owned Subsidiary of New Topco being the surviving entity of such merger, or (d) the transfer of all of the assets of AVH to New Topco or a direct or indirect wholly owned Subsidiary of New Topco organized in a Permitted Jurisdiction (provided that (i) up to $5,000,000 of cash may be retained by AVH to pay for taxes, fees and expenses of AVH incurred and (ii) if the aggregate amount retained exceeds $3,000,000, the Borrower shall provide the Agent a good faith estimate of taxes, fees and expenses to be paid with such excess, such estimate to be acceptable to the Agent in its reasonable judgment); provided that the following conditions have been satisfied to the satisfaction of the Agent:

(i) at least fifteen (15) Business Days’ prior written notice thereof shall have been provided to the Agent (or such shorter period as the Agent shall determine in its sole discretion), together with such information with respect thereto as the Agent shall reasonably request;

(ii) the Agent shall have received copies of all approvals and consents (including from shareholders, governmental authorities and third parties) as shall be necessary to consummate such transaction;

(iii) the Agent shall have received copies of all documents necessary to effectuate such transaction;

(iv) the Agent shall have received evidence of the consummation of such transaction;

(v) the Agent shall have received such corporate authority documents, certificates and legal opinions as the Agent shall reasonably request in connection with such transaction and the Loan Documents entered into in connection with such transaction;

(vi) in the case of a transaction described in clause (a) or (b), the Agent shall have received evidence that the assets and liabilities of AVH have not been transferred as part of the redomiciliation or merger, as applicable;

(vii) in the case of a transaction described in clause (c), the Agent shall have received evidence that the surviving entity of such merger shall have assumed the obligations of AVH (including its obligations under the Loan Documents) pursuant to an agreement in form and substance satisfactory to the Agent;

(viii) in the case of a transaction described in clause (d), the Agent shall have received evidence that the transferee shall have assumed the obligations of AVH (including its obligations under the Loan Documents) pursuant to an agreement in form and substance satisfactory to the Agent and, automatically upon such assumption, the obligations of AVH under the Loan Documents shall be hereby released without any further action on the part of any Person; and

(ix) the Agent shall have received evidence that it has a first priority perfected security interest in the Collateral of the Parent Guarantor (including, as applicable in the case of a transaction described in clauses (c) and (d), the surviving entity or transferee as successor to AVH).

For the avoidance of doubt, Permitted Restructuring Changes may not involve any merger of the Borrower, Seven Seas, Quench or any of their respective Subsidiaries with another entity or the transfer of assets of the Borrower, Seven Seas, Quench or any of their respective Subsidiaries.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Parent Guarantor or any ERISA Affiliate or any such Plan to which the Parent Guarantor rower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning set forth in Section 13.02(d)(i).

“Project Holding Company” means a Restricted Subsidiary that is not a Project Subsidiary.

“Project Subsidiary” means a Restricted Subsidiary that directly (and not through a subsidiary) develops, constructs, operates, maintains, owns or markets a desalination, waste water treatment or water reuse project.

“Pro Rata Share” means with respect to any Lender, the sum of (a) the percentage (expressed as a decimal and carried out to the ninth decimal place) obtained by dividing (i) the Delayed Draw Term Loan Commitment of such Lender by (ii) the aggregate Delayed Draw Term Loan Commitments of all Lenders plus (b) the percentage (expressed as a decimal and carried out to the ninth decimal place) obtained by dividing (i) the principal amount of such Lender’s Loans by (ii) the aggregate Loans of all Lenders; provided that for purposes of Borrowing Delayed Draw Term Loans and mandatory reductions and termination of Delayed Draw Term Loan Commitments, “Pro Rata Share” shall be calculated pursuant to clause (a) only.

“Purchase Agreement” means the Stock Purchase and Sale Agreement dated as of June 11, 2015 by and between the Buyer, the Seller and Biwater Holdings Limited (solely with respect to Section 6.10 thereof).

“Quench” means Quench USA, Inc., a Delaware corporation.

“Recipient” means the Agent or any Lender, as applicable.

“Reference Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Parent Guarantor on or immediately prior to such date, or, if less than four consecutive fiscal quarters have been completed since the Closing Date, the fiscal quarters that have been completed since such date; provided that for purposes of computing the amount of Consolidated EBITDA, Consolidated Interest Expense, Holdco Cash Flow and interest expense included in the calculation of Consolidated Leverage Ratio and Holdco Interest Coverage Ratio covenant for the Reference Periods ending June 30, 2015, September 30, 2015 and December 31, 2015, such amounts shall be deemed to be (a) for the Reference Period ending June 30, 2015, actual results for the period beginning April 1, 2015 and ending on June 30, 2015 (calculated on a pro forma basis in accordance with Section 1.02(d)) multiplied by four, (b) for the Reference Period ending September 30, 2015, actual results for the period beginning April 1, 2015 and ending on September 30, 2015 (calculated on a pro forma basis in accordance with Section 1.02(d)) multiplied by two and (c) for the Reference Period ending December 31, 2015, actual results for the period beginning April 1, 2015 and ending on December 31, 2015 (calculated on a pro forma basis in accordance with Section 1.02(d)) multiplied by 1.33.

“Register” has the meaning set forth in Section 13.09(c).

“Related Party” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning set forth in Section 12.06(b).

“Resignation Effective Date” has the meaning set forth in Section 12.06(a).

“Responsible Officer” means, with respect to any Person, the chief executive officer, the president, the chief financial officer, the vice president of finance, or the treasurer of such Person, or any other senior officer of such Person having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of any such Person, or any other senior officer of such Person involved principally in the financial administration or controllership function of such Person and having substantially the same authority and responsibility; and solely for purposes of delivery of incumbency certificates pursuant to Section 7.01, the secretary or any assistant secretary of any such Person.  Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Payment” has the meaning set forth in Section 10.07.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor other than Unrestricted Subsidiaries.

“Restructuring Parent” means a Person organized under the laws of a Permitted Jurisdiction that owns, directly or indirectly, 100% of the equity securities of the Parent Guarantor, which may be New Topco.

“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by:  (a) the United States; (b) the United Nations; (c) the European Union (d) the United Kingdom; or (e) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the United States Department of Treasury, the United States Department of State, and Her Majesty’s Treasury.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Seller” means Biwater International Limited, a company incorporated in England and Wales.

“Seller Note” means the Subordinated Promissory Note dated as of June 11, 2015 issued by the Borrower to the Seller.

“Seven Seas” means Seven Seas Water Corporation, a Delaware corporation.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Specified Equity Holders” means (i) Element Partners and its Affiliates, and investment partnerships or funds affiliated with, or managed by, Element Partners and its Affiliates (including, as of the date hereof, Element Partners II, L.P., Element Partners II Intrafund, L.P., Element Partners II-A, L.P.,  DFJ Element, L.P. and DFJ Element Intrafund, L.P.), (ii) Virgin Green Fund and its Affiliates, and investment partnerships or funds affiliated with, or managed by, Virgin Green Fund and its Affiliates (including, as of the date hereof, Virgin Green Fund I, L.P.), (iii) Virgin Group Holdings Limited and its Affiliates, (iv) Douglas R. Brown and investment partnerships or funds affiliated with, or managed by, Douglas R. Brown (including, as of the date hereof, DRB Pure Water Solutions LLC, DRB Pure Water Solutions II LLC, DRB Pure Water Solutions III LLC and DRB Pure Water Solutions IV LLC), (v) investment partnerships or funds affiliated with, or managed by, Advent Morro and its Affiliates (including Guayacan Private Equity Fund Limited Partnership II, Guayacan Private Equity Fund Limited Partnership II-A and Venture Capital Fund, Inc.) and their Affiliates and (vi) investment partnerships or funds affiliated with, or managed by, T. Rowe Price Associates and its Affiliates (including T. Rowe Price Small-Cap Fund, Inc., T. Rowe Price U.S. Equities Trust and T. Rowe Price U.S. Small-Cap Value Equity Trust) and their Affiliates.

“Subordination Agreement” means a subordination agreement with respect to any Subordinated Indebtedness, in form and substance satisfactory to the Agent, including the Intercompany Subordination Agreement.

“Subordinated Indebtedness” means any Indebtedness at any time contractually subordinated to the Obligations in right of payment pursuant to a Subordination Agreement, which Indebtedness shall be in form and substance satisfactory to the Agent.

“Subsidiary” means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Subsidiary Guarantor” means any Subsidiary of the Borrower that executes a Guaranty.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc.,

any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender or any Affiliate of any Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target” means Biwater (BVI) Holdings Limited, (registered number 7890599) a company incorporated in England and Wales whose registered office is at Biwater House, Station Approach, Dorking, Surrey RH4 1TZ, England.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Loan” has the meaning set forth in Section 2.01(a).

“Term A Loan Commitment” means, when used with reference to any Lender at the time any determination thereof is to be made, the amount set forth opposite the name of such Lender on Schedule 2 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto under the column “Term A Loan Commitment.”

“Term A Loan Commitment Percentage” means, as to any Lender, the percentage, if any, set forth opposite such Lender’s name on Schedule 2.

“Threshold Amount” means $5,000,000 (or its equivalent in another currency or other currencies).

“UCC” means the Uniform Commercial Code of the jurisdiction the law of which governs the Loan Document in which such term is used or the attachment, perfection or priority of the Lien on any Collateral.

“Undertaking” means the Undertaking to be entered into by the Borrower in favor of Biwater (BVI) Ltd. in connection with the Borrower entering into the O&M Agreements.

“United States” and “U.S.” each means the United States of America.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Parent Guarantor listed on Schedule 4 or (b) any Subsidiary of the Parent Guarantor that is designated as an Unrestricted Subsidiary by the Parent Guarantor after the Closing Date in a written notice to the Agent and (c) any Subsidiary of any Subsidiary described in clause (a) or (b) above; provided that (i) none of the Borrower, Seven Seas or BVI Holdco may be designated as an Unrestricted Subsidiary, (ii) at the time thereof and after giving effect thereto, the Borrower is in compliance with Section 10.13 on a pro forma basis, (iii) at the time of such designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (iv) no Investments may be made in any such Subsidiary by the Parent Guarantor or any Restricted Subsidiary except to the extent permitted under Section 10.06(h) (it being understood that, if a Subsidiary is designated as an Unrestricted Subsidiary after the Closing Date, the aggregate fair market value of all outstanding Investments owned by the Parent Guarantor and the Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and shall be subject to the limits set forth in Section 10.06(h), as applicable), (v) at no time shall any creditor of any such Subsidiary have any claim (whether pursuant to a Guaranty or otherwise) against the Parent Guarantor or any of the Restricted Subsidiaries in respect of any Indebtedness or other obligation (except for obligations arising by operation of law, including joint and several liability for taxes, ERISA and similar items) of any such Subsidiary, except (x) pursuant to Indebtedness permitted by Section 10.01(i) or (y) for pledges of equity interests of an Unrestricted Subsidiary as described in clause (n) of the definition of Permitted Liens, and (vi) no such Subsidiary shall own any capital stock or other equity interests of, or own or hold any Lien on any property of, the Parent Guarantor or any Restricted Subsidiary.  The Parent Guarantor may revoke the designation of a Subsidiary as an Unrestricted Subsidiary pursuant to a written notice to the Agent so long as, after giving pro forma effect to such revocation, no Default or Event of Default shall have occurred and be continuing or result therefrom.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 6.03(f).

“Withholding Agent” means any Credit Party and the Agent.

Section 1.02                             Accounting Principles.

(a)                                 Accounting Terms.  Unless otherwise defined or the context otherwise requires, all accounting terms not expressly defined herein shall be construed, and all accounting determinations and computations required under the Loan Documents shall be made, in accordance with GAAP, consistently applied.

(b)                                 GAAP Changes.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with

GAAP prior to such change therein and (ii) to the extent a change in GAAP would materially affect the computation of any financial ratio or requirement set forth in any Loan Document (including if such change would cause the Borrower or any other Credit Party to be in default of any such financial ratio or requirement) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)                                  “Fiscal Year” and “Fiscal Quarter”.  References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of the Parent Guarantor.

(d)                                 Pro Forma Calculations.  Whenever pro forma effect or a determination of pro forma compliance with a financial ratio or test is to be given to a specified transaction (i) the pro forma calculations shall be made in good faith by a Responsible Officer of the Borrower and (ii) such financial ratio or test shall be calculated for the most recently ended Reference Period, as specified for the applicable financial ratio or test, for which financials have been delivered pursuant to Section 9.01(a) or (b) as if such specified transaction was consummated on the first day of such Reference Period. Prior to March 31, 2016, the financial covenant levels for March 31, 2016 set forth in Section 10.13 shall be deemed to apply for purposes of all pro forma calculations required by this Agreement.

For the purposes of calculating Consolidated EBITDA and Holdco Cash Flow for any period, (a) if at any time during such period the Parent or any Restricted Subsidiary shall have made any Material Disposition of property, the Consolidated EBITDA attributable to such property shall be deducted from Consolidated EBITDA (if positive) or added to Consolidated EBITDA (if negative) for such period as if such Material Disposition occurred on the first day of such period, (b) if at any time during such period the Parent or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA and Holdco Cash Flow for such period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such period and (c) if at any time during such period any New Project Subsidiary shall either begin operations on a new project within the Permitted Business or expand the operations of an existing project within the Permitted Business, Consolidated EBITDA and Holdco Cash Flow for such period shall be calculated after giving pro forma effect thereto as if such new project began operations or the operations of such existing project were expanded, as the case may be, on the first day of such period.  As used in this definition, “Material Acquisition” means any acquisition (or series of related acquisitions) of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or common stock of a Person and (b) involves consideration paid by the Parent and its Restricted Subsidiaries in excess of $5,000,000; “Material Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or other dispositions) of property for which the Parent or any of its Restricted Subsidiaries received gross proceeds in excess of $5,000,000; and “New Project Subsidiary” shall mean any Project Subsidiary that (i) has either a new project within the Permitted Business or an existing project within the Permitted Business that has expanded operations and such new project or expansion, as the case may be, has been operational for at least one full fiscal quarter, (ii) will earn revenue under a water supply agreement that is for a term of no less than three years and has minimum take or pay volume purchases required at a price denominated in Dollars and (iii) such supply contracts have customary fuel cost pass through and inflation adjustment mechanisms.  All pro forma calculations shall be reasonably acceptable to the Agent and shall include the calculation of revenues for New

Project Subsidiaries at minimum take or pay levels during periods prior to the start of their operation.

Section 1.03                             Interpretation.  In the Loan Documents, except to the extent the context otherwise requires:

(a)                                 Any reference to an Article, a Section, a Schedule or an Exhibit is a reference to an article or section thereof, or a schedule or an exhibit thereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears.

(b)                                 The words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement or any other Loan Document as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears.

(c)                                  The meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined.

(d)                                 The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.”

(e)                                  The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(f)                                   The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(g)                                  References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Loan Documents.

(h)                                 Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(i)                                     References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, supplementing, interpreting or replacing the statute or regulation referred to.

(j)                                    Any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or any other Loan Document.

(k)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(l)                                     The use of a word of any gender shall include each of the masculine, feminine and neuter genders.

ARTICLE II
THE LOANS

Section 2.01                             The Loans.

(a)                                 Term A Loan.  On the terms and subject to the conditions set forth herein, the Lenders severally agree to make a term loan in an original principal amount equal to its Pro Rata Share of $20,000,000 (each, a “Term A Loan”) to Borrower on the Closing Date.  No Lender shall have any obligation to fund any portion of Term A Loan required to be funded by any other Lender, but not so funded.  Amounts repaid or prepaid on the Term A Loan may not be reborrowed.

(b)                                 Delayed Draw Term Loan Commitments.  The Borrower may, by written notice to the Agent, request up to two term loans (each, a “Delayed Draw Term Loan”) on or after the Closing Date until the Delayed Draw Term Loan Commitment Expiration Date.  On the terms and subject to the conditions set forth herein, the Lenders with a Delayed Draw Term Loan Commitment severally agree to make Delayed Draw Term Loans subject to the following conditions:

(i)                                     the maximum aggregate principal amount of the Delayed Draw Term Loans is $15,000,000 (the “Maximum Delayed Draw Term Loan Amount”);

(ii)                                  the aggregate principal amount of each Borrowing of Delayed Draw Term Loans shall be $5,000,000 or a greater amount which is an integral multiple of $1,000,000;

(iii)                               the terms of each Delayed Draw Term Loan shall be identical to the terms applicable to the Term A Loan;

(iv)                              no Lender shall have any obligation to fund any portion of a Delayed Draw Term Loan required to be funded by any other Lender, but not so funded; and

(v)                                 amounts repaid or prepaid on the Delayed Draw Term Loan may not be reborrowed.

Section 2.02                             Procedures for Borrowings.

(a)                                 Notice to the Agent.  Each Borrowing of Loans shall be made on a Business Day upon written notice from the Borrower to the Agent, which notice shall be received by the Agent not later than 11:00 A.M. New York time at least three Business Days prior to the date of such proposed Borrowing. Each such notice, except as provided in Sections 5.01 and 5.04, shall be irrevocable and binding on the Borrower, shall be in substantially the form of Exhibit D (a “Notice of Borrowing”).

(b)                                 Notice to the Lenders.  The Agent shall give each Lender prompt notice in writing of each Borrowing, specifying the information contained in the Notice of Borrowing and such Lender’s Pro Rata Share of the Borrowing.  On the date of each Borrowing, each Lender shall make available such Lender’s Pro Rata Share of such Borrowing, in same day or immediately available funds, to the Agent for the Agent’s Account, not later than 11:00 A.M. New York time.  Upon fulfillment of the applicable conditions set forth in Article VII and after receipt by the Agent of any such funds, the Agent shall make such funds available to the Borrower pursuant to payment instructions agreed to by the Borrower and the Agent with same day or immediately available funds on such Borrowing date. If any Lender makes available to the Agent funds for any Borrowing as provided in this Article II, and such funds are not made available to the Borrower by the Agent because the applicable conditions set forth in Article VII are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

Section 2.03                             Non-Receipt of Funds.  Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender’s Pro Rata Share of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on such date in accordance with Section 2.02(b) and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (a) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing, and (b) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans.  If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent.

Section 2.04                             Lending Offices.  The Loans made by each Lender may be made from and maintained at such offices of such Lender (each a “Lending Office”) as such Lender may from time to time designate (whether or not such office is specified on Schedule 1). Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.05                             Evidence of Indebtedness.

(a)                                 Notes.  As additional evidence of the Indebtedness of the Borrower to each Lender resulting from the Loans made by such Lender, the Borrower shall, if requested by any Lender, execute and deliver for account of each Lender a promissory note in form and substance satisfactory to the Agent, dated the Closing Date, setting forth such Lender’s Term A Loan Commitment or Delayed Draw Term Loan Commitment, respectively, as the maximum principal amount thereof (collectively, the “Notes”).

(b)                                 Recordkeeping.  Each Lender and the Agent shall record in its internal records the date and amount of each Loan made, each relevant Interest Period, the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance of such Loan.  The accounts or records maintained by the Agent and each Lender shall be conclusive absent demonstrable error of the amount of Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of demonstrable error.

ARTICLE III
INTEREST AND FEES

Section 3.01                             Interest.

(a)                                 Interest Rate.  The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full at the following rates:

(i)                                     during such periods as such Loan is a Eurodollar Rate Loan, at a rate per annum equal at all times during each Interest Period for such Loan to the Eurodollar Rate for such Interest Period plus the Applicable Margin; and

(ii)                                  During such periods as such Loan is a Base Rate Loan, at a rate per annum equal at all times to the Base Rate plus the Applicable Margin.

(b)                                 Interest Periods.  The initial and each subsequent Interest Period for the Eurodollar Rate Loans, shall be a period of one, two, three or six months.  The determination of Interest Periods shall be subject to the following provisions:

(i)                                     The Borrower shall select the initial Interest Period for a Eurodollar Rate Loan in the related Notice of Borrowing and thereafter the Borrower shall specify, by written notice received by the Agent not later than 11:00 A.M.  (New York time) three Business Days prior to the end of the then current Interest Period, the duration of the succeeding Interest Period(s) for such Loan (provided that if no such notice is received, the succeeding Interest Period for the applicable Loans shall be one month);

(ii)                                  in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(iii)                               if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(iv)                              no Interest Period shall extend beyond the Maturity Date;

(v)                                 any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the ending calendar month of such Interest Period) shall end on the last Business Day of the ending calendar month of such Interest Period;

(vi)                              there shall be no more than six Interest Periods in effect at any one time.

(c)                                  Interest Payment Dates.  Subject to Section 3.02, interest on the Loans shall be payable in arrears at the following times:   (i) interest on each Eurodollar Rate Loan shall be payable on the last day of each Interest Period for such Loan and at maturity (each, an “Interest Payment Date”); provided that (A) in the case of any such Interest Period which is greater than three months, interest on such Loan shall be payable on each date that is three months, or any integral multiple thereof, after the beginning of such Interest Period, and on the last day of such Interest Period, and (B) if any prepayment is effected other than on the last day of such Interest Period, accrued interest on such Loan shall be due on such prepayment date as to the principal amount of such Loan prepaid, and (ii) interest on each Base Rate Loan shall be payable monthly on the last Business Day in each month, on the date of any prepayment of any such Base Rate Loan, and at maturity.

(d)                                 Notice to the Borrower and the Lenders.  Each determination by the Agent hereunder of a rate of interest and of any change therein in the absence of demonstrable error shall be conclusive and binding on the parties hereto.

Section 3.02                             Default Rate of Interest.  Notwithstanding Section 3.01, during the existence of any Event of Default pursuant to Sections 11.01(a), (e) or (f), the Borrower shall pay interest on the outstanding Obligations at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin plus 2%.  Additionally, during the existence of any other Event of Default (upon the request of the Majority Lenders), the Borrower shall pay interest on the outstanding Obligations at a rate per annum equal to the applicable Eurodollar Rate, as the case may be, plus the Applicable Margin, plus 2% per annum.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

Section 3.03                             Fees.

(a)                                 Unused Delay Draw Commitment Fee.  The Borrower agrees to pay to the Agent for the account of each Lender with a Delayed Draw Term Loan Commitment a commitment fee on the actual daily unused portion of such Lender’s Delayed Draw Term Loan Commitment as in effect from time to time from the Closing Date until the Delayed Draw Term Loan Commitment Expiration Date at the rate of 1.50% per annum, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such date after the Closing Date, and on the earlier of the date such Delayed Draw Term Loan Commitment is terminated hereunder (payable only with respect to the portion terminated) or the Delayed Draw Term Loan Commitment Expiration Date, subject to adjustment as provided in Section 6.06.

(b)                                 Additional Fees.  The Borrower agrees to pay to the Agent such additional fees as set forth in the Fee Letter.

(c)                                  Fees Nonrefundable.  All fees payable under this Section 3.03 shall be nonrefundable.

Section 3.04                             Computations.  All computations of fees and interest hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day or 366-day year).  Notwithstanding the foregoing, if any Loan is repaid on the same day on which it is made, such day shall be included in computing interest on such Loan.

Section 3.05                             Highest Lawful Rate.  Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the applicable interest rate, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other Loan Document, would exceed the maximum rate of interest which may be charged, contracted for, reserved, received or collected by any Lender in connection with this Agreement under applicable law (the “Maximum Rate”), the Borrower shall not be obligated to pay, and such Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Maximum Rate, and during any such period the interest payable hereunder shall be limited to the Maximum Rate.

ARTICLE IV
REDUCTION OF COMMITMENTS;
REPAYMENT; PREPAYMENT

Section 4.01                             Reduction or Termination of the Commitments.

(a)                                 Optional Reduction or Termination.  The Borrower may, upon prior notice to the Agent, terminate in whole or reduce ratably in part, as of the date, and in the amount, specified by the Borrower in such notice, any then unused portion of the Delayed Draw Term Loan Commitment; provided that each partial reduction shall be in a minimum amount of $1,000,000 or a greater amount which is an integral multiple of $1,000,000.

(b)                                 Adjustment of Commitment Fee; No Reinstatement.  From the effective date of any reduction or termination prior to the Maturity Date, the commitment fee payable under Section 3.03(a) shall be computed on the basis of the Delayed Draw Term Loan Commitments as so reduced or terminated.  Once reduced or terminated, the Delayed Draw Term Loan Commitments may not be increased or otherwise reinstated.

Section 4.02                             Repayment of the Loans.  The Borrower shall repay to the Lenders the aggregate principal amount of the Term Loans on the Maturity Date.

Section 4.03                             Prepayments.

(a)                                 Optional Prepayments.  Subject to Section 5.02, the Borrower may, upon prior notice to the Agent not later than the date three Business Days prior to the proposed day of prepayment, prepay the outstanding amount of the Loans in whole or ratably in part, without premium or penalty; provided that the Borrower may not prepay the Loans at any time that a Delayed Draw Term Loan Commitment is outstanding.  Partial prepayments shall be a minimum amount of $1,000,000 or a greater amount which is an integral multiple of $1,000,000 (or, if less, the entire principal amount of the Loans then outstanding).  Each such notice given of any prepayment shall specify the date and amount of the prepayment.  If any such notice is given, the

Borrower shall make such prepayment and the prepayment amount specified in such notice shall be due and payable on the date specified therein, with accrued interest to such date on the amount prepaid.

(b)                                 Mandatory Prepayments.  Within five Business Days of the date of receipt by the Parent Guarantor, the Borrower or a Restricted Subsidiary of Net Cash Proceeds, the Loans shall be prepaid in an amount equal to the amount of such Net Cash Proceeds; provided that, notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Parent Guarantor and the Restricted Subsidiaries may reinvest all or any portion of such Net Cash Proceeds in assets that are used or useful in its business so long as (i) within five Business Days of receipt of Net Cash Proceeds a Responsible Officer of the Borrower shall have delivered written notice to the Agent of the intent to reinvest such Net Cash Proceeds in an amount specified in such notice, (ii) such reinvestment is permitted by Section 10.06 other than Section 10.06(h) and (iii) within 364 days after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (as certified by a Responsible Officer of the Borrower in writing to the Agent); provided further, however, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Loans.  For the purpose of this Section 4.03(b), “Net Cash Proceeds” shall not include the first $15,000,000 of such amounts received after the Closing Date.

ARTICLE V
YIELD PROTECTION AND ILLEGALITY

Section 5.01                             Inability to Determine Rates.  If (a) the Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of any Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any Interest Period with respect to a Loan, or (b) the Majority Lenders determine that for any reason that the Eurodollar Rate for any Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining such Loan, the Agent will promptly so notify the Borrower and each Lender.  Such notice shall specify the basis for such determination and shall, in the absence of demonstrable error, be conclusive and binding for all purposes.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans hereunder shall be suspended (to the extent of the affected Loans or Interest Periods) until the Agent (upon the instructions of the Majority Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing then submitted by it (to the extent of the affected Loans or Interest Periods).  If the Borrower does not revoke such Notice of Borrowing, the Lenders shall make or convert Loans, as proposed by the Borrower, in the amount specified in the Notice of Borrowing submitted by the Borrower, but such Loans shall be made or converted as Base Rate Loans instead of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods).

Section 5.02                             Compensation for Losses.  In addition to such amounts as are required to be paid by the Borrower pursuant to Section 5.03, the Borrower shall compensate each Lender, promptly upon receipt of such Lender’s written request made to the Borrower (with a copy to the Agent), for all losses, costs and expenses (including any loss or expense incurred by such Lender in obtaining, liquidating or re-employing deposits or other funds to fund or maintain its Loans), if any, which such Lender sustains: (a) if the Borrower repays or prepays any Loan on a date other than the last day of an Interest Period for such Loan (whether as a result of an optional prepayment, mandatory prepayment, a payment as a result of acceleration or otherwise); (b) if the Borrower fails to borrow any Loan after giving its Notice of Borrowing (other than as a result of the operation of Section 5.01 or 5.04); (c) if the Borrower fails to prepay any Loan after giving its notice of prepayment thereof; or (d) if any Loan is assigned pursuant to Section 5.08 other than on the last day of an Interest Period for such Loan; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for losses incurred more than nine months prior to the date that such Lender notifies the Borrower of such loss.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.  Any such request for compensation shall set forth the basis for requesting such compensation and shall, in the absence of demonstrable error, be conclusive and binding for all purposes.

Section 5.03                             Increased Costs.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent demonstrable error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).  Notwithstanding any other provisions of this Section 5.03, no Lender shall demand compensation pursuant to this Section 5.03, and the Borrower shall not be required to compensate any such Lender if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements to which it is a party.

Section 5.04                             Illegality.  If any Lender shall determine that the operation of any applicable law has made it unlawful for such Lender or its Lending Office to make, fund or maintain Loans whose interest is determined by reference to the Eurodollar Rate as contemplated by this Agreement, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then such Lender shall promptly give notice of such determination to the Borrower (through the Agent), and (i) the obligation of such Lender to make Loans shall be suspended and (ii) each of such Lender’s outstanding Eurodollar Rate Loans shall, if requested by such Lender, be converted into a Base Rate Loan not later than upon expiration of the Interest Period related to such Eurodollar Rate Loan, or, if earlier, on such date as may be specified in such request. Any such determination shall, in the absence of demonstrable error, be conclusive and binding for all purposes.

Section 5.05                             Funding Assumptions.  Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Article V, each Loan made by a Lender whose interest is determined by reference to the Eurodollar Rate (and any related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurodollar Rate by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Loan is in fact so funded.

Section 5.06                             Obligation to Mitigate.  If any Lender requests compensation under Section 5.03, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.03 or 6.03 or eliminate the illegality referenced in Section 5.04, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.07                             Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan, equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least 10 days’ prior written notice (with a copy to the Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be payable 10 days from receipt of such notice.  Notwithstanding any other provision of this Section 5.07, no Lender shall demand compensation pursuant to this Section 5.07, and the Borrower shall not be required to compensate any such Lender, if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements to which it is a party.

Section 5.08                             Substitution of Lenders.  If any Lender requests compensation under Section 5.03 or Section 5.07, if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.03 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 5.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.09), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.03 or Section 6.03) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)                                 the Borrower shall have paid to the Agent the assignment fee (if any) specified in Section 13.09;

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.02) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 5.03 or payments required to be made pursuant to Section 6.03, such assignment will result in a reduction in such compensation or payments thereafter;

(d)                                 such assignment does not conflict with applicable law; and

(e)                                  in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE VI
PAYMENTS

Section 6.01                             Pro Rata Treatment.  Except as otherwise provided in this Agreement, each Borrowing hereunder, each Commitment reduction, each payment (including each prepayment) by the Borrower on account of the principal and interest on the Loans, commitment fee and other amounts required hereunder shall be made ratably in accordance with the Pro Rata Shares of the Lenders.

Section 6.02                             Payments.

(a)                                 Payments to Agent.  The Borrower shall make each payment under the Loan Documents, unconditionally in full without set-off, counterclaim or other defense, not later than 1:00 P.M. New York time on the day when due to the Agent in Dollars and in same day or immediately available funds, to the Agent’s Account.  The Agent shall promptly thereafter distribute like funds relating to any payment on account of principal and interest on any Loans, commitment fee or any other amounts payable to the Lenders or to the Issuing Bank, as the case may be, ratably (except as a result of the operation of Articles II or V or this Article VII) to the Lenders in accordance with their Pro Rata Shares, or to the Issuing Bank, as the case may be.

(b)                                 Authorization to Agent.  The Agent may (but shall not be obligated to), and the Borrower hereby authorizes the Agent to, charge any deposit account of the Borrower with the Agent for the amount of such payment which is not made by the time specified in subsection (a).  The Agent shall promptly notify the Borrower after charging any such account.

(c)                                  Payments to Lenders.  The Agent shall promptly thereafter distribute like funds relating to any payment on account of principal and interest on any Loans, commitment fee or any other amounts payable to the Lenders or to the Issuing Bank, as the case may be, ratably (except as a result of the operation of Articles II or V or this Article VII) to the Lenders in accordance with their Pro Rata Shares, or to the Issuing Bank, as the case may be.

(d)                                 Application of Funds Prior to the Exercise of Remedies.  If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (a) first, towards payment of interest and fees then due hereunder, ratably (to the extent provided herein) among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (b) second, towards payment of principal then due hereunder, ratably (to the extent provided herein) among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(e)                                  Application of Funds After the Exercise of Remedies.  Notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies provided for in Section 11.02 (or after the Loans have automatically become immediately due and payable as set forth in Section 11.02), any amounts received on account of the Obligations shall, unless a specific determination is made by the Agent and the Majority Lenders with respect thereto, and subject to Section 6.06, be applied in the following order: (i) first, to any fees, indemnities, costs, expenses and other amounts due the Agent (including interest thereon); (ii) second, to any fees, indemnities, costs, expenses and other amounts due the Lenders (excluding principal and interest); (iii) third, to accrued and unpaid interest on any principal and other Obligations due the Lenders; (iv) fourth, to principal due the Lenders; and (v) fifth, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by applicable law; provided, however, that Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to of such payments to the satisfaction of the Obligations in the order otherwise contemplated in this Subsection.

(f)                                   Extension.  Whenever any payment hereunder shall be stated to be due, or whenever any Interest Payment Date or any other date specified hereunder would otherwise occur, on a day other than a Business Day, then, except as otherwise provided herein, such payment shall be made, and such Interest Payment Date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee hereunder.

Section 6.03                             Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay, and in the case of the Borrower shall cause any other applicable Credit Party to pay, the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes by the Borrower.  The Borrower shall, and shall cause each other Credit Party to, timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Indemnification by the Credit Parties.  The Borrower shall, and shall cause each other Credit Party to, indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent demonstrable error.

(d)                                 Indemnification by the Lenders.  Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.09 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent demonstrable error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection (d).

(e)                                  Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 6.03, the Borrower shall, or shall cause such other Credit Party to, deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f)                                   Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 6.03(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(g)                                  Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 6.03 (including by the payment of additional amounts pursuant to this Section 6.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                 Defined Terms.  For purposes of this Section 6.03, the term “applicable law” includes FATCA.

Section 6.04                             Non-Receipt of Funds.  Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of any of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing.

Section 6.05                             Sharing of Payments.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (x) notify the Agent of such fact and (y) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(a)                                 if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)                                 the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this subsection shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower and each other Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower and such other Credit Party in the amount of such participation.

Section 6.06                             Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Majority Lenders,” and in Section 13.01.

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise or received by the Agent from a Defaulting Lender pursuant to Section 13.05), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such

Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made at a time when the conditions set forth in Section 7.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Pro Rata Shares.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 6.06(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.  No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 3.03(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b)                                 Defaulting Lender Cure.  If the Borrower and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE VII
CONDITIONS PRECEDENT

Section 7.01                             Conditions Precedent to the Initial Loans.  The obligation of each Lender to make its initial Loan shall be subject to the satisfaction of each of the following conditions precedent on or before the Closing Date:

(a)                                 Fees and Expenses.  The Borrower shall have paid (i) all fees then due in accordance with Section 3.03 and (ii)  all invoiced costs and expenses then due in accordance with Section 13.04(a).

(b)                                 Loan Documents.  The Agent shall have received the following Loan Documents:  (i)  counterparts of this Agreement executed by the parties hereto; (ii) the Notes, executed by the Borrower, if requested; (iii) the Collateral Documents, executed by the parties thereof; (iv) the Guaranties, executed by the parties thereto; (v) the Subordination Agreement with respect to the Seller Note, executed by the parties thereto; and (vi) the Intercompany Subordination Agreement, executed by the parties thereto.

(c)                                  Documents and Actions Relating to Collateral.  The Agent shall have received the following, in form and substance reasonably satisfactory to it:

(i)                                     evidence that all filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, which shall be necessary to create, in favor of the Agent on behalf of the Lenders, a perfected first priority Lien on the Collateral, including the filing of completed UCC-1 financing statements in the appropriate governmental offices;

(ii)                                  the results, dated as of a recent date prior to the Closing Date, of searches conducted in the collateral filing records in each of the governmental offices in each jurisdiction in which personal property Collateral is located which shall have revealed no Liens with respect to any of the Collateral except Permitted Liens; and

(iii)                               the certificates or instruments representing any pledged Collateral under any Collateral Document, together with undated stock powers or indorsements, as the case may be, executed in blank, with respect thereto.

(d)                                 Additional Closing Documents and Actions.  The Agent shall have received the following, in form and substance satisfactory to it:

(i)                                     evidence of the consummation of the Acquisition on terms and conditions reasonably acceptable to the Lenders, including receipt of the Acquisition Documents that have been entered into before the Closing Date and forms of the Acquisition Documents to be entered into after the Closing Date;

(ii)                                  evidence of a new $30,000,000 cash common equity issuance by the Parent Guarantor;

(iii)                               a certified copy of the AVH Note and the Seller Note;

(iv)                              a completed Compliance Certificate, dated the Closing Date, giving pro forma effect to the Acquisition and the Borrowing of the Term A Loan;

(v)                                 a certificate of a Responsible Officer of the Borrower, dated the Closing Date, stating that (A) the representations and warranties contained in Section 8.01 and in the other Loan Documents are true and correct in all material respects (or in the case of any representation and warranty subject to a materiality qualifier, true and correct) on and as of the date of such certificate as though made on and as of such date and (B) on and as of the Closing Date, no Default shall have occurred and be continuing or shall result from the initial Borrowing.

(e)                                  Organization Documents.  The Agent shall have received the following, in form and substance reasonably satisfactory to it:

(i)                                     certified copies of the Organization Documents of each Credit Party, together with certificates as to good standing (or, for non-US entities, the foreign equivalent thereof unless no such foreign equivalent exists) (A) from the Secretary of State or other Governmental Authority, as applicable, of such Credit Party’s jurisdiction of organization and (B) certificates from the Secretary of State or other Governmental Authority, as applicable, of (1) the jurisdiction in which such Credit Party’s chief executive office or principal place of business is situated (if different from its jurisdiction of organization), and (2) each other jurisdiction in which its failure to be in good standing (or, for non-US entities, the foreign equivalent thereof unless no such foreign equivalent exists) would result in a Material Adverse Effect, each dated as of a recent date prior to the Closing Date; and

(ii)                                  a certificate of the Secretary or Assistant Secretary of each Credit Party, dated the Closing Date, certifying (A) the resolutions of the Board of Directors of such Credit Party authorizing the execution, delivery and performance of the Loan Documents and (B) the incumbency, authority and signatures of each officer of such Credit Party authorized to execute and deliver the Loan Documents and act with respect thereto.

(f)                                   Legal Opinions.  The Agent shall have received the following legal opinions, in each case dated the Closing Date and covering such other matters concerning the Credit Parties and the Loan Documents as the Agent and the Lenders may request:  (i) the opinion of Goodwin Procter, New York counsel to the Credit Parties; and (ii) the opinion of Spigt Dutch Caribbean, Curaçao counsel to the Credit Parties.

Without limiting the generality of the provisions of Section 12.03(c), for purposes of determining compliance with the conditions specified in this Section 7.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 7.02                             Continuing Conditions.  The obligation of each Lender to make each Loan shall be subject to the satisfaction of each of the following conditions precedent:

(a)                                 Notice.  The Borrower shall have given the Notice of Borrowing as provided in Section 2.02 in accordance with the requirements hereof.

(b)                                 Representations and Warranties; No Default.  On the date of such Loan, both before and after giving effect thereto and to the application of proceeds therefrom:  (i) the representations and warranties contained in Section 8.01 and in the other Loan Documents shall be true and correct in all material respects (or in the case of any representation and warranty subject to a materiality qualifier, true and correct) on and as of the date of such date as though made on and as of such date; and (ii) no Default shall have occurred and be continuing or shall result therefrom.

Clause (i) shall not be deemed to refer to any other representations and warranties which relate solely to an earlier date (provided that such other representations and warranties shall be true and correct in all material respects (or in the case of any representation and warranty subject to a materiality qualifier, true and correct) as of such earlier date), and clause (i) shall take into account any amendments to the Schedules and other disclosures made in writing by the Credit Parties to the Agent and the Lenders after the Closing Date and approved by the Agent and the Majority Lenders.

The giving of any Notice of Borrowing and the acceptance by the Borrower of the proceeds of each Loan made following the Closing Date shall each be deemed a certification to the Agent and the Lenders that on and as of the date of such Loan the applicable conditions specified in Sections 7.02(a) and (b) have been satisfied on and as of such date.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES

Section 8.01                             Representations and Warranties.  Each Credit Party represents and warrants to each Lender and the Agent that:

(a)                                 Organization and Powers.  Each of the Parent Guarantor and the Restricted Subsidiaries is duly organized or formed, as the case may be, validly existing and in good standing (or, if applicable, the foreign equivalent thereof unless no such foreign equivalent exists) under the laws of the jurisdiction of its incorporation or organization, is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing (or, if applicable, the foreign equivalent thereof unless no such foreign equivalent exists) would result in a Material Adverse Effect and has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

(b)                                 Authorization; No Conflict.  The execution, delivery and performance by each Credit Party of the Loan Documents to which such Credit Party is a party have been duly authorized by all necessary action of such Credit Party and do not and will not: (i) contravene the terms of the Organization Documents of such Credit Party; (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Credit Party is a party or by which it or its properties may be bound or affected; (iii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting such Credit Party; or (iv) except as contemplated by this Agreement, result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties of such Credit Party (other than Permitted Liens).

(c)                                  Binding Obligation.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party thereto in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, insolvency, reorganization, receivership, examinership, moratorium or similar law affecting creditors’ rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(d)                                 Consents.  No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by any Credit Party of any of the Loan Documents, except for recordings or filings in connection with the perfection of the Liens on the Collateral in favor of the Agent on behalf of the Lenders.

(e)                                  No Defaults.  None of the Parent Guarantor or any Restricted Subsidiary is in default under any contract, lease, agreement, judgment, decree or order to which it is a party or by which it or its properties may be bound, except to the extent that such default would not result in a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(f)                                   Title to Properties; Liens.  The Parent Guarantor and the Restricted Subsidiaries have good and marketable title to, or valid and subsisting leasehold interests in, their properties and assets, including all property forming a part of the Collateral, and there is no Lien upon or with respect to any of such properties or assets, including any of the Collateral, except for Permitted Liens.

(g)                                  Litigation.  Except as set forth in Schedule 5, there are no actions, suits, investigations or proceedings pending or, to the best of the Parent Guarantor’s and the Restricted Subsidiaries’ knowledge, threatened in writing against or affecting the Parent Guarantor or any Restricted Subsidiary or the properties of the Parent or any Restricted Subsidiary before any Governmental Authority or arbitrator, except for actions, suits, investigations or proceedings that if adversely determined would not result in a Material Adverse Effect.

(h)                                 Compliance with Environmental Laws.  Each of the Parent Guarantor and the Restricted Subsidiaries is in compliance with all applicable Environmental Laws, whether in connection with the ownership, use, maintenance or operation of their respective properties or the conduct of any business thereon, or otherwise, except to the extent that such failure to comply would not have a Material Adverse Effect.  Neither the Parent Guarantor nor the Restricted Subsidiaries nor, to the Parent Guarantor’s and the Restricted Subsidiaries’ knowledge, any present tenant or other present occupant, user or operator of their respective businesses, operations or properties has used, generated, manufactured, installed, treated, released, stored or disposed of any Hazardous Substances on, under, or at their respective properties, except in compliance with all applicable Environmental Laws (except to the extent that a failure to comply with such Environmental Laws would not have a Material Adverse Effect).  There are no actions, suits, claims, notices of violation, hearings, investigations or proceedings pending or, to the Parent Guarantor’s and the Restricted Subsidiaries’ knowledge, threatened in writing against or affecting any of the Parent Guarantor or the Restricted Subsidiaries or with respect to the ownership, use, maintenance and operation of their respective properties, relating to Environmental Laws or Hazardous Substances, except for actions, suits, claims, notices of violation, hearings, investigations or proceedings that if adversely determined would not have a Material Adverse Effect.

(i)                                     Governmental Regulation.  None of the Parent Guarantor or the Restricted Subsidiaries is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940.

(j)                                    ERISA.

(i)                                     Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other Federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the IRS.  To the best knowledge of the Parent Guarantor and the Restricted Subsidiaries, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(ii)                                  There are no pending or, to the knowledge of the Parent Guarantor and the Restricted Subsidiaries, threatened in writing, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would result in a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would result in a Material Adverse Effect.

(iii)                               (A) No ERISA Event has occurred, and none of the Parent, the Restricted Subsidiaries or the ERISA Affiliates are aware of any fact, event or circumstance that would result in an ERISA Event with respect to any Pension Plan; (B) the Parent Guarantor, the Restricted Subsidiaries and each ERISA Affiliate have met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (C) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is 60% or higher and none of the Parent Guarantor, the Restricted Subsidiaries or the ERISA Affiliates knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (D) none of the Parent Guarantor, the Restricted Subsidiaries or the ERISA Affiliates has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (E) none of the Parent Guarantor, the Restricted Subsidiaries or the ERISA Affiliates has engaged in a transaction that would be subject to Section 4069 or Section 4212(c) of ERISA; and (F) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(iv)                              Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other United States federal and state laws; (ii) no ERISA Event has occurred, and none of the Parent Guarantor, the Restricted Subsidiaries or the ERISA Affiliates is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (iii) there are no pending or, to the best knowledge of any of the Parent Guarantor or the Restricted Subsidiaries, threatened claims, actions or lawsuits, or action by or before any Governmental Authority with respect to any Plan that would result in a Material Adverse Effect; (iv) there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would result in a Material Adverse Effect; (v) the Parent Guarantor, the Restricted Subsidiaries and the ERISA Affiliates have met the minimum funding requirements of ERISA with respect to each Pension Plan; and (vi) no other event has occurred resulting from the failure of any of the Parent Guarantor, the Restricted Subsidiaries or the ERISA Affiliates to comply with ERISA that that would result in a Material Adverse Effect.

(k)                                 Subsidiaries and Other Equity Investments.  (i) Each Subsidiary of the Parent Guarantor on the date of this Agreement is listed in Schedule 6.  Except as set forth in such Schedule, on the date of this Agreement the Parent Guarantor has no equity interest in any Person. (ii) Schedule 6 sets forth as of the date hereof (A) the jurisdiction of organization of the Parent Guarantor and each Subsidiary of the Parent Guarantor, (B) the nature of the legal organization of the Parent Guarantor and each such Subsidiary, (C) the number and percentage of the capital stock or other equity interests of each such Subsidiary that the Parent Guarantor directly or indirectly owns, and (D) any other Persons directly or indirectly owning any interest in the Parent Guarantor and any such Subsidiary and the number and percentage of the capital stock or other equity interests of the Parent Guarantor and such Subsidiary owned by such other Persons.  All of the issued and outstanding capital stock or other equity interests of the Parent Guarantor and each such Subsidiary have been duly authorized and are validly issued and are fully paid and non-assessable.  No securities convertible into or exchangeable for any shares of capital stock or other ownership interests of the Parent Guarantor or such Subsidiaries, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of capital stock or other ownership interests of such Subsidiaries, are issued and outstanding.

(l)                                     Margin Regulations.  None of the Parent Guarantor and the Restricted Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying “margin stock” (within the meaning of Regulation U of the FRB).  No part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(m)                             Taxes.  Each of the Parent Guarantor and the Restricted Subsidiaries has duly filed all tax and information returns required to be filed, and has paid all income and other material taxes, fees, assessments and other governmental charges or levies that have become due and payable, except to the extent such taxes or other charges are being contested in good faith and are adequately reserved against in accordance with GAAP.  There is no proposed tax assessment against any of the Parent Guarantor and the Restricted Subsidiaries that would, if made, result in a Material Adverse Effect.

(n)                                 Permits and Other Rights.  Each of the Parent Guarantor and the Restricted Subsidiaries possesses all material permits, franchises, licenses, patents, trademarks, trade names, service marks, copyrights and all rights with respect thereto, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its business and none of the Parent Guarantor or the Restricted Subsidiaries is in violation of any rights of others with respect to the foregoing.

(o)                                 Insurance.  The properties of the Parent Guarantor and the Restricted Subsidiaries are insured, with financially sound and reputable insurance companies (not Affiliates of the Borrower), in such amounts, with such deductibles and covering such risks as is consistent with the historical practice of the Credit Parties or as is customarily carried by companies engaged in similar businesses and owning similar properties in the localities where the Parent Guarantor and the Restricted Subsidiaries.

(p)                                 Financial Statements and Projections.  (i) The audited consolidated balance sheets of the Parent Guarantor and its consolidated Subsidiaries and of Quench as at December 31, 2013, and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal year then ended, and the unaudited consolidated and consolidating (i.e., separately prepared for (1) the Parent Guarantor and the Restricted Subsidiaries and (2) the Unrestricted Subsidiaries) balance sheets of the Parent Guarantor and its Subsidiaries as at December 31, 2014 and March 31, 2015, and the related consolidated and consolidating (i.e., separately prepared for (1) the Parent Guarantor and the Restricted Subsidiaries and (2) the Unrestricted Subsidiaries) statements of income, shareholders’ equity and cash flows, for the fiscal year then ended, are complete and correct and fairly present in all material respects the financial condition of the Parent Guarantor and its Subsidiaries as at such dates and the results of operations of the Parent Guarantor and its Subsidiaries for the periods covered by such statements, in each case in accordance with GAAP consistently applied, subject, in the case of the December 31, 2014 financial statements, to normal year-end adjustments, income tax provision related entries and the absence of notes.  (ii) Since December 31, 2013 (or, following the date of delivery of audited financial statements in compliance with Section 9.01(b), the fiscal year end of such most recently provided financial statements), there has been no Material Adverse Effect.  All financial projections and forecasts delivered to the Agent and the Lenders pursuant hereto represent the Parent Guarantor’s estimates and assumptions as to future performance, which the Parent Guarantor believes to be fair and reasonable as of the time made in the light of current and reasonably foreseeable business conditions, it being acknowledged and agreed by Agent and Lenders that uncertainty is inherent in any forecasts or projections, projections as to future events or conditions are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

(q)                                 Liabilities.  Neither the Parent Guarantor nor any of its consolidated Subsidiaries has any material liabilities, fixed or contingent, that are not reflected in the financial statements referred to in subsection (p), in the notes thereto or otherwise disclosed in Schedule 7, other than liabilities arising in the ordinary course of business.

(r)                                    Labor Disputes, Etc.  There are no strikes, lockouts or other labor disputes against the Parent Guarantor or the Restricted Subsidiaries, or, to the Parent Guarantor’s and the Restricted Subsidiaries’ knowledge, threatened in writing against or affecting the Parent Guarantor or the Restricted Subsidiaries.

(s)                                   Compliance with Laws, Etc.  Each of the Parent Guarantor and the Restricted Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, and all orders, writs, injunctions and decrees applicable to it or to its properties, except to the extent that such violation would not result in a Material Adverse Effect.

(t)                                    Solvency.  (i) The Parent Guarantor and the Restricted Subsidiaries, on a consolidated basis, are Solvent and (ii) the Borrower and the Restricted Subsidiaries, on a consolidated basis, are Solvent.

(u)                                 Disclosure.  No report, financial statement, certificate or other information furnished (in writing) by or on behalf of any Credit Party or any of their Subsidiaries to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this

Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, when taken as a whole and in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being acknowledged and agreed by the Agent and the Lenders that uncertainty is inherent in any forecasts or projections, projections as to future events or conditions are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

(v)                                 Sanctions.  None of the Parent Guarantor or its Subsidiaries, nor, to the knowledge of the Parent Guarantor, any of its Subsidiaries, any of their respective directors, officers, employees or agents or, to the knowledge of the Parent Guarantor, any of their respective affiliates is the subject of any Sanctions or is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.  None of the Parent Guarantor or its Subsidiaries is in breach of any Sanctions.

(w)                               Non-U.S. Credit Parties.

(i)                                     Each Non-U.S. Credit Party is subject to civil and commercial law with respect to its obligations under the Loan Documents, and the execution, delivery and performance by each Non-U.S. Credit Party of the Loan Documents to which it is a party constitute and will constitute private and commercial acts and not public or governmental acts.  No Non-U.S. Credit Party nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of its organization in respect of its obligations under the Loan Documents.

(ii)                                  Each Loan Document executed by each Non-U.S. Credit Party is in proper legal form under the laws of its organization for the enforcement thereof against it under such laws.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of any Loan Document executed by a Non-U.S. Credit Party that such Loan Document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction of organization of such Non-U.S. Credit Party or that any registration charge or stamp or similar tax be paid on or in respect of such Loan Document, except for (i) the registration (date stamping) by the Inspector of Taxes in Curaçao of the Loan Documents if and when the Loan Documents are to be used as evidence in the courts of Curaçao, (ii) a nominal stamp tax amounting to ANG 20 (USD 11.20) per sheet which will be due in respect of the Loan Documents if and when those Loan Documents are executed in Curaçao and, if they are not executed in Curaçao, if and when those Documents are to be used as evidence in the Curaçao courts or registered in Curaçao and (iii) a registration tax of ANG 5 (USD 2.80) per document which will be due for each Loan Document, respectively, when the Loan Documents are to be used as evidence in the Curaçao courts or are to be registered with (date stamped by) the Inspector of Taxes in Curaçao.

(iii)                               The execution, delivery or performance by each Non-U.S. Credit Party of the Loan Documents to which it is party will not require the payment of any tax, levy,

impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any governmental agency or authority in or of such Non-U.S. Credit Party’s jurisdiction of organization.

(iv)                              The execution, delivery and performance of the Loan Documents executed by each Non-U.S. Credit Party are, under applicable foreign exchange control regulations of its jurisdiction of organization, not subject to any notification or authorization except (A) such as have been made or obtained or (B) such as cannot be made or obtained until a later date (provided that any notification or authorization described in the immediately preceding clause (B) shall be made or obtained as soon as is reasonably practicable).

(v)                                 The obligations of each Non-U.S. Credit Party under each of the Loan Documents executed by it will constitute direct, general and unconditional obligations of Company, ranking at least pari passu in priority of payment with the highest ranking Indebtedness of such Non-U.S. Credit Party, with the exception of any indebtedness ranking senior by operation of law (and not by agreement).

(x)                                 Equity Holders.  Schedule 10 sets forth, as of April 30, 2015, a complete list of the equity holders of AVH, and their ownership percentages, and during the period from April 30, 2015 to the Closing Date, no material change in equity holders or the ownership percentages as set forth on Schedule 10 has occurred.

ARTICLE IX
AFFIRMATIVE COVENANTS

So long as any of the Obligations shall remain unpaid or any Lender shall have any Commitment, each Credit Party agrees that:

Section 9.01                             Financial Statements and Other Reports.  Such Credit Party shall furnish to the Agent in sufficient copies for distribution to the Lenders:

(a)                                 as soon as available and in any event within 45 days after the end of each fiscal quarter, the separate consolidated balance sheets of each of (i) the Parent Guarantor and its Subsidiaries, (ii) the Parent Guarantor and the Restricted Subsidiaries and (iii) the Unrestricted Subsidiaries, in each case as of the end of such quarter, and the related separate consolidated statements of income, shareholders’ or members’ equity and cash flows of each of (i) the Parent Guarantor and its Subsidiaries, (ii) the Parent Guarantor and the Restricted Subsidiaries and (iii) the Unrestricted Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail (including sufficient information to calculate the Consolidated Leverage Ratio and Holdco Interest Coverage Ratio) and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of the Parent Guarantor stating that such financial statements fairly present the financial condition of the Parent Guarantor and its Subsidiaries as at such date and the results of operations of the Parent Guarantor and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for income tax provision related entries and the absence of notes;

(b)                                 as soon as available and in any event within 120 days after the end of each fiscal year, (i) the consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders’ or members’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail (including sufficient information to calculate the Consolidated Leverage Ratio and Holdco Interest Coverage Ratio) and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of KPMG or another firm of independent certified public accountants of recognized national standing acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (ii) the separate consolidated balance sheets of each of (x) the Parent Guarantor and the Restricted Subsidiaries and (y) the Unrestricted Subsidiaries, as of the end of such fiscal year, and the related separate consolidated statements of income and cash flows of each of (x) the Parent Guarantor and the Restricted Subsidiaries and (y) the Unrestricted Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail (including sufficient information to calculate the Consolidated Leverage Ratio and Holdco Interest Coverage Ratio) and setting forth in comparative form the figures for the previous fiscal year and certified by a Responsible Officer of the Parent Guarantor stating that such financial statements fairly present the financial condition of the Parent Guarantor and its Subsidiaries as at such date and the results of operations of the Parent Guarantor and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, provided that within 90 days of the receipt of such financial statements the Agent may request that such Credit Party shall provide such consolidated balance sheets and related separate consolidated statements of income and cash flows of each of (x) the Parent Guarantor and the Restricted Subsidiaries and (y) the Unrestricted Subsidiaries for such fiscal year, accompanied by a supplementary report from KPMG or another firm of independent certified public accountants of recognized nation standing acceptable to the Agent that the financial statements referred to in clause (ii) above have been subject to the auditing procedures applied in the audit of the consolidated financial statements referred to in clause (i) above within 45 days of such request;

(c)                                  as soon as available and in any event by no later than June 30, 2015, the (i) consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of 2014, and the related consolidated statements of income, shareholders’ or members’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail, accompanied by a report and opinion thereon of KPMG or another firm of independent certified public accountants of recognized national standing acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) the separate consolidated balance sheets of each of (x) the Parent Guarantor and the Restricted Subsidiaries and (y) the Unrestricted Subsidiaries, as of the end of such fiscal year, and the related separate consolidated statements of income and cash flows of each of (x) the Parent Guarantor and the Restricted Subsidiaries and (y) the Unrestricted Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail, provided that within 90 days of the receipt of such financial statements the Agent may request that such Credit Party shall provide such consolidated balance sheets and related separate consolidated statements of income and cash flows of each of (x) the Parent Guarantor and the Restricted Subsidiaries and (y) the Unrestricted Subsidiaries for such fiscal year, accompanied by a supplementary report from KPMG or another firm of independent certified public accountants of recognized nation standing acceptable to the Agent that the financial statements referred to in clause (ii) above have been subject to the auditing procedures applied in the audit of the consolidated financial statements referred to in clause (i) above within 45 days of such request;

(d)                                 together with the financial statements required pursuant to Section 9.01(a) and (b), a Compliance Certificate of a Responsible Officer of the Borrower as of the end of the applicable accounting period;

(e)                                  together with the financial statements required pursuant to this Section 9.01(a) and (b), a report detailing the operating statistics for each Project Subsidiary as at the end of the applicable accounting period, which report shall contain categories of information consistent with those set forth on Exhibit B hereto;

(f)                                   within 60 days after the beginning of each fiscal year of the Parent Guarantor, a detailed unaudited consolidated budget for such fiscal year (including projected annual and quarterly consolidated balance sheets and related statements of projected operations and cash flows as of the end of and for such fiscal year and for each applicable fiscal quarter and setting forth the assumptions used for purposes of preparing such budget), in each case separately prepared for (i) the Parent Guarantor and its Subsidiaries, (ii) the Parent Guarantor and the Restricted Subsidiaries and (iii) the Unrestricted Subsidiaries and, promptly when available, any significant revisions of such budget;

(g)                                  promptly after the giving, sending or filing thereof, copies of all reports or filings, if any, by the Parent Guarantor or any of its Subsidiaries with any national securities exchange, in each case without the exhibits thereto unless specifically requested by the Agent or any Lender;

(h)                                 promptly, and in any event within five Business Days after receipt thereof by the Parent Guarantor or any Subsidiary thereof, copies of each notice or other correspondence received from any national securities exchange concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any Subsidiary thereof; and

(i)                                     annually on September 30, a certificate of a Responsible Officer of the Parent Guarantor identifying the insurance coverage maintained by the Parent Guarantor and the Restricted Subsidiaries and certifying that such coverage is in compliance with the requirements of Section 9.05.

Section 9.02                             Additional Information.  Such Credit Party shall furnish to the Agent:

(a)                                 promptly after it has knowledge or becomes aware thereof, notice of the occurrence or existence of any Default;

(b)                                 prompt written notice of all actions, suits and proceedings before any Governmental Authority or arbitrator pending, or to the best of its knowledge, threatened against or affecting any of the Borrower, the Holdco Guarantors or the Restricted Subsidiaries which (A) if adversely determined would involve an aggregate liability equal to the Threshold Amount or more, or (B) otherwise would result in a Material Adverse Effect;

(c)                                  prompt written notice of the occurrence of any ERISA Event;

(d)                                 within 30 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to Section 9.01, notice of any material change in accounting policies or financial reporting practices by any of the Parent Guarantor or the Restricted Subsidiaries;

(e)                                  promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving the Borrower, the Holdco Guarantors or the Restricted Subsidiaries;

(f)                                   prompt written notice of any other condition or event which has resulted, or that would result, in a Material Adverse Effect;

(g)                                  promptly, notice of an Loss Event relating to assets of more than $5,000,000;

(h)                                 promptly after the Borrower, any Holdco Guarantor or any Restricted Subsidiary enters into any Material Contract, provide a copy of such Material Contract, including such information as the Agent or any Lender (through the Agent) may reasonably request with respect thereto; and

(i)                                     such other information respecting the operations, properties, business or condition (financial or otherwise) of any of the Parent Guarantor or the Subsidiaries (including with respect to the Collateral) as the Agent or any Lender (through the Agent) may from time to time reasonably request.

Each notice pursuant to Section 9.02(a) - (g) shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto.

Section 9.03                             Preservation of Existence, Etc.  Such Credit Party shall and shall cause each of its Restricted Subsidiaries to maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties, except in connection with transactions permitted by Section 10.04.

Section 9.04                             Payment of Obligations.  Such Credit Party shall and shall cause each of its Restricted Subsidiaries to pay and discharge: (i) all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of such Credit Party or any Restricted Subsidiary, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien.

Section 9.05                             Maintenance of Insurance.  Such Credit Party shall and shall cause each of its Restricted Subsidiaries to carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies (not Affiliates of any Credit Party), insurance in such amounts, with such deductibles and covering such risks as is consistent with the historical practice of the Credit Parties or as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where such Credit Party or such Restricted Subsidiary operates.

Section 9.06                             Keeping of Records and Books of Account.  Such Credit Party shall and shall cause each of its Subsidiaries to, keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP, reflecting all financial transactions of such Credit Party and its Subsidiaries.

Section 9.07                             Inspection Rights.  Such Credit Party shall during normal business hours and from time to time permit the Agent and the Lenders or any of their respective agents or representatives to visit and inspect any of the properties of such Credit Party and its Subsidiaries and to examine and make copies of and abstracts from the records and books of account of such Credit Party and its Subsidiaries, and to discuss the business affairs, finances and accounts of such Credit Party and its Subsidiaries with any of the officers, employees or accountants of such Credit Party or its Subsidiaries, all at the expense of the Borrower; provided that if no Default or Event of Default shall have occurred and be continuing, only one such inspection per year shall be permitted.

Section 9.08                             Compliance with Laws, Etc.  Such Credit Party shall and shall cause each of its Restricted Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all applicable Environmental Laws and ERISA) and the terms of any indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound, except to the extent that a failure to comply would not have a Material Adverse Effect.

Section 9.09                             Maintenance of Properties, Etc.  Such Credit Party shall and shall cause each of its Restricted Subsidiaries to maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear excepted.

Section 9.10                             Licenses.  Such Credit Party shall and shall cause each of its Restricted Subsidiaries to obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of its properties.

Section 9.11                             Action Under Environmental Laws.  Such Credit Party shall and shall cause each of its Restricted Subsidiaries to upon becoming aware of the presence of any Hazardous Substance or the existence of any environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of their respective businesses, operations or properties, including all removal, containment and remedial actions, and restore their respective businesses, operations or properties to a condition in compliance with applicable Environmental Laws.

Section 9.12                             Use of Proceeds.  The Borrower shall use the proceeds of the Loans solely to fund the Acquisition, to repay the AVH Note, to fund Permitted Acquisitions and for general corporate purposes and working capital requirements.

Section 9.13                             Further Assurances and Additional Acts.  Such Credit Party shall and shall cause each of its Restricted Subsidiaries to execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Agent or the Majority Lenders shall deem necessary or appropriate to effectuate the purposes of the Loan Documents, and promptly provide the Agent with evidence of the foregoing satisfactory in form and substance to the Agent or the Majority Lenders.

Section 9.14                             New Guarantors.  Within 60 Business Days after the date any Restricted Subsidiary (together with the Subsidiaries of such Subsidiary) accounts for 10% or more of the Consolidated EBITDA for the most recently ended Reference Period (but calculating Consolidated EBITDA for these purposes for only the Borrower and its Restricted Subsidiaries) or any entity becomes an Intermediate Parent, the Borrower shall (i) cause the capital stock or other equity interests of such Person to be pledged to the Agent pursuant to Collateral Documents required by the Agent, (ii) cause such Person to execute and deliver a Guaranty and Collateral Documents required by the Agent, (iii) cause such Person to execute, deliver and file any UCC-1 financing statements and other recordation furnished by the Agent in each jurisdiction in which such filing is necessary to perfect the security interest of the Agent in the Collateral of such Person and in which the Agent requests that such filing be made, and (iv) cause such Person to execute and deliver to the Agent such other items as reasonably requested by the Agent or the Lenders in connection with the foregoing, including resolutions, incumbency and officers’ certificates, opinions of counsel, control agreements, search reports and other certificates and documents, unless in each case the definitive documentation for Indebtedness of such Person which is permitted by Section 11.06 prohibit the actions in the foregoing clauses (i) - (iv).

Section 9.15                             Post-Closing Items.

(a)                                 Within 10 days of the Closing Date, the Borrower shall cause Seven Seas Water (Barbados) SRL to execute and deliver a Guaranty or joinder thereto.

(b)                                 Within 60 days of the Closing Date, the Borrower shall cause the capital stock or other equity interests of the following Guarantors to be pledged to the Agent pursuant to Collateral Documents required by the Agent:  (i) BVI Holdco, (ii) Air-Fin Holding N.V., (iii) Air-Fin Holding Sint Maartin N.V., and (iv) Seven Seas Water (Barbados) SRL.

(c)                                  Within 60 days of the Closing Date, the Agent shall be provided with the following legal opinions covering such matters concerning the Credit Parties and the Loan Documents as the Agent and the Lenders may request:  (i) the opinion of Chancery Chambers, Barbados counsel to the Credit Parties; (ii) the opinion of BZSE, St. Maarten counsel to the Credit

Parties; (iii) the opinion of Conyers Dill & Pearman, British Virgin Islands counsel to the Credit Parties; and (iv) the opinion of Spigt Dutch Caribbean, Curaçao counsel to the Credit Parties (with respect to Air-Fin Holding N.V.).

(d)                                 Within 60 days of the Closing Date, the Agent shall be provided with certified copies of the Organization Documents of each of (i) BVI Holdco, (ii) Air-Fin Holding N.V., (iii) Air-Fin Holding Sint Maartin N.V., and (iv) Seven Seas Water (Barbados) SRL, together with certificates as to good standing (or, for non-US entities, the foreign equivalent thereof unless no such foreign equivalent exists) (A) from the Secretary of State or other Governmental Authority, as applicable, of such Credit Party’s jurisdiction of organization and (B) certificates from the Secretary of State or other Governmental Authority, as applicable, of (1) the jurisdiction in which such Credit Party’s chief executive office or principal place of business is situated (if different from its jurisdiction of organization), and (2) each other jurisdiction in which its failure to be in good standing (or, for non-US entities, the foreign equivalent thereof unless no such foreign equivalent exists) would result in a Material Adverse Effect, each dated as of a recent date.

(e)                                  Within 60 days of the Closing Date, the Agent shall be provided with a certificate of the Secretary or Assistant Secretary of each of (i) BVI Holdco, (ii) Air-Fin Holding N.V., (iii) Air-Fin Holding Sint Maartin N.V., and (iv) Seven Seas Water (Barbados) SRL, certifying (A) the resolutions of the Board of Directors of such Credit Party authorizing the execution, delivery and performance of the Loan Documents and (B) the incumbency, authority and signatures of each officer of such Credit Party authorized to execute and deliver the Loan Documents and act with respect thereto.

ARTICLE X
NEGATIVE COVENANTS

So long as any of the Obligations shall remain unpaid or any Lender shall have any Commitment, each Credit Party agrees that:

Section 10.01                      Indebtedness.  Such Credit Party shall not and shall not permit any of its Restricted Subsidiaries to create, incur, assume or otherwise become liable for or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness under the Loan Documents;

(b)                                 Indebtedness under the Seller Note in an aggregate outstanding principal amount not exceeding $5,625,000; provided that such Indebtedness is unsecured and subordinated to the Obligations pursuant to a Subordination Agreement;

(c)                                  Indebtedness under the AVH Note; provided that such Indebtedness is unsecured and subordinated to the Obligations pursuant to the Intercompany Subordination Agreement;

(d)                                 Indebtedness existing on the Closing Date and set forth in Schedule 8 or extensions, renewals and refinancings of such Indebtedness; provided that (i) the amount of such Indebtedness is not increased at the time of such extension, renewal or refinancing unless permitted by Section 10.01(g) and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Borrower and the Restricted Subsidiaries or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(e)                                  Indebtedness under non-speculative Swap Contracts entered into in the ordinary course of business;

(f)                                   Indebtedness permitted by Section 10.06(c) or (d);

(g)                                  Indebtedness of any Project Subsidiary so long as, prior to and after giving effect to such Indebtedness, (i) the Borrower is in compliance with Section 10.13 on a pro forma basis, and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(h)                                 guarantees by the Parent Guarantor, any Intermediate Parent, Seven Seas or the Borrower of Indebtedness permitted by Section 10.01(g) so long as (i) such guarantee is unsecured, (ii) in the case of a guarantee by the Parent Guarantor, an Intermediate Parent or Seven Seas, such guarantee is no greater than pari passu with the Guaranty of the Parent Guarantor, such Intermediate Parent or Seven Seas, (iii) in the case of a guarantee by the Borrower, such guarantee is subordinated to the Obligations pursuant to a Subordination Agreement and (iv) no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(i)                                     (i) the Undertaking and (ii) other customary performance guarantees entered into by the Parent Guarantor, any Intermediate Parent, Seven Seas or the Borrower in the ordinary course of business which support the obligations of a Subsidiary in the Permitted Business or having the primary business of supplying or leasing water coolers, including water purchase agreements, construction management agreements, construction agreements, operation and maintenance agreements, concession agreements or other similar arrangements relating to the business of such Subsidiary consistent with the then current market requirements, provided that in the case of a performance guarantee entered into by the Borrower, such guarantee (other than, for the avoidance of doubt, the Undertaking) is subordinated to the Obligations pursuant to a Subordination Agreement, and provided further that no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(j)                                    Subordinated Indebtedness of the Parent Guarantor extended by a Specified Equity Holder that (i) is unsecured, (ii) does not require payment of any cash amounts during its term, (iii) has a maturity at least six months outside of the maturity of the Facility, and (iv) is subordinated on terms acceptable to the Lenders pursuant to a Subordination Agreement, including Subordinated Indebtedness of the Parent Guarantor issued in connection with a Cure Event and permitted by Section 10.13(c);

(k)                                 Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished promptly upon its incurrence;

(l)                                     Indebtedness in respect of netting services, overdraft protections and similar arrangements in connection with deposit accounts; and

(m)                             earn-outs, purchase price adjustments or similar obligations permitted by Section 10.02(c).

Section 10.02                      Liens; Burdensome Agreements.

(a)                                 Such Credit Party shall not and shall not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, other than Permitted Liens.

(b)                                 Such Credit Party shall not and shall not permit any of its Restricted Subsidiaries to enter into or suffer to exist any agreement (i) limiting or restricting the ability of any Restricted Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, or to provide guarantees of the obligations of the Borrower, (ii) requiring the grant of a Lien to secure an obligation of any such Person if a Lien is granted to secure another obligation of such Person, or (iii) prohibiting or conditioning the creation or assumption by the Borrower, any Holdco Guarantor or any Restricted Subsidiary of any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired other than those set forth in (x) any provision in the definitive documentation for Indebtedness permitted by Section 10.01(d) which provision is described on Schedule 9 (or any similar provision contained in the definitive documentation for any extension, renewal or refinancing of such Indebtedness to the extent permitted under Section 10.01(d)), (y) the definitive documentation for Indebtedness permitted by Section 10.01(g) which bind the applicable Project Company and its Subsidiaries or (z) this Agreement or any other Loan Document.

(c)                                  Such Credit Party shall not and shall not permit any of its Restricted Subsidiaries to agree to any earn-out, purchase price adjustment or similar obligations except in connection with (i) the Acquisition and (ii) a Permitted Acquisition so long as, in the case of this clause (ii), only the acquired Person and the Parent Guarantor, any Intermediate Parent, Seven Seas or the Borrower are obligated with respect thereto, provided that in the case of such obligation of the Borrower such obligation is subordinated to the Obligations pursuant to a Subordination Agreement and provided further that no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Section 10.03                      Change in Nature of Business.

(a)                                 Such Credit Party shall not permit any Project Subsidiary to engage in any business other than the Permitted Business.

(b)                                 Such Credit Party shall not and shall not permit any Project Holding Company to engage in any business other than directly or indirectly owning equity of Project Subsidiaries, except that (i) the Parent Guarantor may, through its ownership of Quench, engage in the business of supplying and leasing water coolers and businesses incidental thereto and (ii) the Project Holding Companies may engage in any transaction expressly permitted by this Agreement and the Project Holdings Companies (including the Borrower) may enter into the Acquisition

Documents, the O&M Agreements and the Undertaking and comply with their obligations thereunder (provided that any agreements which are Acquisition Documents entered into after the Closing Date shall be in form and substance materially consistent with the forms of such agreements delivered to the Agent on or prior to the Closing Date).

Section 10.04                      Restrictions on Fundamental Changes.  Such Credit Party shall not and shall not permit any of its Restricted Subsidiaries to merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, except that:

(a)                                 any Subsidiary of a Project Subsidiary may merge with such Project Subsidiary (so long as such Project Subsidiary is the survivor) or any other Subsidiary of such Project Subsidiary (so long as if a Guarantor is a party thereto, the Guarantor shall be the survivor);

(b)                                 sales and disposals of assets in accordance with the provisions of Section 10.05;

(c)                                  the Acquisition may be consummated;

(d)                                 Permitted Acquisitions may be consummated

(e)                                  creation of an Intermediate Parent; and

(f)                                   so long as no Default or Event of Default exists, or would result therefrom, the creation of New Topco, the creation of Restructuring Parent and/or Permitted Restructuring Changes may be consummated.

Section 10.05                      Sales of Assets.  Such Credit Party shall not and shall not permit any of its Restricted Subsidiaries to sell, lease, transfer, or otherwise dispose of, or part with control of (whether in one transaction or a series of transactions) any assets (including any shares of stock in any Subsidiary or other Person), except:

(a)                                 non-Collateral assets may be sold if:

(i)                                     the purchase price paid is for fair market value;

(ii)                                  at least seventy percent (70%) of the purchase price is paid in cash;

(iii)                               at the time thereof no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iv)                              at the time thereof and after giving effect thereto, the Borrower is in compliance with Section 10.13 on a pro forma basis; and

(v)                                 such sale is not for all or substantially all of the assets of the Borrower;

(b)                                 any inventory may be sold or otherwise disposed of in the ordinary course of business;

(c)                                  any Permitted Cash Equivalent Investments may be sold or otherwise disposed of;

(d)                                 any assets which have become worn out or obsolete or which are promptly being replaced, may be sold or otherwise disposed of in the ordinary course of business;

(e)                                  accounts receivable which are written off, discounted or forgiven in connection with the compromise or collection thereof may be sold or otherwise disposed of;

(f)                                   assets may be transferred by a Project Subsidiary to any other Project Subsidiary that is a Restricted Subsidiary; provided that such assets are not material to the operations of the transferring Project Subsidiary or necessary for the transferring Project Subsidiary to comply with its water sales agreements; and

(g)                                  so long as no Default or Event of Default exists, or would result therefrom, assets may be transferred in connection with the consummation of Permitted Restructuring Changes.

Section 10.06                      Loans and Investments.  Such Credit Party shall not and shall not permit any of its Restricted Subsidiaries to purchase or otherwise acquire the capital stock or other equity interests, assets (constituting a business unit), obligations or other securities of or any interest in any Person, or otherwise extend any credit to, guarantee the obligations of or make any additional investments in any Person (collectively, “Investments”), except:

(a)                                 guarantees of the Obligations;

(b)                                 Permitted Acquisitions;

(c)                                  the Borrower, the Holdco Guarantors, and Project Holding Companies that are Guarantors may make Investments in the Borrower and their respective Restricted Subsidiaries that are Guarantors so long as, in the case of Investments in the form of Indebtedness, such Indebtedness is unsecured Subordinated Indebtedness;

(d)                                 the Borrower, the Holdco Guarantors, and Project Holding Companies that are Guarantors may make Investments in their respective Restricted Subsidiaries that are not Guarantors; provided that (i) if an Event of Default exists at the time thereof, an Investment in such amount is otherwise permitted to be made pursuant to Section 10.06(h) (and the amount of such Investment made in under this subclause (i) shall reduce the amount available for other Investments pursuant to Section 10.06(h) only for so long as such Event of Default exists) and (ii) in the case of Investments in the form of Indebtedness, such Indebtedness is unsecured Subordinated Indebtedness;

(e)                                  investments in Permitted Cash Equivalent Investments;

(f)                                   extensions of credit by the Project Subsidiaries in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

(g)                                  Investments received by the Project Subsidiaries in connection with any Insolvency Proceeding in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(h)                                 the Borrower and the Holdco Guarantors may make Investments in Unrestricted Subsidiaries and Joint Ventures in an amount not to exceed the Applicable Amount at such time; provided that if any Event of Default under Sections 11.01(a), (e) or (f) exists at the time of such Investment or would result from any such Investment, no Investment under this clause (h) shall be permitted; and

(i)                                     Indebtedness permitted by Section 10.01(i).

Section 10.07                      Restricted Payments.  Such Credit Party shall not and shall not permit any of its Restricted Subsidiaries to declare or pay any dividends in respect of its respective capital stock or other equity interests, or purchase, redeem, retire or otherwise acquire for value any of its capital stock or other equity interests now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such (collectively, “Restricted Payments”), except:

(a)                                 Restricted Payments paid directly or indirectly to the Borrower or a Holdco Guarantor;

(b)                                 Restricted Payments paid directly or indirectly to a Project Subsidiary by its Subsidiaries;

(c)                                  Restricted Payments paid to the Parent Guarantor by the Borrower;

(d)                                 so long as no Default or Event of Default has occurred and is continuing or would result therefrom and at the time thereof and after giving effect thereto, the Borrower is in compliance with Section 10.13 on a pro forma basis, the Parent Guarantor may make Restricted Payments to repurchase shares of its common stock from directors, officers and employees for an aggregate consideration of not more than $2,000,000 per annum;

(e)                                  the Parent Guarantor may make Restricted Payments to its members to pay any income taxes that are due and payable by the members pursuant to Section 3.4 of the Operating Agreement; and

(f)                                   payments permitted by Section 10.09.

Section 10.08                      Amendments of Certain Documents.  Such Credit Party shall not and shall not permit any of its Restricted Subsidiaries to agree to or permit any amendment, modification or waiver of (a) any provision of any agreement related to any Subordinated Indebtedness (including any amendment, modification or waiver pursuant to an exchange of other securities or instruments for outstanding Subordinated Indebtedness), except to the extent permitted by the relevant Subordination Agreement, (b) any provision of the Organization Documents of the Borrower or any Restricted Subsidiary that would adversely affect the Lenders or the Collateral or (c) any provision of an O&M Agreement, the Purchase Agreement or the Undertaking that would reasonably be expected to materially increase the obligations of the Borrower thereunder.

Section 10.09                      Payment of Indebtedness.  Such Credit Party shall not make any voluntary or optional payment or repayment on, redemption, exchange or acquisition for value of, or any sinking fund or similar payment with respect to (i) the Seller Note unless at the time thereof no Default or Event of Default under Section 11.01(a), (e) or (f) exists or would result therefrom, (ii) other Subordinated Indebtedness unless permitted by the Subordination Agreement with respect thereto and (iii) payments under performance guarantees of Unrestricted Subsidiaries unless permitted by Section 10.06(h).

Section 10.10                      Transactions with Affiliates.  Such Credit Party shall not and shall not permit any of its Restricted Subsidiaries to enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Related Party, or enter into, assume or suffer to exist, or permit any Restricted Subsidiary to enter into, assume or suffer to exist, any employment or consulting contract with any Related Party, except a transaction or contract which is in the ordinary course of the Borrower’s or such Restricted Subsidiary’s business and which is upon fair and reasonable terms not less favorable to the Borrower or such Restricted Subsidiary than it would obtain in a comparable arm’s length transaction with a Person not a Related Party.

Section 10.11                      Accounting Changes.  Such Credit Party shall not and shall not permit any of its Restricted Subsidiaries to make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change its fiscal year or that of any of its consolidated Subsidiaries, except to change the fiscal year of a Subsidiary acquired in connection with a Permitted Acquisition to conform its fiscal year to the Borrower’s.

Section 10.12                      Sanctions.  Such Credit Party shall not and shall not permit any Subsidiary to directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (b) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

Section 10.13                      Financial Covenants.

(a)                                 Consolidated Leverage Ratio.  The Parent Guarantor shall maintain a Consolidated Leverage Ratio as at the last day of each Reference Period set forth below of not more than the amount set forth below for such Reference Period set forth below:

Period Ended	Level

March 31, 2016	5.50

June 30, 2016	5.50

Each September 30, December 31, March 31 and June 30 thereafter	5.00

(b)                                 Holdco Interest Coverage Ratio.  If the Borrower, the Restricted Subsidiaries, and the Holdco Guarantors do not have at least $5,000,000 in the aggregate in unrestricted cash and Permitted Cash Equivalent Investments on their balance sheets on the last day of a Reference Period (excluding such amounts of the Restricted Subsidiaries that are not available to be distributed to the Borrower or a Holdco Guarantor), the Parent Guarantor shall maintain a Holdco Interest Coverage Ratio as at the last day of such Reference Period of at least the amount set forth below for such Reference Period:

March 31, 2016 and June 30, 2016	1.25

Each September 30, December 31, March 31 and June 30 thereafter	1.50

(c)                                  Cures.  For purposes of determining compliance with the Consolidated Leverage Ratio and the Holdco Interest Coverage Ratio, at the election of the Parent Guarantor, the proceeds of equity investments in the Parent Guarantor or the proceeds of Subordinated Indebtedness permitted by Section 10.01(j) received by the Parent Guarantor from Specified Equity Holders within 10 Business Days of the date the Borrower is required to deliver a Compliance Certificate for the applicable Reference Period pursuant to Section 9.01(c) (the amount of each such cash contribution, a “Cure Amount”) shall be deemed to increase Consolidated EBITDA and Holdco Cash Flow for such financial covenant test period (each such increase by a Cure Amount, a “Cure Event”); provided that:

(i)                                     The Parent Guarantor shall not elect to have a Cure Event more than twice per calendar year (and in no event in two consecutive fiscal quarters) up to a maximum of four Cure Events in total;

(ii)                                  The Cure Amount shall be no greater than the amount required to cause the Parent Guarantor to be in compliance with the respective covenant and in any event may not exceed 20% of Consolidated EBITDA or Holdco Cash Flow as calculated for the applicable Reference Period;

(iii)                               To the extent the Parent Guarantor applies any Cure Amounts to reduce debt, such reduction shall be disregarded for the purposes of determining compliance with the financial covenant tests for the applicable Reference Period; and

(iv)                              Cure Amounts shall be added to Consolidated EBITDA or Holdco Cash Flow as the case may be solely for the purpose of determining the existence of an Event of Default resulting from the breach of a financial covenant and will be disregarded for all other purposes.

ARTICLE XI
EVENTS OF DEFAULT

Section 11.01                      Events of Default.  Any of the following events which shall occur shall constitute an “Event of Default”:

(a)                                 Payments.  The Borrower or any other Credit Party shall fail to pay (i) when and as required to be paid herein any amount of principal of any Loan, or (ii) within three days after the same becomes due, any interest on any Loan, or any fee or other amount payable hereunder or under any of the Loan Documents.

(b)                                 Representations and Warranties.  Any representation or warranty by any Credit Party under or in connection with the Loan Documents shall prove to have been incorrect in any material respect when made or deemed made (or in the case of any representation or warranty subject to a materiality qualifier, incorrect when made or deemed made).

(c)                                  Failure by Borrower to Perform Certain Covenants.  The Borrower, any Holdco Guarantor or any Restricted Subsidiary shall fail to perform or observe any term, covenant or agreement contained in any of Sections 9.01(a), 9.01(b), 9.01(c), 9.02(a), 9.03 or 9.14 or in Article X.

(d)                                 Failure by any Credit Party to Perform Other Covenants.  The Borrower, any Holdco Guarantor or any Restricted Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document on its part to be performed or observed, and any such failure shall remain unremedied for a period of 30 days from the occurrence thereof (unless the Majority Lenders determine that any such failure is not capable of remedy).

(e)                                  Insolvency; Voluntary Proceedings.  Any Credit Party or any Restricted Subsidiary thereof (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

(f)                                   Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Restricted Subsidiary thereof, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of such Person’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Credit Party or any Restricted Subsidiary thereof admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party or any Restricted Subsidiary thereof acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

(g)                                  Default Under Other Indebtedness.  (i) Any Credit Party or any of its Restricted Subsidiaries shall fail to make any payment of any principal of, or interest or premium on, any Indebtedness (other than in respect of the Loans or any Swap Contract) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable notice or grace period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure; or (ii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

(h)                                 Judgments.  One or more final and non-appealable judgments or decrees is entered against any Credit Party or any of the Restricted Subsidiaries by a court of competent jurisdiction involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has been notified and has not denied coverage or for which such Credit Party or such Restricted Subsidiary has not set aside adequate reserves on its balance sheet) in an amount in excess of the Threshold Amount and all such judgments or decrees has not been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof.

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the any Credit Party or Restricted Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Credit Party or Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount.

(j)                                    Dissolution, Etc.  Any Credit Party or any of its Restricted Subsidiaries shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by Section 10.04, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this subsection (j).

(k)                                 Change in Ownership or Control.  There occurs any Change of Control.

(l)                                     Failure by Guarantor to Perform Covenants; Invalidity of Guaranty.  Any Guarantor shall fail to perform or observe any term, covenant or agreement contained in its Guaranty or any other Guarantor Document to which it is a party on its part to be performed or observed and any such failure shall remain unremedied beyond the grace period, if any, specified therein (unless the Majority Lenders determine that such failure is not capable of remedy), or any “Event of Default” as defined in any Guaranty shall have occurred; or any Guaranty or any other Guarantor Document shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder.

(m)                             Subordination Provisions.  Any Subordination Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Indebtedness hereunder shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or any Subordination Agreement.

(n)                                 Collateral Documents.  Any Credit Party or any other Person shall fail to perform or observe any term, covenant or agreement contained in the Collateral Documents on its part to be performed or observed and any such failure shall remain unremedied beyond the grace period, if any, specified therein (unless the Majority Lenders determine that such failure is not capable of remedy), or any “Event of Default” as defined in any Collateral Document shall have occurred; or any of the Collateral Documents after delivery thereof shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Borrower or any other Person shall contest in any manner the validity or enforceability thereof, or the Borrower or any other Person shall deny that it has any further liability or obligation thereunder; or any of the Collateral Documents for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid and perfected first priority Lien subject only to Permitted Liens in any of the Collateral purported to be covered thereby.

(o)                                 Foreign Exchange.  Any restriction or requirement shall have been imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by Non-U.S. Credit Party, as the case may be, for the purpose of performing any obligation under the Loan Documents and such action would result in a Material Adverse Effect.

(p)                                 Seizure.  A substantial portion of the assets of any Non-U.S. Credit Party is compulsorily acquired, appropriated, condemned, nationalized or seized by any Governmental Authority or otherwise nationalized and, such action would result in a Material Adverse Effect.

Section 11.02                      Effect of Event of Default.  If any Event of Default shall occur and be continuing, the Agent shall, at the request of, or may, with the consent of, the Majority Lenders, (a) by notice to the Borrower, (i) declare the Commitments of the Lenders to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the entire unpaid principal amount of the Loans and the Notes, all interest accrued and unpaid thereon and all other Obligations to be forthwith due and payable, whereupon the Loans and the Notes, all such accrued interest and all such other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Credit Party under the Bankruptcy Code, or any other Event of Default specified in Section 11.01(e) or (f) which has the effect of staying actions against any Credit Party, the result which would otherwise occur only upon giving of notice by the Agent to the Borrower as specified in this clause (a) shall occur automatically, without the giving of any such notice; and (b) whether or not the actions referred to in clause (a) have been taken, (i) exercise any or all of the Agent’s rights and remedies under the Collateral Documents, and (ii) proceed to enforce all other rights and remedies available to the Agent and the Lenders under the Loan Documents and applicable law.

ARTICLE XII
THE AGENT

Section 12.01                      Appointment and Authority.  Each of the Lenders hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article XII are solely for the benefit of the Agent and the Lenders, and neither the Borrower nor any other Credit Party shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 12.02                      Rights as a Lender.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

Section 12.03                      Exculpatory Provisions.

(a)                                 The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

(b)                                 The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.02 and 13.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by the Borrower or a Lender.

(c)                                  The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(d)                                 The Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

Section 12.04                      Reliance by Agent.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 12.05                      Delegation of Duties.  The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent.  The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.

The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Agent.  The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 12.06                      Resignation of Agent.

(a)                                 The Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the consent of the Borrower so long as no Event of Default has occurred and is continuing at the time thereof (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in New York, NY, or an Affiliate of any such bank with an office in New York, NY.  If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Agent and, in consultation with the Borrower and with the consent of the Borrower so long as no Event of Default has occurred and is continuing at the time thereof (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Agent shall continue to hold such Collateral until such time as a successor Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Agent as provided for above.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan

Documents.  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 13.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Section 12.07                      Non-Reliance on Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 12.08                      Agent May File Proofs of Claim.  In case of the pendency of any Insolvency Proceeding or any other judicial proceeding relative to any Credit Party, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 3.03 and 13.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 3.03 and 13.04.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 12.09                      Collateral and Guaranty Matters.

(a)                                 Without limiting the provisions of Section 12.09, the Lenders irrevocably authorize the Agent, at its option and in its discretion:

(i)                                     to release any Lien on any property granted to or held by the Agent under any Loan Document (A) upon termination of all Commitments and payment in full of all Obligations; (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents; or (C) subject to Section 13.01, if approved, authorized or ratified in writing by the Majority Lenders;

(ii)                                  to release any Guarantor from its obligations under its Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Agent at any time, the Majority Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 12.10.

(b)                                 The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(c)                                  The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the Liens on the Collateral granted pursuant to the Collateral Documents or protect and preserve the Agent’s ability to enforce the Liens or realize upon the Collateral.

ARTICLE XIII
MISCELLANEOUS

Section 13.01                      Amendments and Waivers.  Except as otherwise provided herein or in any other Loan Document, (a) no amendment to any provision of this Agreement or any of the other Loan Documents shall in any event be effective unless the same shall be in writing and signed by the Borrower (and/or any Guarantor or other party thereto, as applicable), the Agent and the Majority Lenders (or the Agent with the written consent of the Majority Lenders) and (b) no waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Credit Party or other party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Lenders (or the Agent with the consent of the Majority Lenders).  Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, notwithstanding the foregoing provisions of this Section 13.01, any term or provision of any such other Loan Document may be amended without the agreement or consent of, or prior notice to, any Credit Party or other party thereto, to the extent such Loan Document provides for amendments without the agreement or consent of, or notice to, any Credit Party or such other party, and any term or provision of

Article XII (other than the provisions of Section 12.06 pertaining to Borrower consent) may be amended without the agreement or consent of, or prior notice to, the Borrower; and provided further, however, that no such amendment, waiver or consent shall do any of the following:

(a)                                 increase the amount, or extend the stated expiration or termination date, of the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 11.02), without the written consent of such Lender;

(b)                                 reduce the principal of, or interest on, the Loans or any fee or other amount payable to the Lenders hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to amend the default rate of interest as determined under Section 4.02 or to waive any obligation of the Borrower to pay interest at the default rate of interest;

(c)                                  postpone any date fixed by this Agreement or any other Loan Document for any payment in respect of principal of, or interest on, the Loans or any fee or other amount payable to the Lenders hereunder (including the date of any mandatory prepayment hereunder)] without the written consent of each Lender directly affected thereby;

(d)                                 change the definition of “Majority Lenders” or any definition or provision of this Agreement requiring the approval of Majority Lenders or some other specified amount of Lenders without the written consent of each Lender (other than the definitions specified in clause (ii) of this Section 13.01(d));

(e)                                  consent to the assignment or transfer by any Credit Party of any of its rights and obligations under the Loan Documents, without the written consent of each Lender;

(f)                                   release all or substantially all of the value of any Guaranty, or all or substantially all of the Collateral, except as contemplated herein, in any Guaranty and in the Collateral Documents relating thereto, without the written consent of each Lender;

(g)                                  contractually subordinate any Lien on any property granted to or held by the Agent under any Loan Document, without the written consent of each Lender, except as contemplated herein and in the Collateral Documents relating thereto;

(h)                                 waive any of the conditions specified in Section 7.01 (other than Section 7.01(a)(ii)), or, in the case of the initial Borrowing, Section 7.02, without the written consent of each Lender, or, in the case of any Borrower subsequent to the Closing Date, without the written consent of each Lender with a Delayed Draw Term Loan Commitment;

(i)                                     amend, modify or waive the provisions of Section 13.07 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(j)                                    impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder other than as contemplated herein without the written consent of the Majority Lenders; or

(k)                                 amend, modify or waive the provisions of this Section 13.01; and

provided further, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights, obligations or duties of the Agent under any Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, a Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Section 13.02                      Notices; Effectiveness; Electronic Communication.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or (subject to subsection (b) below) by email at or to the respective addresses, facsimile numbers or email addresses of the parties as set forth in Schedule 1 or in any Administrative Questionnaire.  Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications, to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  Change of Address.  Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto.

(d)                                 Platform.

(i)                                     The Borrower agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)                                  The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Credit Party’s or the Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

(e)                                  Reliance by Agent and Lenders.  The Agent and the Lenders shall be entitled to rely and act upon any notices (including any telephonic or electronic Notice of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.

Section 13.03                      No Waiver; Cumulative Remedies.  No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent or any Lender.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Section 11.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (i) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 13.05 (subject to the terms of Section 6.05), or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of any Insolvency Proceeding relative to any Credit Party; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (A) the Majority Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 11.02 and (B) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 6.05, any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.

Section 13.04                      Costs and Expenses; Indemnification.

(a)                                 Costs and Expenses.  The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent) (but limited to one counsel to the Agent and the Lenders, taken as a whole, one local counsel in any relevant jurisdiction, taken as a whole, and solely in the event of a conflict of interest, one additional counsel (and if necessary, one local counsel in each relevant jurisdiction) to each group of similarly situated affected Lenders), in connection with the syndication of the Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) (provided that U.S. legal expenses in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents shall be subject to the dollar cap set forth in the Expense and Indemnity Letter), (ii) all out-of-pocket expenses incurred by the Agent or any Lender (including the fees, charges and disbursements of any counsel for the Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and including in or in connection with any Insolvency Proceeding, and (C)  in connection with the preservation of and realization upon any of the Collateral, and (iii) all title, appraisal, survey, audit, environmental inspection, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Agent or any of its Affiliates in connection with the Loan Documents or the Collateral.

(b)                                 Indemnification by the Borrower.  The Borrower shall indemnify the Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower, any Holdco Guarantor or any Restricted Subsidiary or any of their respective affiliates or shareholders), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) actual or alleged presence or release of

Hazardous Substances on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any liability under any Environmental Law related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 13.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Pro Rata Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent), or such Related Party acting for the Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 13.07.

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, each party hereto shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto (and, in the case of the Credit Parties, any Indemnitee), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Person referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments.  All amounts due under this Section shall be payable upon demand therefor.

Section 13.05                      Right of Set-Off.  Upon the occurrence and during the continuance of any Event of Default each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such

Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such other Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such other Credit Party may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or obligations or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 6.06 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and its respective Affiliates under this Section 13.05 are in addition to other rights and remedies (including other rights of set-off) which such Lender or Affiliate may have.  Each Lender agrees to notify the Borrower and the Agent promptly after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 13.06                      Survival.  All covenants, agreements, representations and warranties made in any Loan Documents shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of the Notes, and shall continue in full force and effect so long as the Lenders have any Commitments, any Loans remain outstanding or any other Obligations remain unpaid or any obligation to perform any other act under any Loan Document remains unsatisfied.  Without limiting the generality of the foregoing, the obligations of the Borrower under Sections 5.02, 5.03, 6.03 and 13.04, and of the Lenders under Sections 6.03 and 13.04, and all similar obligations under the other Loan Documents (including all obligations to pay costs and expenses and all indemnity obligations), shall survive the repayment of the Loans and the termination of the Commitments.

Section 13.07                      Obligations Several.  The obligations of the Lenders under the Loan Documents are several.  The failure of any Lender or the Agent to carry out its obligations thereunder shall not relieve any other Lender or the Agent of any obligation thereunder, nor shall any Lender or the Agent be responsible for the obligations of, or any action taken or omitted by, any other Person hereunder or thereunder.  Nothing contained in any Loan Document shall be deemed to cause any Lender or the Agent to be considered a partner of or joint venturer with any other Lender or Lenders, the Agent, any Credit Party.

Section 13.08                      Benefits of Agreement.  The Loan Documents are entered into for the sole protection and benefit of the parties hereto and their successors and assigns.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 13.09(d)  and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 13.09                      Binding Effect; Assignment.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations under any Loan Document without the prior written consent of the Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, in the case of any assignment in respect of the Term Loan Facility, unless the Agent otherwise consents (such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations with respect to Delayed Draw Term Loan Commitment on a non-pro rata basis from the Loans.

(iii)                               Required Consents.  No consent shall be required for any assignment by a Lender except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default pursuant to

Sections 11.01(a), (e) or (f) has occurred and is continuing or any other Event of Default has occurred and is continuing for more than 30 days at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 5 Business Days after having received notice thereof; and

(B)                               the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i)  any unfunded Commitments with respect to the Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).  Prior to an Event of Default pursuant to Sections 11.01(a), (e) or (f), no assignment may be made to a Disqualified Institution.

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)                           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata portion of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata portion of all Loans in accordance with its Pro Rata Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this subsection, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption,

the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.02, 5.03, 6.03 and 13.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register.  The Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at one of its offices in United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent demonstrable error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 13.04(c) with respect to any payments made by such Lender to its Participant(s).

Prior to an Event of Default pursuant to Sections 11.01(a), (e) or (f), no participation may be sold to a Disqualified Institution.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which would require unanimous consent as described in the second proviso to Section 13.01 that directly affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.02, 5.03 and 6.03 (subject to the requirements and limitations therein, including the requirements under Section 6.03(f) (it being understood that the documentation required under Section 6.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 5.06 and 5.08 as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.03 or 6.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment is consented to by the Borrower.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.08 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 6.05 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 13.10                      Governing Law.  This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 13.11                      Submission to Jurisdiction.

(a)                                 Submission to Jurisdiction.  Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(b)                                 Waiver of Venue.  Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in subsection (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 13.02(a) (or with respect to the Borrower’s agent, the address specified in Section 13.18).  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 13.12                      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 13.13                      Confidentiality.  Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i)  any rating agency in connection with rating the Borrower or its Subsidiaries or the Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from, or on behalf of, the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 13.14                      Entire Agreement.  This Agreement and the other Loan Documents reflect the entire agreement among the Borrower, the Lenders and the Agent with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto.

Section 13.15                      Payments Set Aside.  To the extent that any payment by or on behalf of any Credit Party under any Loan Document is made to the Agent or any Lender, or the Agent or any Lender exercises its right of set-off as to any Credit Party, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding, or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its applicable share of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing.

Section 13.16                      No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agent (including in its capacity as arranger) and the Lenders, are arm’s-length commercial transactions between the Borrower, each other Credit Party and their respective Affiliates, on the one hand, and the Agent and the Lenders, on the other hand, (B) each of the Borrower and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agent and each Lender are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have not been, are not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Credit Party or any of their respective Affiliates, or any other Person and (B) neither the Agent nor any Lender has any obligation to the Borrower, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Credit Parties and their respective Affiliates, and neither the Agent nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Credit Party or any of their respective Affiliates.  To the fullest extent permitted by law, the Borrower (for itself and on behalf of the other Credit Parties) hereby waives and releases any claims that it may have against the Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 13.17                      Severability.  Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of any of the Loan Documents shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Loan Document, or the validity or effectiveness of such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 13.17, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited under or in connection with any Insolvency Proceeding, as determined in good faith by the Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 13.18                      Appointment of Process Agent.  The Borrower hereby irrevocably appoints CCS Global Solutions, Inc. (the “Process Agent”), with an office on the date hereof at 54 West 39th Street, 5th Floor, New York, New York 10018, as its authorized agent with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to the Loan Documents in any of the courts in and of the State of New York.  Such service may be made by mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent’s above address and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to the Borrower shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.  As an alternative method of service, the Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 13.02(a).  If for any reason CCS Global Solutions, Inc. shall cease to act as Process Agent, the Borrower shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all courts in and of the State of New York and acceptable to Agent.

Section 13.19                      Waiver of Immunity.  To the extent that the Borrower has or hereafter may acquire any right of immunity from jurisdiction of any court on the grounds of sovereignty or otherwise with respect to itself or its property, the Borrower hereby irrevocably waives such immunity for itself and for its property in respect of all of its obligations under the Loan Documents.

Section 13.20                      Translation.  Each notice, communication or other document delivered under the Loan Documents by the Borrower unless submitted in the English language, shall be accompanied by an English translation thereof and the English version shall govern in the event of any conflict with the non-English version thereof; provided that if any such conflict should arise with respect to any authorizations or approvals of any governmental agency or authority, any constitutional, statutory or other official document, or any Loan Document not originally executed in English, then the non-English language version thereof shall govern.

Section 13.21                      Payment in Dollars.  Payment in Dollars of all amounts due under the Loan Documents is of the essence, and Dollars shall be the currency of account in all events.  The payment obligations of the Borrower under any Loan Document shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Dollars and transfer to the Lenders and the Agent under normal banking procedures (after premium and costs of exchange) does not yield the amount of Dollars due under such Loan Document.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency (the “Other Currency”), the rate of exchange used shall be that at which in accordance with normal banking procedures the Lenders and the Agent could purchase Dollars with the Other Currency on the Business Day preceding the date on which the final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to Agent or any Lender (an “Entitled Person”) under such Loan Document shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the business day following receipt by Entitled Person of any sum adjudged to be so due in the Other Currency, such Entitled Person may in accordance with normal banking procedures purchase Dollars with the Other Currency.  If the Dollars so purchased are less than the sum originally due to such Entitled Person in Dollars, the Borrower agrees, as a separate and independent obligation and notwithstanding any such judgment, to indemnify such Entitled Person against such loss.

Section 13.22                      Counterparts.

(a)                                 Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Section 7.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                                 Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including any state law based on the Uniform Electronic Transactions Act.

Section 13.23                      USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as defined below) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Act.  The Borrower shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

[Remainder of page intentionally left blank; signature page(s) follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

AQUA VENTURES HOLDINGS CURAÇAO N.V.

By:	/s/ Lee Muller
Name: Lee Muller
Title: Chief Financial Officer

AQUAVENTURE HOLDINGS LLC

By:	/s/ Lee Muller
Name: Lee Muller
Title: Chief Financial Officer

SEVEN SEAS WATER CORPORATION

By:	/s/ Lee Muller
Name: Lee Muller
Title: Chief Financial Officer

AQUAVENTURE CAPITAL LIMITED

By:	/s/ Lee Muller
Name: Lee Muller
Title: Chief Financial Officer

CITIBANK, N.A., as Agent and Lender

By:	/s/ David Salpeter
Name: David Salpeter
Title: Vice President

EXHIBIT A

to the Credit Agreement

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1)Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

(1) For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language. (The same goes for single vs. multiple Assignees.)

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender](2)]

	3. Borrower(s):	Aqua Ventures Holdings Curacao N.V.

	4. Agent:	Citibank, N.A., as the administrative agent under the Credit Agreement

	5. Credit Agreement:	The $35,000,000 Credit Agreement dated as of June , 2015 among Aqua Ventures Holdings Curacao N.V., the Lenders parties thereto and Citibank, N.A., as Administrative Agent

6. Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned(3)	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans(4)
			$	$		%
			$	$		%
			$	$		%

[7. Trade Date:	](5)

[Remainder of page intentionally left blank; signature page(s) follow]

(2) Select as applicable.

(3) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Term Loan A Commitment,” “Delayed Draw Term Loan Commitment,” etc.)

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(4) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(5) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                                         , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:
Name:
Title: .

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

S-1

Consented to and Accepted:

CITIBANK, N.A., as
Agent

By:
Title:

Consented to:

AQUA VENTURES HOLDINGS CURAÇAO N.V.

By:
Title:

S-2

ANNEX 1

[                                         ](6)

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                               Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section        thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) [if it is a Foreign Lender,] attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and

(6) Describe Credit Agreement at option of Administrative Agent.

Annex 1 - 1

(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.                                      General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1 - 2

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:                             Citibank, N.A., as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Credit Agreement, dated as of June 18, 2015 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among AQUA VENTURES HOLDINGS CURACAO N.V., the other Credit Parties party thereto, the several financial institutions from time to time parties thereto (the “Lenders”), and Citibank, N.A., as Administrative Agent for the Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.                                      I am a duly elected Responsible Officer of the Borrower;

2.                                      I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Parent Guarantor and its Restricted Subsidiaries during the accounting period covered by the attached financial statements;

3.                                      Attached hereto as Annex 1 are the financial statements required by Section [9.01(a)][9.01(b)] of the Credit Agreement for the [fiscal quarter][fiscal year] of the Borrower ended as of [ ] (the “Test Date”). Such financial statements fairly present the financial condition, results of operations and cash flows of the Parent Guarantor and its Restricted Subsidiaries in accordance with GAAP as at the Test Date and for such period.

4.                                      The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any Event of Default has occurred during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the most recently delivered prior audited financial statements referred;

5.                                      Annex 2 attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain specified covenants of the Credit Agreement, all of which data and computations are true, complete and correct(1);

(1)Include calculations pursuant to Section 10.06(h) and Section 10.13 and calculations in form of attached Schedule 1. Calculation of Holdco Interest Coverage Ratio is not required if the Borrower, the Restricted Subsidiaries, and the Holdco Guarantors have at least $5,000,000 in the aggregate in unrestricted cash and Permitted Cash Equivalent Investments on their balance sheets on the last day of a Reference Period (excluding such amounts of the Restricted Subsidiaries that are not available to be distributed to the Borrower or a Holdco Guarantor).

6.                                      Annex 3 attached hereto sets forth a report detailing the operating statistics for each Project Subsidiary in the form of the attached Schedule 2, and such report is true, complete and correct; and

7.                                      The financial covenant analyses and information set forth in this Compliance Certificate is true and accurate on and as of the date of this Compliance Certificate.

Described below are the exceptions, if any, to paragraph 4 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Annex 2 hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day                                           of , 20        .

AQUA VENTURES HOLDINGS CURACAO N.V.

By:
Name:
Title:

Annex 1

[To be attached]

Annex 2

[To be attached]

Annex 3

[To be attached]

Schedule 1

Form of Holdco Cash Flow Calculation

Total

Consolidated Cash Flow from Operations of Parent Guarantor
(Excluding Unrestricted Subsidiaries and Joint Ventures other than for cash actually received from these entities by the Parent Guarantor or a Restricted Subsidiary)

Less:
Portions of Cash Flow from Operations of Parent Guarantor not able to be distributed to the Borrower or a Holdco Guarantor
Portions of Cash Flow from Operations of Parent Guarantor not generated in the ordinary course of business
Payments or Repayments of Indebtedness other than the Facility
Distributions by Parent Guarantor
Capitalized Interest (Solely to the extent paid in cash, not financed, and not otherwise included in Cash Flow from Operations above)

Consolidated maintenance capital expenditures of the Parent Guarantor
(Excluding Unrestricted Subsidiaries and Joint Ventures, and solely capital expenditures that are maintenance in nature rather than growth)

Plus:
Interest and Fees paid under the Facility (To the extent included in Cash Flow from Operations above)
Total Holdco Cash Flow

Schedule 2

Quarterly Operating Statistics Information Form

	BVI	Curacao	St. Maarten	Trinidad	USVI	[Add Column for Other Material New Projects]	Other Projects (aggregate without buildup)	Total
Capacity during Period (millions of gallons per day)							N/A	N/A
Availability during Period (%, with explanation of any material changes from historical levels)							N/A	N/A
Utilization during Period (millions of gallons per day, with explanation of any material changes from historical levels)							N/A	N/A
Project Level Revenue during Period ($mm; include buildup of major cash flows, i.e. volume * price)
Project Level EBITDA during Period ($mm)
Project Level Interest Payments during Period ($mm)
Project Level Principal Repayments or Draws during Period ($mm)
Project Level Tax Payments during Period ($mm)
Project Level Changes in Net Working Capital during Period ($mm)
Project Level Maintenance Capex during Period ($mm)
Project Level Free Cash Flow during Period ($mm; describe any items incorporated that are not otherwise included in this table)

Seven Seas overhead and G&A expenses during period: Breakdown of capex by project:

Details of projects under construction (provide updates on project completion %, spend %

relative to capex budget, and timing of expected completion):

Confirm if any material breaches under water sale agreements or other material contracts occurred during period, and if so, provide details:

Confirm if any material breaches or restrictions on dividend payments under other debt contracts occurred during period, and if so, provide details:

EXHIBIT C FORM OF
GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of June 18, 2015, is made by each Guarantor named in the signature pages hereof (each a “Guarantor” and, collectively, the “Guarantors”), in favor of the Lenders party to the Credit Agreement referred to below and Citibank, N.A., as administrative agent for the Lenders referred to below (in such capacity, the “Agent”).

Aqua Ventures Holdings Curacao N.V., a Curacao limited liability company (the “Borrower”), the Holdco Guarantors, the financial institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and the Agent are parties to a Credit Agreement dated as of June 18, 2015 (as amended, restated, amended and restated, supplemented, modified, renewed or extended from time to time, the “Credit Agreement”).

It is a condition precedent to the Borrowings under the Credit Agreement that each Guarantor guarantees the indebtedness and other obligations of the Borrower to the Guaranteed Parties under or in connection with the Credit Agreement as set forth herein. Each Guarantor will derive substantial direct and indirect benefits from the making of the Loans to the Borrower pursuant to the Credit Agreement (which benefits are hereby acknowledged by each Guarantor).

Accordingly, to induce the Agent and the Lenders to enter into the Credit Agreement, and in consideration thereof, each Guarantor hereby agrees as follows:

SECTION 1                               Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:

“Acceding Subsidiary” has the meaning set forth in Section 28.

“Accession Agreement” has the meaning set forth in Section 28.

“Act” has the meaning set forth in Section 30.

“Agent” has the meaning set forth in the recitals.

“Agreement Currency” has the meaning set forth in Section 27.

“Borrower” shall have the meaning set forth in the recitals.

“Credit Agreement” has the meaning set forth in the recitals.

“Guaranteed Obligations” has the meaning set forth in Section 2(a) and Section 2(b)(ii).

“Guaranteed Parties” means the Agent and the Lenders.

“Guarantor” shall have the meaning set forth in the recitals.

“Guarantor Documents” means this Guaranty and all other certificates, documents, agreements and instruments delivered to any Guaranteed Party under or in connection with this Guaranty and the Loan Documents.

“Indemnitee” has the meaning set forth in Section 15(b).

“Judgment Currency” has the meaning set forth in Section 27.

“Lender” has the meaning set forth in the recitals.

“Obligor” has the meaning set forth in Section 7(a).

“Process Agent” has the meaning set forth in Section 20(d).

“Subordinated Debt” has the meaning set forth in Section 7(a).

“Subordinated Debt Payments” means any payment or distribution by or on behalf of any Obligor, directly or indirectly, of assets of such Obligor of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt.

(c) Interpretation. The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

SECTION 2                               Guaranty.

(a)                                 Guaranty. Each Guarantor with due observation of Section 2(b)(ii) hereby unconditionally and irrevocably guarantees to the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Borrower to the Guaranteed Parties under or in connection with the Credit Agreement, the Notes and the other Loan Documents, including all unpaid principal of the Loans, all interest accrued thereon, all fees due under the Credit Agreement and all other amounts payable by the Borrower to the Guaranteed Parties thereunder or in connection therewith. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness,

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liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim in any Insolvency Proceeding, and including interest that accrues after the commencement by or against any Credit Party of any Insolvency Proceeding naming such Person as the debtor in such Insolvency Proceeding. The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantors in connection with this Guaranty (including any and all amounts due under Section 15), shall hereinafter be collectively referred to as the “Guaranteed Obligations.” Notwithstanding the foregoing, (i) Guaranteed Obligations with respect to any Guarantor shall exclude all Excluded Swap Obligations with respect to such Guarantor; and (ii) with respect to the grant of any Lien by such Guarantor under any Collateral Documents, the “Secured Obligations” thereunder shall exclude all Excluded Swap Obligations with respect to such Guarantor.

(b)                                 Limitation of Guaranty. (i) To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including applicable state law and §§544 and 548 of the Bankruptcy Code) any limitations on the amount of a Guarantor’s liability with respect to the Guaranteed Obligations which any Guaranteed Party can enforce under this Guaranty, the Guaranteed Parties by their acceptance hereof accept such limitation on the amount of such Guarantor’s liability hereunder to the extent needed to make this Guaranty and the Guarantor Documents fully enforceable and nonavoidable.

(ii)                                          The guaranty of Air-Fin Holding N.V. and Air-Fin Holding Sint Maarten N.V. under this Section 2 and their respective liability under this Guaranty to guaranty the Guaranteed Obligations is limited to the fair market value of the equity of Air-Fin Holding N.V. and Air-Fin Holding Sint Maarten N.V., respectively at the time the Guaranteed Parties should enforce their rights under this Guaranty against Air-Fin Holding N.V. and Air-Fin Holding Sint Maarten N.V., respectively. The Guaranteed Parties, by their acceptance hereof, accept such limitations. Nothing in this sub-clause (ii) shall limit the obligation under this Guaranty or any other Guarantor Document of any other Guarantor.

SECTION 3                               Liability of Guarantors. The liability of the Guarantors under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i)                                     such Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Party’s exercise or enforcement of any remedy it may have against the Borrower or any other Person, or against any Collateral;

(ii)                                  this Guaranty is a guaranty of payment when due and not merely of collectability;

(iii)                               the Guaranteed Parties may enforce this Guaranty solely upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of

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any dispute between any of the Guaranteed Parties and the Borrower with respect to the existence of such Event of Default;

(iv)                              such Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(v)                                 such Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

(A)                                      any Insolvency Proceeding with respect to the Borrower, such Guarantor, any other Credit Party or any other Person;

(B)                               any limitation, discharge, or cessation of the liability of the Borrower, such Guarantor, any other Credit Party or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C)                               any merger, acquisition, consolidation or change in structure of the Borrower, such Guarantor or any other Credit Party or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower, such Guarantor, any other Credit Party or other Person;

(D)                               any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents, including any Guaranteed Party’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and to any of the Collateral;

(E)                                any claim, defense, counterclaim or setoff, other than that of prior performance, that the Borrower, such Guarantor, any other Credit Party or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F)                                 any Guaranteed Party’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, or any Collateral, or any Guaranteed Party’s exchange, release, or waiver of any Collateral;

(G)                               any Guaranteed Party’s exercise or nonexercise of any power, right or remedy with respect to any of the Collateral, including any Guaranteed Party’s compromise, release, settlement or waiver with or of the Borrower, any other Credit Party or any other Person;

(H)                              any Guaranteed Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations;

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(I)                                   any impairment or invalidity of any of the Collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Guaranteed Parties thereon or therein; and

(J)                                   any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower to any Guaranteed Party.

SECTION 4                                       Consents of Guarantors. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Guarantor:

(i)                                     the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of the Credit Parties under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii)                                  the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

(iii)                               the time for the Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Guaranteed Parties may deem proper;

(iv)                              any Guaranteed Party may discharge or release, in whole or in part, any other Credit Party or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Guaranteed Party be liable to the Guarantors for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize the Collateral;

(v)                                 in addition to the Collateral, the Guaranteed Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

(vi)                              the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrower to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

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(vii)                           the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to any Guaranteed Party, with respect to the Guaranteed Obligations or any of the Collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantors against the Borrower;

all as the Guaranteed Parties may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

SECTION 5                               Guarantor Waivers.

(a) Certain Waivers. Each Guarantor waives and agrees not to assert:

(i)                                     any right to require any Guaranteed Party to marshal assets in favor of the Borrower, such Guarantor, any other Credit Party or any other Person, to proceed against the Borrower, any other Credit Party or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of §9611 of the New York UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;

(ii)                                  the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii)                               any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, such Guarantor or any other Person;

(iv)                              any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations;

(v)                                 any rights to set-offs and counterclaims;

(vi)                              any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against the Borrower or any other obligor of the Guaranteed Obligations for reimbursement; and

(vii)                           without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty.

(b) Additional Waivers. Each Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties

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upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, such Guarantor or any other Person with respect to the Guaranteed Obligations.

(c) Independent Obligations. The obligations of each Guarantor hereunder are independent of and separate from the obligations of the Borrower and any other Credit Party and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against such Guarantor, whether or not the Borrower or any such other Credit Party is joined therein or a separate action or actions are brought against the Borrower or any such other Credit Party.

(d) Financial Condition of Borrower. No Guarantor shall have any right to require any Guaranteed Party to obtain or disclose any information with respect to: (i) the financial condition or character of any Credit Party or the ability of any Credit Party to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) the Collateral; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of any Guaranteed Party or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

SECTION 6 Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, no Guarantor shall have, and no Guarantor shall directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Party as against the Borrower or other Credit Parties, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 7                               Subordination.

(a) Subordination to Payment of Guaranteed Obligations. All payments on account of all indebtedness, liabilities and other obligations of the Borrower or any Guarantor (each an “Obligor” and collectively the “Obligors”) to any Guarantor, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to any Obligor or otherwise, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by any Obligor to such Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Subordinated Debt”) shall be subject, subordinate and junior in right of payment and exercise of

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remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations.

(b) No Payments. Other than during the continuance of an Event of Default, a Guarantor shall be entitled to accept and receive regularly scheduled payments and other payments in the ordinary course on the Subordinated Debt, in accordance with the terms of the documents and instruments governing the Subordinated Debt and other Subordinated Debt Payments in respect of Subordinated Debt not evidenced by documents or instruments, in each case to the extent permitted under Article X of the Credit Agreement. During the continuance of an Event of Default (or if any Event of Default would exist immediately after the making of a Subordinated Debt Payment), and until such Event of Default is cured or waived, such Guarantor shall not make, accept or receive any Subordinated Debt Payment. In the event that, notwithstanding the provisions of this Section 7, any Subordinated Debt Payments shall be received in contravention of this Section 7 by any Guarantor before all Guaranteed Obligations are paid in full in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of the Guaranteed Parties and shall be paid over or delivered to the Agent for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 7, after giving effect to any concurrent payments or distributions to any Guaranteed Party in respect of the Guaranteed Obligations.

(c) Subordination of Remedies. As long as any Guaranteed Obligations shall remain outstanding and unpaid, no Guarantor shall, without the prior written consent of the Agent:

(i)                                     accelerate, make demand or otherwise make due and payable prior to the original stated maturity thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of the Subordinated Debt;

(ii)                                  exercise any rights under or with respect to (A) any guaranties of the Subordinated Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of an Obligor or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing;

(iii)                               exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities or obligations of such Guarantor to any Obligor against any of the Subordinated Debt; or

(iv)                              commence, or cause to be commenced, or join with any creditor other than any Guaranteed Party in commencing, any Insolvency Proceeding.

(d) Subordination Upon Any Distribution of Assets of any Obligor. In the event of any payment or distribution of assets of any Obligor of any kind or character, whether in cash, property or securities, upon any Insolvency Proceeding with respect to or involving any Obligor, (i) all amounts owing on account of the Guaranteed Obligations, including all interest accrued

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thereon at the contract rate both before and after the initiation of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which such Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Agent (on behalf of the Guaranteed Parties) for application to the payment of the Guaranteed Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to any Guaranteed Party in respect of such Guaranteed Obligations.

(e) Authorization to Agent. If, while any Subordinated Debt is outstanding, any Insolvency Proceeding is commenced by or against any Obligor or its property:

(i)                                     the Agent, when so instructed by the Majority Lenders, is hereby irrevocably authorized and empowered (in the name of the Guaranteed Parties or in the name of any Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Guaranteed Parties; and

(ii)                                  each Guarantor shall promptly take such action as the Agent (on instruction from the Majority Lenders) may reasonably request (A) to collect the Subordinated Debt for the account of the Guaranteed Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Agent, such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

SECTION 8                               Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and the Guarantors expressly acknowledge that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon the Guarantors until termination of the Commitments and payment and performance in full of the Guaranteed Obligations.

SECTION 9                               Payments.

(a) Payments. Each Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against such Guarantor by virtue hereof, upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), such Guarantor shall forthwith pay, or cause to be paid,

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in cash, to the Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to the Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in any such Insolvency Proceeding). Each Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in Dollars and in same day or immediately available funds, to the Agent at such office of the Agent and to such account as are specified in the Credit Agreement.

(b) Taxes. Any and all payments by or on account of any Guaranteed Obligation hereunder or under any other Guarantor Document shall be made in accordance with Section 6.03 of the Credit Agreement. Each Guarantor agrees that the provisions of Section 6.03 of the Credit Agreement are hereby incorporated herein by reference and agrees to be bound thereunder as though it were the Borrower, mutatis mutandis, and by their acceptance hereof, the Guaranteed Parties also agree thereto.

SECTION 10                        Representations and Warranties. Each Guarantor represents and warrants to each Guaranteed Party that:

(a) Organization and Powers. Each of the Guarantors and its Restricted Subsidiaries is duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (where such consent is legally relevant), is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would have a Material Adverse Effect and has all requisite power and authority to own its assets and carry on its business and, with respect to the Guarantors, to execute, deliver and perform its obligations under the Guarantor Documents to which it is a party.

(b) Authorization; No Conflict. The execution, delivery and performance by each Guarantor of this Guaranty and any other Guarantor Documents to which such Guarantor is a party have been duly authorized by all necessary action of such Guarantor, and do not and will not: (i) contravene the terms of the Organization Documents of such Guarantor; (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Guarantor is a party or by which it or its properties may be bound or affected; or (iii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting such Guarantor.

(c) Binding Obligation. This Guaranty constitutes, and each other Guarantor Document when executed and delivered by the Guarantor party thereto will constitute, a legal, valid and binding obligation of such Guarantor party thereto, enforceable against each Guarantor that is party thereto in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, insolvency, reorganization, receivership, examinership, moratorium or similar law affecting creditors’ rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(d) Governmental Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent

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of any other Person, is required for the due execution, delivery or performance by any Guarantor of the Guarantor Documents, except for recordings or filings in connection with the perfection of the Liens on the Collateral in favor of the Agent on behalf of the Lenders and consents and licenses that have been received and are in full force and effect.

(e) No Prior Assignment. No Guarantor has previously assigned any interest in the Subordinated Debt or any collateral relating thereto, no Person other than a Guarantor owns an interest in any of the Subordinated Debt or any such collateral (whether as joint holders of the Subordinated Debt, participants or otherwise), and the entire Subordinated Debt is owing only to the Guarantors.

(f) Consideration. Each Guarantor has received at least “reasonably equivalent value” (as such phrase is used in §548 of the Bankruptcy Code and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Collateral Documents to which it is a party.

(g) Independent Investigation. Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Party with respect thereto. Each Guarantor represents and warrants that it has received and reviewed copies of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower and any other matters pertinent hereto that any Guarantor may desire. No Guarantor is relying upon or expecting any Guaranteed Party to furnish to such Guarantor any information now or hereafter in any Guaranteed Party’s possession concerning the financial condition of the Borrower or any other matter.

(h) Pari Passu Obligations. Notwithstanding anything to the contrary herein, the payment obligations of each Guarantor under this Guaranty and each other Guarantor Document are and will at all times be unsubordinated general obligations of such Guarantor, and rank and will at all times rank at least pari passu with all other present and future unsubordinated, unsecured general obligations of such Guarantor.

(i) Credit Agreement Representations. Each Guarantor hereby represents and warrants that each representation and warranty set forth in Article VIII of the Credit Agreement with respect to such Guarantor is true and correct in all material respects.

SECTION 11                        Reporting Covenant. So long as any Guaranteed Obligations (other than contingent indemnification obligations) shall remain unsatisfied or any Lender shall have any Commitment, each Guarantor agrees that it shall furnish to the Agent: (a) prompt written notice of any condition or event which has resulted, or that would reasonably be expected to result, in a Material Adverse Effect; and (b) such other information respecting the operations, properties, business or condition (financial or otherwise) of such Guarantor or its Subsidiaries as any Lender (through the Agent) may from time to time reasonably request.

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SECTION 12                        Additional Affirmative Covenants. So long as any Guaranteed Obligations (other than contingent indemnification obligations) shall remain unsatisfied or any Lender shall have any Commitment, each Guarantor agrees that:

(a)                                 Preservation of Existence, Etc. Except as otherwise permitted pursuant to Section 10.04 of the Credit Agreement, each Guarantor shall, and shall cause each of its Restricted Subsidiaries to, maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties.

(b)                                 Further Assurances and Additional Acts. Each Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Agent or the Majority Lenders shall deem necessary or appropriate to effectuate the purposes of this Guaranty and the other Guarantor Documents, and promptly provide the Agent with evidence of the foregoing reasonably satisfactory in form and substance to the Agent or the Majority Lenders.

(c)                                  Credit Agreement Covenants. Each Guarantor shall observe, perform and comply with all covenants applicable to such Guarantor set forth in Articles IX and X of the Credit Agreement, which by their terms the Parent Guarantor is required to cause such Guarantor to observe, perform and comply with, as if such covenants were set forth in full herein.

(d)                                 Governmental Consents. Each Guarantor shall maintain all authorizations, consents, approvals, licenses, exemptions of, or filings or registrations with, any Governmental Authority, or approvals or consents of any other Person, required in connection with this Guaranty or any other Guarantor Documents.

SECTION 13                        Notices. All notices and other communications provided for hereunder and under the other Guarantor Documents shall, unless otherwise stated herein or therein, be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or by email (i) if to the Agent or any Lender, at or to its address, email address or facsimile number set forth in Schedule 2 to the Credit Agreement, and (ii) if to any Guarantor, at or to its address, email address or facsimile number set forth below its name on the signature page hereof, or at or to such other address, email address or facsimile number as such party shall have designated in a written notice to the other party. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices and other communications (A) sent by facsimile or by email shall be deemed to have been given when sent, and (B) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described herein, of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if a notice or other communication is not given during normal business hours for the recipient, it shall be deemed to have been given at the opening of business on the next business day for the recipient.

SECTION 14                        No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege

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hereunder or under any other Guarantor Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 15                        Costs and Expenses; Indemnification.

(a) Costs and Expenses. Each Guarantor agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent) (but limited to one counsel to the Agent and the Lenders, taken as a whole, one local counsel in any relevant jurisdiction, taken as a whole, and solely in the event of a conflict of interest, one additional counsel (and if necessary, one local counsel in each relevant jurisdiction) to each group of similarly situated affected Lenders), in connection with the preparation, negotiation, execution, delivery and administration of this Guaranty, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) (provided that U.S. legal expenses in connection with the preparation, negotiation, execution and delivery of this Guaranty and the other Loan Documents shall be subject to the dollar cap set forth in the Expense and Indemnity Letter), (ii) all out-of-pocket expenses incurred by the Agent or any Lender (including the fees, charges and disbursements of any counsel for the Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Guaranty, including its rights under this Section, (B) in connection with the Guaranteed Obligations made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Guaranteed Obligations, and including in or in connection with any Insolvency Proceeding, and (C) in connection with the preservation of and realization upon any of the Collateral, and (iii) all title, appraisal, survey, audit, environmental inspection, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Agent or any of its Affiliates in connection with this Guaranty or the Collateral.

(b) Indemnification. Each Guarantor shall indemnify each Guaranteed Party (and any agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Guarantor, the Borrower or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any other Guarantor Document or other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Guaranteed Obligations or the use or proposed use of the proceeds therefrom, (iii) actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by any Credit Party or any of its Subsidiaries, or any liability under any Environmental Law related in any way to any Credit Party or any of its Subsidiaries, or (iv) any actual or prospective

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claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Guarantor, the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Guarantor, the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower, such Guarantor or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each party hereto shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto (and in the case of the Guarantors, any Indemnitee), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty or any other Guarantor Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, the Guaranteed Obligations or the use of the proceeds thereof. No Person referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guaranty or the other Guarantor Documents or the transactions contemplated hereby or thereby.

(d) Payment. All amounts due under this Section 15 shall be payable upon demand therefor.

(e) Interest. Any amounts payable to any Guaranteed Party under this Section 15 if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in Section 3.02 of the Credit Agreement.

(e) Survival.  The agreements in this Section 15 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.

SECTION 16                        Right of Set-Off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held by, and other obligations (in whatever currency) at any time owing by, such Lender or any such Affiliate to or for the credit or the account of any Guarantor or any other Credit Party against any and all Guaranteed Obligations owing to such Lender or any such Affiliate, now or hereafter existing, irrespective of whether or not the Agent or such Lender or any such Affiliate shall have made any demand under this Guaranty or any other Guarantor Document and although such

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Guaranteed Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or obligations or are owed to a branch, office or Affiliate of such Person different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that by its acceptance hereof, each Lender shall agree that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set- off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 6.06 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Guaranteed Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The rights of the Lenders and their Affiliates under this Section 16 are in addition to other rights and remedies (including other rights of set-off) which the Lenders and their Affiliates may have. By its acceptance hereof, each of the Lenders agrees promptly to notify the applicable Guarantor and the Agent after any such set-off and application made by such Lender or its Affiliate; provided, however that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 17                        Marshalling; Payments Set Aside. Neither the Agent nor any Guaranteed Party shall be under any obligation to marshal any assets in favor of any Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. If any payment of the Guaranteed Obligations by or on behalf of any Credit Party (or receipt of any proceeds of any set-off or any Collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to any Credit Party, its estate, trustee, receiver or any other Person, in connection with any Insolvency Proceeding or otherwise, then to the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived and continued in full force and effect as if such payment had not been made or such set-off or Collateral application had not occurred.

SECTION 18                        Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Agent and each other Guaranteed Party and their respective successors and assigns, and no other Person (other than any Related Party specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantors, and such obligations shall be limited to those expressly stated herein.

SECTION 19                        Binding Effect; Assignment.

(a) Binding Effect. This Guaranty shall be binding upon each Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Agent and each other Guaranteed Party and their respective successors, endorsees, transferees and assigns. Delivery by any Guarantor of an executed counterpart of a signature page of this Guaranty by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guaranty.

(b) Assignment.  Except to the extent otherwise provided in the Credit Agreement, no Guarantor shall have the right to assign or transfer its rights and obligations

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hereunder or under any other Guarantor Documents without the prior written consent of the Majority Lenders. Each Lender may, without notice to or consent by any Guarantor, sell, assign, transfer or grant participations in all or any portion of such Lender’s rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Lender in accordance with Section 13.09 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents. Each Guarantor agrees that in connection with any such sale, assignment, transfer or grant by any Guaranteed Party, a Guaranteed Party may deliver to the prospective participant or assignee financial statements and other relevant information relating to such Guarantor and its Subsidiaries. In the event of any grant of a participation, the participant (A) shall be deemed to have a right of setoff under Section 16 in respect of its participation to the same extent as if it were such “Guaranteed Party;” and (B) shall also be entitled to the benefits of Section 15.

SECTION 20                        Governing Law and Jurisdiction.

(a) Governing Law. This Guaranty and the other Guarantor Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty or any other Guarantor Document (except, as to any other Guarantor Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto in any way relating to this Guaranty or any other Guarantor Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto (by its acceptance hereof) irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each party hereto (by its acceptance hereof) agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Guarantor Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Guaranty or any other Guarantor Document against any other party hereto or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Guarantor Document in any court referred to in subsection (b) of this Section. Each of the parties hereto (by its acceptance hereof) hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d) Appointment of Process Agent. Each Guarantor hereby irrevocably appoints CCS Global Solutions, Inc. (the “Process Agent”), with an office on the date hereof at 54 West 39th Street, 5th Floor, New York, New York 10018, as its authorized agent with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to the Loan Documents in any of the courts in and of the State of New York. Such service may be made by mailing or delivering a copy of such process to such Guarantor in care of the Process Agent at the Process Agent’s above address and such Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to such Guarantor shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. As an alternative method of service, each Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 13. If for any reason CCS Global Solutions, Inc. shall cease to act as Process Agent, each Guarantor shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all courts in and of the State of New York and acceptable to Agent.

(e) Service of Process. Each Guarantor and each Guaranteed Party (by its acceptance hereof) irrevocably consents to service of process in the manner provided for notices in Section 13 or, if applicable, to the Process Agent specified in Section 20(d). Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 21                        Waiver of Jury Trial. EACH PARTY HERETO (BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER GUARANTOR DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (BY ITS ACCEPTANCE HEREOF) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER GUARANTOR DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 22                        Entire Agreement; Amendments and Waivers.

(a) Entire Agreement. This Guaranty and the other Guarantor Documents constitute the entire agreement of among the Guarantors, the Lenders and the Agent with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. There are no conditions to the full effectiveness of this Guaranty.

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(b) Amendments and Waivers. Except to the extent otherwise provided herein or in any other Guarantor Documents, this Guaranty and the other Guarantor Documents may not be amended except by a writing signed by the Guarantors (or other party thereto, as applicable), the Agent and the Majority Lenders, or the Guarantors and the Agent (with the written consent of the Majority Lenders). No waiver of any provision of this Guaranty or any other Guarantor Document or consent to any departure by any Guarantor therefrom shall be effective unless in writing and signed by the Agent and the Majority Lenders, or the Agent (with the consent of the Majority Lenders). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23                        Survival. All covenants, agreements, representations and warranties made in this Guaranty and in any other Guarantor Document shall, except to the extent otherwise provided therein, survive the execution and delivery of this Guaranty, and shall continue in full force and effect so long as any Lender has any Commitment or any Guaranteed Obligations remain unsatisfied.

SECTION 24                        Guaranteed Parties Not Fiduciaries to any Guarantor. The relationship between each Guarantor and its Affiliates, on the one hand, and each Guaranteed Party and its Affiliates, on the other hand, is solely that of debtor and creditor, and neither such Guaranteed Party nor any Affiliate thereof shall have any fiduciary or other special relationship with any Guarantor or any of its Affiliates, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

SECTION 25                        Knowing and Explicit Waivers. EACH GUARANTOR ACKNOWLEDGES THAT IT HAS EITHER OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS GUARANTY. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN, INCLUDING THOSE CONTAINED IN SECTIONS 3 THROUGH 5, ARE MADE WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES. ADDITIONALLY, EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT BY EXECUTING THIS GUARANTY, IT IS WAIVING CERTAIN RIGHTS, BENEFITS, PROTECTIONS AND DEFENSES TO WHICH IT MAY OTHERWISE BE ENTITLED UNDER APPLICABLE LAW, AND THAT ALL SUCH WAIVERS HEREIN ARE EXPLICIT, KNOWING WAIVERS. EACH GUARANTOR FURTHER ACKNOWLEDGES AND AGREES THAT THE GUARANTEED PARTIES ARE RELYING ON SUCH WAIVERS IN CREATING THE GUARANTEED OBLIGATIONS, AND THAT SUCH WAIVERS ARE A MATERIAL PART OF THE CONSIDERATION WHICH THE GUARANTEED PARTIES ARE RECEIVING FOR CREATING THE GUARANTEED OBLIGATIONS.

SECTION 26                        Severability. Whenever possible, each provision of this Guaranty and the other Guarantor Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Guaranty or any other Guarantor Document shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall

18

be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Guaranty or such Guarantor Document, as the case may be, or the validity or effectiveness of such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 26, if and to the extent that the enforceability of any provisions in this Guaranty relating to Defaulting Lenders shall be limited under or in connection with any Insolvency Proceeding, as determined in good faith by the Agent then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 27                        Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Guarantor Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to any Guaranteed Party hereunder or under the other Guarantor Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent from such Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent in such currency, the Agent (by its acceptance hereof) agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law). The agreements in this Section 27 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.

SECTION 28                        Future Guarantors. At such time following the date hereof as any Subsidiary of the Parent Guarantor (an “Acceding Subsidiary”) is required to accede hereto pursuant to the terms of Section 9.14 of the Credit Agreement, such Acceding Subsidiary shall execute and deliver to the Agent an accession agreement substantially in the form of Annex 1 (the “Accession Agreement”), signifying its agreement to be bound by the provisions of this Guaranty as a Guarantor to the same extent as if such Acceding Subsidiary had originally executed this Guaranty as of the date hereof.

SECTION 29                        Joint and Several Liability. All references to Guarantor herein shall include each and every Guarantor and each and every Guaranteed Obligation of a Guarantor hereunder shall be the joint and several obligation of each Guarantor.

SECTION 30                        Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery by any Guarantor of an executed counterpart of a signature page of this Guaranty by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guaranty.

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SECTION 31                        USA PATRIOT Act Notice. Each Guaranteed Party that is subject to the Act (as defined below) hereby notifies the Guarantors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), that it is required to obtain, verify and record information that identifies each Guarantor, which information includes the name and address of each Guarantor and other information that will allow the Guaranteed Parties to identify each Guarantor in accordance with the Act. Each Guarantor shall, promptly following a request by any Guaranteed Party, provide all documentation and other information that such Guaranteed Party requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

[Remainder of page intentionally left blank; signature page(s) follow]

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty, as of the date first above written.

AQUAVENTURE HOLDINGS LLC

By
Title:
Address:
c/o

Attn.:
Fax No.

SEVEN SEAS WATER CORPORATION

By
Title:
Address:
c/o

Attn.:
Fax No.

AQUAVENTURE CAPITAL LIMITED

By
Title:
Address:
c/o

Attn.:
Fax No.

AIR-FIN HOLDING N.V.

By
Title:
Address:
c/o

Attn.:
Fax No.

AIR-FIN HOLDING SINT MAARTEN N.V.

By
Title:
Address:
c/o

Attn.:
Fax No.
Email:

Annex 1
to the Guaranty

FORM OF ACCESSION AGREEMENT

To:                             Citibank, N.A., as Agent

Re:                             Aqua Ventures Holdings Curacao N.V.

Ladies and Gentlemen:

This Accession Agreement is made and delivered pursuant to Section 28 of that certain Guaranty dated as of June 18, 2015 (as amended, modified, renewed or extended from time to time, the “Guaranty”), made by each Guarantor named in the signature pages thereof (each a “Guarantor”), in favor of the Lenders party to the Credit Agreement referred to below and Citibank, N.A., as Administrative Agent (in such capacity, the “Agent”). All capitalized terms used in this Accession Agreement and not otherwise defined herein shall have the meanings assigned to them in either the Guaranty or the Credit Agreement.

Aqua Ventures Holdings Curacao N.V., a Curacao limited liability company (the “Borrower”), the Holdco Guarantors, the financial institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and the Agent are parties to a Credit Agreement dated as of June 18, 2015 (as amended, restated, amended and restated, supplemented, modified, renewed or extended from time to time, the “Credit Agreement”).

The undersigned,                                                [insert name of acceding Guarantor], a                                               [corporation, partnership, limited liability company, etc.], is a Subsidiary of the Borrower and hereby acknowledges for the benefit of the Guaranteed Parties that it shall be a “Guarantor” for all purposes of the Guaranty effective from the date hereof.  The undersigned confirms that the representations and warranties set forth in Section 10 of the Guaranty are true and correct as to the undersigned as of the date hereof.

Without limiting the foregoing, the undersigned hereby agrees to perform all of the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guaranty, including Section 11 and Section 12 thereof, to the same extent and with the same force and effect as if the undersigned were an original signatory thereto.

This Accession Agreement shall constitute a Loan Document under the Credit Agreement.

THIS ACCESSION AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS ACCESSION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has executed this Accession Agreement, as of the date first above written.

[GUARANTOR]

By
Title

Address for Notices:
c/o

Attn.:
Fax No.:
Email:

2

EXHIBIT D

Form of Notice of Borrowing

[DATE]

Citibank, N.A.

as Administrative Agent

Ladies and Gentlemen:

This Notice of Borrowing is executed and delivered by AQUA VENTURES HOLDINGS CURAÇAO N.V., (the “Borrower”) to CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), pursuant to Section 2.02 of the Credit Agreement dated as of June 18, 2015 (as the same may be amended, restated, amended and restated, or modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders from time to time party thereto, and the Administrative Agent. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby requests that the Lenders make a Borrowing pursuant to the Credit Agreement as follows:

1.                                      Principal Amount of the Proposed Borrowing: $                                  .

2.                                      Type of Loan: (check one box only)

☐                                    Base Rate Loan

☐                                    Eurodollar Rate Loan with the following Interest Period: (check one box only)

☐                                    One month

☐                                    Two month

☐                                    Three months

☐                                    Six months

3.                                              Business Day of the Proposed Borrowing:

4.                                              Wire Instructions for Proposed Borrowing:

In connection with the proposed Borrowing requested hereby, the undersigned Responsible Officer on behalf of the Borrower hereby certifies to the Administrative Agent, for the benefit of the Lenders, that:

(a)                                 As of the date of the proposed Borrowing and after giving effect thereto, all of the representations and warranties set forth in the Loan Documents are and will be true and correct in all material respects (or in the case of any representation and warranty subject to a materiality qualifier, true and correct) on and as of the date of such date as though made on and as of such date (after taking into account any amendments to the Schedules and other disclosures made in writing by the Credit Parties to the Administrative Agent and the Lenders and approved by the Administrative Agent and the Majority Lenders);

(b)                                 Both immediately before and after giving effect to the proposed Borrowing and the application of proceeds thereof, no Event of Default or Default has occurred and is continuing;

In the event that any of the certifications provided herein, including the information on the attachment hereto, changes between the date hereof and the date of the proposed Borrowing, the Borrowers shall promptly after becoming aware of such change notify the Administrative Agent in writing.

[signature on next page]

2

AQUA VENTURES HOLDINGS CURAÇAO N.V.

By:
Name:
Title:

3

EXHIBIT E-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 18, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aqua Ventures Holdings Curaçao N.V. (the “Borrower”), AquaVenture Holdings LLC, Seven Seas Water Corporation, AquaVenture Capital Limited, each lender from time to time party thereto, and Citibank, N.A. (the “Administrative Agent”).

Pursuant to the provisions of Section 6.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

1

EXHIBIT E-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 18, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aqua Ventures Holdings Curaçao N.V. (the “Borrower”), AquaVenture Holdings LLC, Seven Seas Water Corporation, AquaVenture Capital Limited, each lender from time to time party thereto, and Citibank, N.A. (the “Administrative Agent”).

Pursuant to the provisions of Section 6.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv)  it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code].

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

2

EXHIBIT E-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 18, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aqua Ventures Holdings Curaçao N.V. (the “Borrower”), AquaVenture Holdings LLC, Seven Seas Water Corporation, AquaVenture Capital Limited, each lender from time to time party thereto, and Citibank, N.A. (the “Administrative Agent”).

Pursuant to the provisions of Section 6.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

3

EXHIBIT E-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 18, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aqua Ventures Holdings Curaçao N.V. (the “Borrower”), AquaVenture Holdings LLC, Seven Seas Water Corporation, AquaVenture Capital Limited, each lender from time to time party thereto, and Citibank, N.A. (the “Administrative Agent”).

Pursuant to the provisions of Section 6.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section

881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

4

SCHEDULE 1

Agent’s Account; Lending Offices; Notices

ADMINISTRATIVE AGENT DETAILS

CITIBANK, N.A.

Operations Contact:

Name: Jerome Cuthbertson

Address:  CITIBANK NA

1615 Brett Road, Building III

NEW CASTLE, DE 19720

Telephone: 302-894-6120

E-mail Address: Origbilateral@citi.com

W-9 Tax id: 13-5266470

MEI: US1L027740

WIRING INSTRUCTIONS:

Bank Name: CITIBANK NA

ABA/Routing No: 021000089

Account Name: SSB

Account No.: 4078-4524

Reference: (Aquaventure Holdings)

LENDING OFFICES

Citibank, N.A.

LENDER NOTICE INFORMATION

CITIBANK, N.A.

Name: David Salpeter

Address:  Citi Credit Opportunities

390 Greenwich Street, 7th Floor

New York, NY 10013

Telephone: 212-723-9577

E-mail Address:  david.salpeter@citi.com

With copies to:

Name: Geoffrey Peck

Address: Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019-9601

Phone: (212) 336-4183

E-mail Address: GPeck@mofo.com

NOTICE INFORMATION FOR THE CREDIT PARTIES

Name: Lee Muller

Address:  Aqua Ventures Holdings Curaçao N.V.

14400 Carlson Circle, Tampa, FL 33626

Phone: (813) 818-4035

Fax:     (813) 855-8631

E-mail Address: LMuller@7seaswater.com

With a copy to:

Name: Mark Burnett

Address: Goodwin Procter LLP

Exchange Place, 53 State Street, Boston, MA 02109

Phone: (617) 570-1031

Fax: (617) 321-4399

E-mail Address: mburnett@goodwinprocter.com

SCHEDULE 2

Commitments

Lender	Delayed Draw Term Loan Commitment	Term A Loan Commitment
Citibank, N.A.	$15,000,000	$20,000,000

SCHEDULE 3

Liens

Liens in favor of The Bank of Nova Scotia on the equity interests of Seven Seas Water (Trinidad) Unlimited and all or substantially all of the assets of Seven Seas Water (Trinidad) Unlimited to secure the obligations under the Credit Agreement, dated as of April 9, 2012 (as amended, restated, amended and restated, or modified or supplemented from time to time), by and among Seven Seas Water (Trinidad) Unlimited, as borrower, AquaVenture Holdings LLC, as guarantor, and The Bank of Nova Scotia, as lender, and all loan documentation related thereto (including, without limitation, the Guarantee of AquaVenture Holdings LLC).

Liens in favor of The Bank of Nova Scotia on the equity interests of Seven Seas Water Corporation (USVI) and all or substantially all of the assets of Seven Seas Water Corporation (USVI) to secure the obligations under the Credit Agreement, dated as of March 27, 2013 (as amended, restated, amended and restated, or modified or supplemented from time to time), by and among Seven Seas Water Corporation (USVI), as borrower, AquaVenture Holdings LLC, as guarantor, Firstbank Puerto Rico, as a lender and The Bank of Nova Scotia, as a lender and as administrative agent for the lenders, and all loan documentation related thereto (including, without limitation, the Guarantee of AquaVenture Holdings LLC).

Liens in favor of Barclays Bank PLC on the equity interests of Biwater (BVI) Holdings Limited and Biwater (BVI) Ltd. and all or substantially all of the assets of Biwater (BVI) Ltd. to secure the obligations under the Facility Agreement, dated as of November 14, 2013 (as amended and restated by the Amendment, Waiver and Consent, dated as of June 11, 2015, and as further amended, restated, amended and restated, or modified or supplemented from time to time), by and among Biwater (BVI) Ltd., as borrower, and Barclays Bank PLC, as lender, arranger, facility agent and security trustee, and all loan documentation related thereto (including, without limitation, the Undertaking).

License with respect to certain intellectual property of AquaVenture Water Corporation to be granted to The Government of the British Virgin Islands pursuant to the Collateral Warranty to be entered into by and among AquaVenture Water Corporation, Biwater (BVI) Ltd. and The Government of the British Virgin Islands.

SCHEDULE 4

Unrestricted Subsidiaries

Quench USA, Inc.

SCHEDULE 5

Litigation

None.

SCHEDULE 6

Capital Structure

Issuer	Holder	Legal Organization	Jurisdiction of Organization	Number of Capital Stock or Membership Interest Owned	% of Capital Stock or Membership Interest owned
AquaVenture Holdings LLC	See LLC Agreement	Limited liability company	Delaware	See LLC Agreement	Parent
Aqua Ventures Holdings Curaçao N.V.	AquaVenture Holdings LLC	Limited liability company	Curaçao	5,000 shares	100%
Seven Seas Water Corporation	AquaVenture Holdings LLC	Corporation	Delaware	100 shares	100%
Quench USA, Inc.	AquaVenture Holdings LLC	Corporation	Delaware	1 share	100%
AquaVenture Capital Limited	Aqua Ventures Holdings Curaçao N.V.	Corporation	British Virgin Islands	1,290,423 shares	100%
AquaVenture Holdings (NL) B.V.	Aqua Ventures Holdings Curaçao N.V.	Limited Liability Company	Netherlands	5,000 shares	100%
Seven Seas Water Spain SLU	Aqua Ventures Holdings Curaçao N.V.	Sociedad Limitada Unipersonal	Spain	1,141,000 shares	100%
AquaVenture Cyprus Holdings Limited	Aqua Ventures Holdings Curaçao N.V.	Limited Liability Company	Cyprus	45,733 shares	100%
Seven Seas Water Corporation (USVI)	AquaVenture Capital Limited	Corporation	US Virgin Islands	10,000 shares	100%
Air-Fin Holding N.V.	AquaVenture Capital Limited	Limited liability company	Curaçao	20,000	100%
Seven Seas Water (Barbados) SRL	AquaVenture Capital Limited	Societies with Restricted Liability	Barbados	25,000	100%
Leeward Water Services Ltd.	AquaVenture Capital Limited	Limited Liability Company	Turks and Caicos	50,000 shares	100%
TCLAG Ltd	AquaVenture Capital Limited	Limited Liability Company	Turks and Caicos	5 Shares	80%

	Rodney Propps			1 Share	20%

AquaVenture Water Corporation	AquaVenture Capital Limited	Business Company	British Virgin Islands	50,000 shares	100%
Seven Seas Water Bahamas Ltd	AquaVenture Capital Limited	Limited Liability company	The Bahamas	1 share	100%
Air-Fin Holding Sint Maarten N.V.	Air-Fin Holding N.V.	Limited liability company	Sint Maarten	20,000 shares	100%
Seven Seas Water (Trinidad) Unlimited	Seven Seas Water (Barbados) SRL	Unlimited Corporation	Trinidad and Tobago	1001 shares	100%
5th Avenue Holdings Ltd	TCLAG Ltd	Limited company	Turks and Caicos	50,000 shares	100%
Presidential Holdings Ltd	TCLAG Ltd	Limited Liability Company	Turks and Caicos	50,000 shares	100%
Biwater (BVI) Holdings Limited	AquaVenture Water Corporation	Corporation	England and Wales	1,620 shares	100%
Biwater (BVI) Ltd.	Biwater (BVI) Holdings Limited	Company incorporated under the BVI Business Companies Act, 2014	British Virgin Islands	1,120	100%
Matrix EB Limited	Seven Seas Water Bahamas Ltd	Corporation	The Bahamas	1 share	100%
Seven Seas Water Chile SpA	Inversiones de Aguas Chile Limitada	Corporation	Chile	5,700,000 Series A Preferred shares	95%

	Hydro Quality Tratamiento de Aguas Limitada			300,000 Common shares	5%
IDA Chile Limitada	Seven Seas Water Spain SLU	Limited Liability Company	Chile	4,995,000 pesos	99.9%

	Felipe Bahamondez			5,000 pesos	0.1%
Seven Seas Water Peru S.A.C.	Seven Seas Water Spain SLU	Closely Held Corporation	Peru	1,000	100%
Seven Seas Water Mexico S. de RL de CV	Seven Seas Water Spain SLU	Limited Liability Company	Mexico	2,990 pesos	99.67%
	Air-Fin Holding NV			10 pesos	0.33%

SCHEDULE 7

Liabilities

Fees and expenses of the Parent Guarantor and the Restricted Subsidiaries incurred in connection with the Acquisition.

Costs and expenses of the Parent Guarantor and the Restricted Subsidiaries in connection with an IPO.

SCHEDULE 8

Indebtedness

Obligations of Seven Seas Water (Trinidad) Unlimited and AquaVenture Holdings LLC under the Credit Agreement, dated as of April 9, 2012 (as amended, restated, amended and restated, or modified or supplemented from time to time), by and among Seven Seas Water (Trinidad) Unlimited, as borrower, AquaVenture Holdings LLC, as guarantor, and The Bank of Nova Scotia, as lender, and all loan documentation related thereto (including, without limitation, the Guarantee of the AquaVenture Holdings, LLC). As of May 31st, 2015, the outstanding loan amount is $22,857.

Obligations of Seven Seas Water Corporation (USVI) and AquaVenture Holdings LLC under the Credit Agreement, dated as of March 27, 2013 (as amended, restated, amended and restated, or modified or supplemented from time to time), by and among Seven Seas Water Corporation (USVI), as borrower, AquaVenture Holdings LLC, as guarantor, Firstbank Puerto Rico, as a lender and The Bank of Nova Scotia, as a lender and as administrative agent for the lenders, and all loan documentation related thereto (including, without limitation, the Guarantee of the AquaVenture Holdings, LLC).  As of May 31st, 2015, the outstanding loan amount is $19,523.

Obligations of Biwater (BVI) Ltd. under the Facility Agreement, dated as of November 14, 2013 (as amended and restated by the Amendment, Waiver and Consent, dated as of June 11, 2015 and as further amended, restated, amended and restated, or modified or supplemented from time to time), by and among Biwater (BVI) Ltd., as borrower, and Barclays Bank PLC, as lender, arranger, facility agent and security trustee, and all loan documentation related thereto (including, without limitation, the Undertaking by Aqua Venture Holdings Curaçao N.V.). As of May 31st, 2015, the outstanding loan amount is $40,831.

SCHEDULE 9

Burdensome Agreements

Customary provisions restricting the creation of Liens on assets of, and certain distributions by, Seven Seas Water (Trinidad) Unlimited as specified in Sections 5.1(e) and 5.1(g) of the Credit Agreement, dated as of April 9, 2012 (as amended, restated, amended and restated, or modified or supplemented from time to time), by and among Seven Seas Water (Trinidad) Unlimited, as borrower, AquaVenture Holdings LLC, as guarantor, and The Bank of Nova Scotia, as lender.

Customary provisions restricting the creation of Liens on assets of, and certain distributions by, Seven Seas Water Corporation (USVI) as specified in Sections 5.1(e) and 5.1(g) of the Credit Agreement, dated as of March 27, 2013 (as amended, restated, amended and restated, or modified or supplemented from time to time), by and among Seven Seas Water Corporation (USVI), as borrower, AquaVenture Holdings LLC, as guarantor, Firstbank Puerto Rico, as a lender and The Bank of Nova Scotia, as a lender and as administrative agent for the lenders.

Customary provisions restricting the creation of Liens on assets of, and certain distributions by, Biwater (BVI) Ltd. as specified in Sections 17.4 and 18.2 of the Facility Agreement, dated as of November 14, 2013 (as amended by the Amendment, Waiver and Consent, dated as of June 11, 2015 and as further amended, restated, amended and restated, or modified or supplemented from time to time), by and among Biwater (BVI) Ltd., as borrower, and Barclays Bank PLC, as lender, arranger, facility agent and security trustee.

SCHEDULE 10

Equity Holders

See attached.

AVH LLC Cap Table: April 30, 2015 DRAFT

COMPANY CONFIDENTIAL

Stockholder	Outstanding Class A-1 Shares	Outstanding Class A-2 Shares	Outstanding Class A-3 Shares	Outstanding Class A-4 Shares	Class B Shares	Class B Profits Interests	Class Q Shares	Outstanding Ordinary Common Shares	Outstanding Incentive Common Shares	Total Outstanding Shares	Options for Ordinary Incentive Common Shares*	Common Shares available under AVH Equity Incentive Plan	Class B Shares available under AVH Equity Incentive Plan	Warrants for Ordinary Common Shares*	Total Shares Fully Diluted	% Ownership Total Shares Fully Diluted	MIP Shares (non voting)
Quench Holdings LLC					2,829,393		29,036,947			31,866,340					31,866,340	28.94%	
Element, L.P. (DFJ Element, LP)	3,000,000	2,310,000	3,721,976	400,000	1,399,436			414,000	-	11,327,412	-				11,327,412	10.33%	
Element Intrafund, L.P. (DFJ Element Intrafund, LP)	83,417	62,363	100,802	10,834	37,902			16,683	-	312,201	-				312,201	0.29%	
JABE, LLC	44,917	33,487	54,279	3,333	20,409			8,683	-	165,108	-				165,108	0.16%	
Element Partners II L.P.	3,093,803	2,321,833	773,951	3,658,623	3,729,030			619,141		14,199,223	-				14,199,223	13.22%	
Element Partners II Intrafund, L.P.	47,144	33,218	11,706	86,172	36,799			9,429		246,688	-				246,688	0.23%	
Element Partners II-A					707,309					707,309	-				707,309	0.66%	
Douglas R. Brown[1]	1,355,000	1,137,750	131,250	923,000		1,300,000		242,500	330,000	4,019,500	-				4,019,500	3.66%	
Douglas Brown 2012 Irrevocable Trust			300,000					300,000	1,200,000	1,800,000					1,800,000	1.69%	
DRB Pure Water Solutions LLC	-	-	-	800,000						800,000	-				800,000	0.75%	
DRB Pure Water Solutions II LLC	102,500	76,875	25,625					20,500		225,500	-				225,500	0.21%	
DRB Pure Water Solutions IV					153,607					153,607					153,607	0.14%	
Frances I. Brown	357,500	261,000	100,000	170,000					270,000	1,158,500	-				1,158,500	1.09%	2,000,000
Virgin Green Fund I, L.P.	514,210	1,885,664	1,109,313	1,579,961				102,546	-	5,191,900	-				5,191,900	4.88%	
Virgin Group Holdings Limited					2,021,140					2,021,140	-				2,021,140	1.90%	
Cyril L. Medina (Adwest Minerva)	41,738	31,304	10,435	20,490	11,882			8,348		124,197	-				124,197	0.12%	
David Ader (Adwest Minerva)					633					633					633	0.00%	
Ouspenie Private Equity Fund Limited Partnership II	253,714	1,030,047	667,323	911,309	440,613			50,740	-	3,373,214	-				3,373,214	3.17%	
Ouspenie Private Equity Fund Limited Partnership II-A Blocker LL	3,677	17,975	11,609	14,139	7,123			703	-	37,238	-				37,238	0.03%	
Venture Capital Fund, Inc. (Adwest Minerva)	236,458	177,344	59,115					47,291	-	520,208	-				520,208	0.49%	
Brooke Private Equity Advisors Fund I-A, L.P.	-	100,000	28,100	79,976				-	-	208,336	-				208,336	0.20%	
Brooke Private Equity Advisors Fund I (D), L.P.	-	25,000	7,085	19,993				-	-	52,080	-				52,080	0.05%	
T. Rowe Price Small-Cap Value Fund, Inc.	248,079	186,060	42,020	1,230,000	954,022			49,616		2,349,797	-				2,349,797	2.38%	
T. Rowe Price US Equities Trust					2,796					2,796					2,796	0.00%	
T. Rowe Price Small-Cap Value Equity Trust					33,733					33,733					33,733	0.03%	
North Sky Direct Fund IV (formerly Piper Jaffray)	83,333	62,500	20,833					-	-	166,666	-			-	166,666	0.16%	
Core Alpha Private Equity Partners III, LP					1,414,799					1,414,799					1,414,799	1.33%	
WP Global Food Water & Agriculture Fund (Cayman) LP					1,513,836					1,513,836					1,513,836	1.42%	
WP Natural Resources Co-Investment Fund					406,342					406,342					406,342	0.37%	
Evergreen Investors					3,033					3,033					3,033	0.00%	
Simon F. O'Leary (Atlas)					503,283					503,283					503,283	0.47%	
Hugh Evans (BOD)					202,114					202,114					202,114	0.19%	
Paul Hanrahan (BOD)						15,000			50,000	65,000					65,000	0.06%	
Brian O'Neill (BOD)						20,000			35,000	55,000					55,000	0.05%	
Richard Riley (BOD)						35,000				35,000					35,000	0.03%	
Jeffrey Louis[2]	-	25,000	15,000	30,000		136,000		-	475,000	681,000	-				681,000	0.64%	
Chad Schafer						23,777				23,777					23,777	0.02%	
																	40,000
Lee Muller						720,000			240,000	960,000					960,000	0.92%	40,000
John Curtis[3]	200,000	125,000	100,000	42,000				40,000	900,000	1,407,000	-				1,407,000	1.37%	
Brian Hession	-	15,000	15,000	41,000				-	400,000	471,000	-				471,000	0.43%	
Mario Mirabile	12,500	12,500	12,500	2,100				-	670,000	709,600	-			-	709,600	0.67%	720,000
Thomas O'Brien	-	-	-	30,000				-	400,000	430,000	-				430,000	0.40%	
Ash Fang									200,000	200,000					200,000	0.19%	
																	300,000
Santiago Avila									30,000	30,000					30,000	0.03%	1,100,000
Charlie Baldovino									200,000	200,000					200,000	0.19%	700,000
Frederick Hung[4]	-	14,000	-			31,533		31,690	200,000	297,243	-				297,243	0.28%	760,000
Brad Lewis						25,777				25,777	100,000				125,777	0.12%	400,000
Allan Pott	-	12,500	12,500	50,000				-	200,000	275,000	-				275,000	0.26%	300,000
Richard Whiting									30,000	30,000					30,000	0.03%	
																	35,000
Richard Lewis	-	-	-					-	-	-	30,000				30,000	0.03%	230,000
Herman Bolz	-	-	-					-	-	-	24,000				24,000	0.02%	226,000
																	125,000
Tony Burgess						1,300,000				1,300,000					1,300,000	1.46%	226,000
Thomas Breslin						360,000				360,000					360,000	0.34%	50,000
Todd Peterson						360,000				360,000					360,000	0.34%	
Chris Turner						210,000				210,000					210,000	0.20%	
John Whalen						210,000				210,000					210,000	0.20%	
Frank DiGiambattista						102,000				102,000					102,000	0.10%	
Robert A. Bergstrom, Jr.[5]	-	-	-	2,774				521,424	232,500	756,698	-				756,698	0.71%	
Robert A. Bergstrom, Sr. Trust	-	-	-					8,000	-	8,000	-				8,000	0.01%	
John Bly	-	-	-					20,000	-	20,000	-				20,000	0.02%	
Waukesha State Bank as Trustee of the Lloyd J. Dickinson IRA	15,000	30,900	30,470	70,909				56,112	-	233,637	-			-	233,637	0.22%	
David A. Ericson	-	-	-					20,000	-	20,000	-				20,000	0.02%	
Ted Fuller	-	-	200,000	124,392				-	-	324,392	-				324,392	0.31%	
David J. Holleman	-	24,978	4,000	5,000				24,000	-	57,978	-				57,978	0.05%	
David Jackson	-	-	-					20,000	-	20,000	-				20,000	0.02%	
Lee M. Jacobsohn	-	62,445	10,000	82,507	2,800			60,000	-	214,912	-				214,912	0.20%

Incentive available under available under Ordinary 400,000 AVH LLC Cap Table: April 30, 2015 DRAFT COMPANY CONFIDENTIAL StockholderOutstanding Outstanding Outstanding Outstanding Outstanding OutstandingClass BOrdinaryIncentive Class A-1 Class A-2Class A-3Class A-4Class BProfitsClass QCommonCommon SharesSharesSharesSharesSharesinterestsSharesSharesShares Total Outstanding Shares Options forCommon OrdinarySharesClass B Shares Warrants for CommonAVH Equity AVH EquityCommon Shares*Incentive Plan Incentive Plan Shares* % Ownership Total SharesTotal Shares Fully DilutedFully Diluted w MIP Shares (non voting) Quench Holdings LLC 2,829,598 29,036,947 Element, L.P. (DFJ Element, LP) 3,080,000 2,310,000 3,721,956 400,000 1,399,456 616,000 - Element Intrafund, L.P. (DFJ Element Intrafund, LP) 83,417 62,563 100,802 10,834 37,902 16,683 - JABE, LLC 44,917 33,687 54,279 5,833 20,409 8,983 - Element Partners II L.P. 3,095,805 2,321,853 773,951 5,658,623 3,729,830 619,161 Element Partners II Intrafund, L.P. 47,144 35,358 11,786 86,172 56,799 9,429 Element Partners II-A 707,399 Douglas R. Brown 1 1,555,000 1,137,750 131,250 923,000 1,500,000 242,500 530,000 Douglas Brown 2012 Irrevocable Trust 300,000 300,000 1,200,000 DRB Pure Water Solutions LLC - - - 800,000 DRB Pure Water Solutions II LLC 102,500 76,875 25,625 20,500 DRB Pure Water Solutions IV 153,607 Frances S. Brown 357,500 261,000 100,000 170,000 270,000 Virgin Green Fund I, L.P.514,218 1,885,6641,109,3131,579,861102,844-Virgin Group Holdings Limited2,021,141 Cyril L. Meduna (Advent Morrow) 41,738 31,304 10,435 20,690 13,882 8,348 David Ashe (Advent Morrow) 683 Guayacán Private Equity Fund Limited Partnership II 253,714 1,050,067 667,323 911,809 441,618 50,743 - Guayacán Private Equity Fund Limited Partnership II-A Blocker LL 3,677 17,975 11,609 16,139 7,123 735 - Venture Capital Fund, Inc. (Advent Morrow) 236,458 177,344 59,115 47,291 - Brooke Private Equity Advisors Fund I-A, L.P.-100,00028,38079,976--Brooke Private Equity Advisors Fund I (D), L.P.-25,0007,09519,993--T. Rowe Price Small-Cap Value Fund, Inc. 248,079 186,060 62,020 1,250,000 954,022 49,616 T. Rowe Price US Equities Trust 2,796 T. Rowe Price Small-Cap Value Equity Trust 53,753 North Sky Direct Fund IV (formerly Piper Jaffray) 83,333 62,500 20,833 - - Core Alpha Private Equity Partners III, LP 1,414,799 WP Global Food Water & Agriculture Fund (Cayman) LP 1,515,856 WP Natural Resources Co-Investment Fund 606,342 Evergreen Investors 5,053 Simon P. O'Leary (Atlas) 505,285 Hugh Evans (BOD) 202,114 Paul Hanrahan (BOD) 15,000 50,000 Brian O'Neill (BOD) 20,000 35,000 Richard Riley (BOD) 35,000 Jeffrey Lentz 5 - 25,000 15,000 30,000 156,000 - 455,000 Chad Schafer 25,777 Lee Muller 720,000 260,000 John Curtis 2 200,000 125,000 100,000 42,000 40,000 950,000 Brian Hernon - 15,000 15,000 41,000 - 600,000 Mario Mondo 12,500 12,500 12,500 2,100 - 670,000 Thomas O'Brien - - - 30,000 - 400,000 Ark Pang 200,000 Santiago Arcila 30,000 Claudio Baldovino 200,000 Frederick Hung 4 - 14,000 - 51,553 31,690 200,000 Brad Lewis 25,777 Allan Pott - 12,500 12,500 50,000 - 200,000 Richard Whiting 50,000 Richard Lewis-----Herman Behr-----Tony Ibarguen 1,500,000 Thomas Breslin 360,000 Todd Peterson 360,000 Chris Turano 210,000 John Whalen 210,000 Frank DiGiambattista 102,000 Robert A. Bergstrom, Jr. 3 - - - 2,774 523,424 232,500 Robert A. Bergstrom, Sr. Trust - - - 8,000 - John Bly - - - 20,000 - Waukesha State Bank as Trustee of the Lloyd J. Dickinson IRA 15,000 50,988 58,478 70,989 38,182 - David A. Ericson - - - 20,000 - Ted Fuller - - 200,000 124,592 - - David S. Hellerman - 24,978 4,000 5,000 24,000 - David Jackson - - - 20,000 - Lee M. Jacobsohn - 62,445 10,000 82,507 2,000 60,000 - 31,866,545 11,527,412 312,201 168,108 16,199,223 246,688 707,399 6,019,500 1,800,000 800,000 225,500 153,607 1,158,500 5,191,900 2,021,141 126,397 683 3,375,274 57,258 520,208 208,356 52,088 2,749,797 2,796 53,753 166,666 1,414,799 1,515,856 606,342 5,053 505,285 202,114 65,000 55,000 35,000 681,000 25,777 980,000 1,457,000 671,000 709,600 430,000 200,000 30,000 200,000 297,243 25,777 275,000 50,000 - - 1,500,000 360,000 360,000 210,000 210,000 102,000 758,698 8,000 20,000 233,637 20,000 324,592 57,978 20,000 216,952 - - - - - - - - - - - - - - - - - - - --- - - --- - 100,000 - 50,000 24,000 - - - --- - - - - 31,866,545 11,527,412 312,201 168,108 16,199,223 246,688 707,399 6,019,500 1,800,000 800,000 225,500 153,607 1,158,500 5,191,900 2,021,141 126,397 683 3,375,274 57,258 520,208 208,356 52,088 2,749,797 2,796 53,753 166,666 1,414,799 1,515,856 606,342 5,053 505,285 202,114 65,000 55,000 35,000 681,000 25,777 980,000 1,457,000 671,000 709,600 430,000 200,000 30,000 200,000 297,243 125,777 275,000 50,000 50,000 24,000 1,500,000 360,000 360,000 210,000 210,000 102,000 758,698 8,000 20,000 233,637 20,000 324,592 57,978 20,000 216,952 29.94% 10.83% 0.29% 0.16% 15.22% 0.23% 0.66% 5.66% 1.69% 0.75% 0.21% 0.14% 1.09% 4.88% 1.90% 0.12% 0.00% 3.17% 0.05% 0.49% 0.20% 0.05% 2.58% 0.00% 0.05% 0.16% 1.33% 1.42% 0.57% 0.00% 0.47% 0.19% 0.06% 0.05% 0.03% 0.64% 0.02% 0.92% 1.37% 0.63% 0.67% 0.40% 0.19% 0.03% 0.19% 0.28% 0.12% 0.26% 0.05% 0.05% 0.02% 1.41% 0.34% 0.34% 0.20% 0.20% 0.10% 0.71% 0.01% 0.02% 0.22% 0.02% 0.31% 0.05% 0.02% 0.20% 2,000,000 60,000 40,000 520,000 300,000 1,100,000 700,000 760,000 300,000 35,000 230,000 226,000 125,000 226,000 50,000

AVH LLC Cap Table: April 30, 2015 DRAFT

COMPANY CONFIDENTIAL

Stockholder	Outstanding Class A-1 Shares	Outstanding Class A-2 Shares	Outstanding Class A-3 Shares	Outstanding Class A-4 Shares	Class B Shares	Class B Profits Interests	Class Q Shares	Outstanding Ordinary Common Shares	Outstanding Incentive Common Shares	Total Outstanding Shares	Options for Ordinary Incentive Common Shares*	Common Shares available under AVH Equity Incentive Plan	Class B Shares available under AVH Equity Incentive Plan	Warrants for Ordinary Common Shares*	Total Shares Fully Diluted	% Ownership Total Shares Fully Diluted	MIP Shares (non voting)
Dan E. Morrow	-	-	-	2,774				8,000	-	10,774	-				10,774	0.01%	
Neil Price	-	353,839	-					339,984	-	693,823	-				693,823	0.65%	
Michael J. Thurston	-	5,000	-					20,000	-	25,000	-				25,000	0.02%	
										-							
Charles Baily	-	-	-					-	-	-	18,000				18,000	0.02%	
Armando Ballado	-	-	-					-	-	-	33,000				33,000	0.03%	
Elroy Baltimore	-	-	-					-	-	-	12,000				12,000	0.01%	
Andrew Bamban	-	-	-					-	-	-	30,000				30,000	0.03%	
Gloria Bessalie									-	-	3,000				3,000	0.00%	
Eric Bergdorff	26,833	11,625	3,208					4,167	-	45,833	30,000				75,833	0.07%	
Shawn Brown										-	20,000				20,000	0.02%	
Lester Bryan										-	13,000				13,000	0.01%	
Paul Campanile	-	-	-					-	-	-	60,000				60,000	0.06%	
Jorge Castillo										-	17,500				17,500	0.02%	
Roger Danville	-	-	-					-	-	-	20,000				20,000	0.02%	
Krista Day	-	-	-					-	-	-	8,000				8,000	0.01%	50,000
Keith Downes	-	-	-					-	-	-	12,500				12,500	0.01%	
Clarissa Emerton										-	3,000				3,000	0.00%	
Magdalena Kasi										-	10,000				10,000	0.01%	
Jeffrey Goldsmith										-	13,000				13,000	0.01%	
Kelly Graves	-	-	-					-	-	-	45,000				45,000	0.04%	
David Hamilton	-	-	-					-	-	-	20,000				20,000	0.02%	
Amber Riley Headrick	-	-	-					-	-	-	7,500				7,500	0.01%	
Thomas Hughes										-	22,500				22,500	0.02%	
Stacey Hinks										-	1,500				1,500	0.00%	
Benjamin Jain										-	20,000				20,000	0.02%	
Majed Kawas						10,311				10,311					10,311	0.01%	75,000
Dale Karvitz										-	3,000				3,000	0.00%	
Kim Lawrence	-	-	-					-	-	-	60,000				60,000	0.06%	
Amber Mullins										-	4,000				4,000	0.01%	
Ike Nunn										-	2,000				2,000	0.00%	
Jose Ortiz	-	-	-					-	-	-	37,500				37,500	0.04%	
John Peterson										-	1,500				1,500	0.00%	
John Puig										-	10,000				10,000	0.01%	
Denise Quigley						20,621				20,621					20,621	0.02%	100,000
Tammi Reinhardt	-	-	-					-	-	-	3,000				3,000	0.00%	
Franklyn Richards	-	-	-		20,211			-	-	20,211	50,000				70,211	0.07%	
Connie Ridgway	-	-	-					-	-	-	20,000				20,000	0.02%	50,000
Brent Rigby	-	-	-					-	-	-	3,000				3,000	0.00%	
Sam Roe	-	-	-					-	-	-	20,000				20,000	0.02%	
Jon Russell	-	-	-					-	-	-	33,000				33,000	0.03%	
Judy Santos										-	12,500				12,500	0.01%	
Jay Swaminathan										-	14,000				14,000	0.01%	50,000
Bill Sheridan	-	-	-					-	-	-	130,000				130,000	0.12%	
Roger Stapleton	-	-	-					-	-	-	20,000				20,000	0.02%	
David Sherman	-	-	-					-	-	-	45,000				45,000	0.04%	
Dean Stembridge	-	-	-					-	-	-	33,000				33,000	0.03%	
Robert Dixon	-	-	-					-	-	-	17,500				17,500	0.02%	
Brian Street	-	-	-					-	-	-	12,000				12,000	0.01%	
David Matt Tenpenny	-	-	-					-	-	-	20,000				20,000	0.02%	200,000
Lauren Thomas	-	-	-					-	-	-	20,000				20,000	0.02%	
Stephen Trent										-	3,000				3,000	0.00%	
Marci Wasserman	-	-	-					-	-	-	11,000				11,000	0.01%	
Tim Williams	4,167	3,125	1,042					833	-	9,167	100,000				109,167	0.10%	
Catherine Wilson										-	13,000				13,000	0.01%	
Peter Wirsch										-	10,000				10,000	0.01%	
Mike Boesgaard	-	-	-	41,667				84,688	-	126,355	-				126,355	0.12%	
Bryan Bristow	-	5,000	-					-	165,625	170,625	-				170,625	0.16%	
Larry Brock	-	-	-					11,625	-	11,625	-				11,625	0.01%	150,000
Robert Dixon*									936,250	936,250	-				936,250	0.88%	
Kevin Eggan	-	-	-					12,625	-	12,625	-				12,625	0.01%	
Barbara Fullerworth	-	-	-					-	-	-	13,500				13,500	0.01%	
Ian Fox	-	-	-					-	93,750	93,750					93,750	0.09%	
Jose Luna	-	-	-					30,000	-	30,000	-				30,000	0.03%	
Shawn Meyers Steele	-	-	70,500	41,667				-	368,750	480,917	-				480,917	0.45%	
Scott O'Connor	-	-	-					40,625	-	40,625	-				40,625	0.04%	
Kristina Pedersen (Weber)	-	-	-					4,688	-	4,688	-				4,688	0.00%	
Tim Switzer	-	-	-					2,300	-	2,300	-				2,300	0.00%	
John Danffie									31,250	31,250					31,250	0.03%	
Michael Van Buskirk	-	-	-					-	-	-	25,000				25,000	0.02%	
Trent Weber	-	-	-					-	240,313	240,313	-				240,313	0.23%	
Orix	-	-	-					-	-	-				60,635	60,635	0.06%	
Equity Plans (unallocated pool)	-	-	-					-	-	-		700,625	477,961		1,384,586	1.30%	
Total COMPANY	18,000,000	18,500,000	7,700,000	12,500,000	16,701,670	5,322,839	19,814,947	1,407,864	8,393,430	[illegible]	1,368,000	700,625	477,961	60,635	106,435,187	100.00%	18,750

Incentive available under available under Ordinary 50,000 75,000 100,000 50,000 50,000 200,000 150,000 18,750 AVH LLC Cap Table: April 30, 2015 DRAFT COMPANY CONFIDENTIAL StockholderOutstanding Outstanding Outstanding Outstanding Outstanding OutstandingClass BOrdinaryIncentive Class A-1 Class A-2Class A-3Class A-4Class BProfitsClass QCommonCommon SharesSharesSharesSharesSharesinterestsSharesSharesShares Total Outstanding Shares Options forCommon OrdinarySharesClass B Shares Warrants for CommonAVH Equity AVH EquityCommon Shares*Incentive Plan Incentive Plan Shares* % Ownership Total SharesTotal Shares Fully DilutedFully Diluted w MIP Shares (non voting) Don S. Morrow - - - 2,774 8,000 - Neil Prior - 353,839 - 339,984 - Michael J. Thorton - 5,000 - 20,000 - Sharlon Baily - - - - - Armando Ballado - - - - - Elroy Baltimore - - - - - Andrew Baraban - - - - - Gloria Berendse Eric Borgdorff 20,833 15,625 5,208 4,167 - Shawn Brown Lester Bryan Paul Campanile - - - - - Jorge Castillo Roger Darville - - - - - Kenda Day - - - - - Keith Downer - - - - - Shauna Emerton Magdelina Enei Jeffrey Goldsmith Kelly Grieves - - - - - David Hamilton - - - - - Andre Riley Headrick - - - - - Thomas Hughes Nancy Hunka Runjain Jain Maged Kasem 10,311 Dale Karvitz Kim Leasure - - - - - Amber Mullins Iris Nunn Jose Ortiz - - - - - John Peterson John Puig Denise Quigley 20,621 Tammi Reinhardt - - - - - Franklyn Richards - - - 20,211 - - Connie Ridgway - - - - - Irent Rigby - - - - - Sam Roe - - - - - Jon Russell - - - - - Judy Santos Say Sengsouvanna Bill Sheahan - - - - - Roger Stapleton - - - - - David Starman - - - - - Dann Stembridge - - - - - Robert Stroz - - - - - Brian Stuart - - - - - David Matt Tanguay - - - - - Lauren Thomas - - - - - Stephen Twait Marci Wasserman - - - - - Tom Williams 4,167 3,125 1,042 833 - Catherine Wilson Peter Wrench Miles Beamguard - - - 41,667 84,688 - Bryan Brister - 5,000 - - 165,625 Larry Brock - - - 11,625 - Robert Dixon6 956,250 Kevin Eggan - - - 12,625 - Barbara Falkenrath - - - - - Ian Fox - - - - 93,750 Jose Luna - - - 50,000 - Shawn Meyer-Steele - - 70,500 41,667 - 368,750 Scott O'Connor - - - 40,625 - Kristina Pinkerton (Vickers) - - - 4,688 - Tim Switzer - - - 2,500 - John Stauffer 31,250 Michael Van Buskirk - - - - - Trent Weber - - - - 245,313 Orix - - - - - Equity Plans (unallocated pool) - - - - - 10,774 693,823 25,000 - - - - - - 45,833 - - - - - - - - - - - - - - - - 10,311 - - - - - - - 20,621 - 20,211 - - - - - - - - - - - - - - - - 9,167 - - 126,355 170,625 11,625 956,250 12,625 - 93,750 50,000 480,917 40,625 4,688 2,500 31,250 - 245,313 - - - - - 18,000 33,000 12,000 30,000 3,000 30,000 20,000 15,000 60,000 17,500 20,000 8,000 12,500 3,000 10,000 15,000 45,000 20,000 7,500 22,500 1,500 20,000 5,000 60,000 6,000 2,000 37,500 1,500 10,000 5,000 50,000 20,000 5,000 20,000 33,000 12,500 14,000 130,000 20,000 45,000 33,000 17,500 12,000 20,000 28,000 3,000 11,000 100,000 13,000 10,000 - - - - - 13,500 - - - - - 25,000 - 60,635 708,625677,961 10,774 693,823 25,000 18,000 33,000 12,000 30,000 3,000 75,833 20,000 15,000 60,000 17,500 20,000 8,000 12,500 3,000 10,000 15,000 45,000 20,000 7,500 22,500 1,500 20,000 10,311 5,000 60,000 6,000 2,000 37,500 1,500 10,000 20,621 5,000 70,211 20,000 5,000 20,000 33,000 12,500 14,000 130,000 20,000 45,000 33,000 17,500 12,000 20,000 28,000 3,000 11,000 109,167 13,000 10,000 126,355 170,625 11,625 956,250 12,625 13,500 93,750 50,000 480,917 40,625 4,688 2,500 31,250 25,000 245,313 60,635 1,386,586 0.01% 0.65% 0.02% 0.02% 0.03% 0.01% 0.03% 0.00% 0.07% 0.02% 0.01% 0.06% 0.02% 0.02% 0.01% 0.01% 0.00% 0.01% 0.01% 0.04% 0.02% 0.01% 0.02% 0.00% 0.02% 0.01% 0.00% 0.06% 0.01% 0.00% 0.04% 0.00% 0.01% 0.02% 0.00% 0.07% 0.02% 0.00% 0.02% 0.03% 0.01% 0.01% 0.12% 0.02% 0.04% 0.03% 0.02% 0.01% 0.02% 0.03% 0.00% 0.01% 0.10% 0.01% 0.01% 0.12% 0.16% 0.01% 0.90% 0.01% 0.01% 0.09% 0.05% 0.45% 0.04% 0.00% 0.00% 0.03% 0.02% 0.23% 0.06% 1.30% Total COMPANY10,000,000 10,500,0007,700,00012,500,000 16,701,6785,322,039 29,036,9473,457,8648,393,438 103,611,9661,360,000708,625677,96160,635 106,419,187100.00%

 134,250 7,900,000 Notes: Various classes of shares have different rights to distributions or proceeds in a Sale Event, an IPO or a dissolution (See LLC Agreement). Excludes 75,000 Class B Profits interests Shares and 175,000 Options to purchase Class B shares approved on May 5, 2015 and Excludes issuance of 278,415 Class B shares in May 18, 2015 pursuant to preemptive rights election.